Exhibit 4.145
TWELFTH AMENDMENT TO
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This Twelfth Amendment to Sixth Amended and Restated Credit Agreement (this “Twelfth Amendment”) is made as of June 17, 2024 by and among Credit Acceptance Corporation, a Michigan corporation (the “Company”), Comerica Bank and the other banks signatory hereto (individually, a “Bank” and collectively, the “Banks”) and Comerica Bank, as administrative agent for the Banks (in such capacity, “Agent”).

RECITALS

A.    The Company, Agent and the banks party thereto entered into that certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014 (as amended by that certain First Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 11, 2015, that certain Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 15, 2016, that certain Third Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement, dated as of June 28, 2017, that certain Fourth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 27, 2018, that certain Fifth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 24, 2019, that certain Sixth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 30, 2020, that certain Seventh Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of December 15, 2020, that certain Eighth Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of October 6, 2021, that certain Ninth Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement dated as of June 22, 2022, that certain Tenth Amendment to Sixth Amended and Restated Credit Agreement dated as of May 3, 2023, that certain Eleventh Amendment to Sixth Amended and Restated Credit Agreement dated as of June 22, 2023, and as further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”) under which the banks party thereto renewed and extended (or committed to extend) credit to the Company, as set forth therein.

B.    The Company has requested that Agent and the Banks agree to the amendments to the Credit Agreement contained herein and Agent and the undersigned Banks are willing to do so, but only on the terms and conditions set forth in this Twelfth Amendment.

NOW, THEREFORE, Company, Agent and the Banks party hereto agree:

1.The Credit Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (b) to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Attachment 1 hereto and made a part hereof for all purposes.

2.    Replacement Schedule 1.1 attached to this Twelfth Amendment as Attachment 2 shall amend, restate and replace in its entirety existing Schedule 1.1 to the Credit Agreement.

3.    On the Twelfth Amendment Effective Date, all outstanding BSBY Rate Advances (as defined in the Credit Agreement immediately prior to the effectiveness of this Twelfth Amendment) will be replaced by Term SOFR Advances. In connection therewith, each affected Bank waives all related breakage and similar fees otherwise due under the Credit Agreement with respect to such conversion and approves any stub interest periods implemented by the Agent in connection with such conversion.

4.    This Twelfth Amendment shall become effective according to the terms and as of the date hereof (the “Twelfth Amendment Effective Date”), upon satisfaction of the following conditions:

(a)    receipt by the Agent of .pdf copies of counterpart originals of:

(i)    this Twelfth Amendment, duly executed and delivered by the Company and the Banks;

(ii)    a Reaffirmation of Loan Documents duly executed and delivered by the Company and each of the Guarantors;

(iii)    a certificate from the secretary (or other authorized officer) of Company and each Guarantor certifying: (A) as to the adoption of authorizing resolutions in connection with this Twelfth Amendment and the Reaffirmation of Loan Documents and attaching true and correct copies thereof, (B) that no consents or authorizations of any third parties are required in connection therewith, and (C) that either there have been no changes to the organizational documents of such party previously delivered to Agent or that true and accurate copies of organizational documents are being provided to Agent with such certificate; and

(b)    Company shall have paid to Agent and the applicable Banks all interest, fees and other amounts, if any, due and owing to the Agent and such Banks as of the Twelfth Amendment Effective Date.

5.    Company hereby certifies that (a) all necessary actions have been taken by the Company to authorize execution and delivery of this Twelfth Amendment and (b) after giving effect to this Twelfth Amendment, no Default or Event of Default has occurred and is continuing on the effective date of the Twelfth Amendment.

6.    The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.19, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, except to the extent such representations and warranties speak only as of a specific date.

7.    Except as specifically set forth above, this Twelfth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

8.    Unless otherwise defined to the contrary herein, all capitalized terms used in this Twelfth Amendment shall have the meaning set forth in the Credit Agreement.

9.    This Twelfth Amendment may be executed in counterparts in accordance with Section 13.10 of the Credit Agreement.

10.    This Twelfth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

[Signatures Follow on Succeeding Pages]

WITNESS the due execution hereof as of the day and year first above written.

CREDIT ACCEPTANCE CORPORATION

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Chief Treasury Officer

COMERICA BANK, as Administrative Agent and a Bank

By: /s/ Minh Huong
Name: Minh Huong
Title: Vice President

BANK OF MONTREAL, as a Bank

By: /s/ Julia Zhu
Name: Julia Zhu
Title: Vice President

FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as a Bank

By: /s/ Marshall S. Kleven
Name: Marshall S. Kleven
Title: SVP

CITIZENS BANK, N.A., as a Bank

By: /s/ Jonathan Gleit
Name: Jonathan Gleit
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Bank

By: /s/ Tara Donovan
Name: Tara Donovan
Title: Senior Vice President

FLAGSTAR BANK, N.A., as a Bank

By: /s/ Blake Chandler
Name: Blake Chandler
Title: Vice President

KEYBANK, NATIONAL ASSOCIATION,
as a Bank

By: /s/ Michael Dolson
Name: Michael Dolson
Title: Senior Vice President

FIRST MERCHANTS BANK, as a Bank

By: /s/ Lydia R. Mansoor
Name: Lydia R. Mansoor
Title: Vice President

FIRST HORIZONS BANK, as a Bank

By: /s/ Morgan Stanford
Name: Morgan Stanford
Title: SVP

Attachment 1 to Twelfth Amendment

CREDIT ACCEPTANCE CORPORATION

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF JUNE 23, 2014

COMERICA BANK, AS CO-LEAD ARRANGER, JOINT BOOKRUNNER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT

KEYBANK, NATIONAL ASSOCIATION AND FIRST HORIZON BANK, AS DOCUMENTATION AGENTS

FLAGSTAR BANK, ~~[FSB]~~N.A., AS SYNDICATION AGENT

AND

FIFTH THIRD BANK, CITIZENS BANK, N.A. AND BANK OF MONTREAL,
AS JOINT BOOKRUNNERS AND CO-LEAD ARRANGERS

TABLE OF CONTENTS
Page(s)

1. DEFINITIONS...................................................................................................	~~[2]~~1
1.1 Certain Defined Terms............................................................................	1
1.2 Certain Rules of Construction....................................................................	~~[43]~~44
1.3 Rates...........................................................................................................	~~[43]~~45

2. REVOLVING CREDIT.....................................................................................	~~[44]~~46
2.1 Commitment..............................................................................................	~~[44]~~46
2.2 Accrual of Interest and Maturity; Evidence of Indebtedness....................	~~[44]~~46
2.3 Requests for and Refundings and Conversions of Advances....................	~~[45]~~47
2.4 Disbursement of Advances........................................................................	~~[47]~~49
2.5 Swing Line.................................................................................................	~~[48]~~50
2.6 Base Rate Interest Payments......................................................................	~~[53]~~55
2.7 ~~[BSBY Rate]~~ Adjusted Term SOFR and Quoted Interest Payments......	~~[53]~~55
2.8 Interest Payments on Conversions.............................................................	~~[54]~~55
2.9 Interest on Default.....................................................................................	~~[54]~~56
2.10 Prepayment................................................................................................	~~[54]~~56
2.11 Intentionally Omitted................................................................................	~~[55]~~56
2.12 Base Rate Advance in Absence of Election of Upon Default...................	~~[55]~~56
2.13 Revolving Credit Facility Fee....................................................................	~~[55]~~57
2.14 Mandatory Reduction of Indebtedness......................................................	~~[55]~~57
2.15 Optional Reduction of Termination of Revolving Credit Aggregate Commitment.............................................................................................	~~[56]~~58
2.16 Revolving Credit Extension Offers............................................................	~~[57]~~59
2.17 Optional Increase in Revolving Credit Aggregate Commitment...............	~~[58]~~60
2.18 Revolving Credit as Renewal; Application of Advances; Existing Advances...................................................................................................	~~[60]~~62

3. LETTERS OF CREDIT.....................................................................................	~~[60]~~62
3.1 Letters of Credit........................................................................................	~~[60]~~62
3.2 Conditions to Issuance...............................................................................	~~[61]~~62
3.3 Notice.........................................................................................................	~~[62]~~64
3.4 Letter of Credit Fees; Increased Costs.......................................................	~~[62]~~64
3.5 Other Fees..................................................................................................	~~[64]~~65
3.6 Participation Interests in and Draws and Demands for Payment Under Letters of Credit........................................................................................	~~[64]~~65
3.7 Obligations Irrevocable..............................................................................	~~[66]~~68
3.8 Risk Under Letters of Credit......................................................................	~~[67]~~69
3.9 Indemnification..........................................................................................	~~[68]~~70
3.10 Right of Reimbursement............................................................................	~~[69]~~71
3.11 Existing Letters of Credit...........................................................................	~~[70]~~71

4. [INTENTIONALLY OMITTED].......................................................................	~~[70]~~72
5. CONDITIONS....................................................................................................	~~[70]~~72
5.1 Execution of Notes, this Agreement and the other Loan Documents........	~~[70]~~72
5.2 Corporate Authority...................................................................................	~~[70]~~72
5.3 Representations and Warranties — All Parties..........................................	~~[71]~~73
5.4 Compliance with Certain Documents and Agreements.............................	~~[71]~~73
5.5 Company's Certificate................................................................................	~~[71]~~73
5.6 Payment of Agent’s and Other Fees..........................................................	~~[71]~~73
5.7 Opinions.....................................................................................................	~~[71]~~73
5.8 Other Documents and Instruments............................................................	~~[71]~~73
5.9 Continuing Conditions...............................................................................	~~[72]~~73

6. REPRESENTATIONS AND WARRANTIES..................................................	~~[72]~~74
6.1 Corporate Authority...................................................................................	~~[72]~~74
6.2 Due Authorization......................................................................................	~~[72]~~74
6.3 Title to Property.........................................................................................	~~[72]~~74
6.4 Liens...........................................................................................................	~~[73]~~74
6.5 Corporate Documents Corporate Existence...............................................	~~[73]~~74
6.6 Taxes..........................................................................................................	~~[73]~~75
6.7 No Defaults................................................................................................	~~[73]~~75
6.8 Enforceability of Agreement and Loan Documents — Company.............	~~[73]~~75
6.9 Enforceability of Loan Documents — Significant Domestic Subsidiaries...............................................................................................	~~[73]~~75
6.10 Non-contravention — Company................................................................	~~[74]~~76
6.11 Non-contravention — Significant Domestic Subsidiaries.........................	~~[74]~~76
6.12 No Litigation..............................................................................................	~~[74]~~76
6.13 Consents, Approvals and Filings, Etc........................................................	~~[74]~~76
6.14 Agreements Affecting Financial Condition...............................................	~~[75]~~76
6.15 No Investment Company; No Margin Stock.............................................	~~[75]~~76
6.16 ERISA........................................................................................................	~~[75]~~77
6.17 Compliance with Laws..............................................................................	~~[76]~~78
6.18 Accuracy of Information; Beneficial Ownership......................................	~~[76]~~78
6.19 Anti-Terrorism/Sanctions..........................................................................	~~[77]~~79

7. AFFIRMATIVE COVENANTS........................................................................	~~[77]~~79
7.1 Preservation of Existence, Etc...................................................................	~~[77]~~79
7.2 Keeping of Books......................................................................................	~~[78]~~79
7.3 Reporting Requirements............................................................................	~~[78]~~79
7.4 [Reserved]..................................................................................................	~~[80]~~82
7.5 Maintain Funded Debt Ratio Level...........................................................	~~[80]~~82
7.6 [Reserved]..................................................................................................	~~[80]~~82
7.7 Maintain Fixed Charge Coverage Ratio....................................................	~~[80]~~82
7.8 Inspections.................................................................................................	~~[80]~~82
7.9 Taxes..........................................................................................................	~~[81]~~83
7.10 Further Assurances....................................................................................	~~[81]~~83

7.11 Insurance....................................................................................................	~~[81]~~83
7.12 [Reserved]..................................................................................................	~~[82]~~83
7.13 Governmental and Other Approvals..........................................................	~~[82]~~84
7.14 Compliance with Contractual Obligations and Laws................................	~~[82]~~84
7.15 Compliance with ERISA...........................................................................	~~[82]~~84
7.16 Environmental Matters..............................................................................	~~[82]~~84
7.17 Installment Contracts Standards................................................................	~~[83]~~84
7.18 Subsidiaries; Guaranties............................................................................	~~[84]~~86
7.19 Subsidiaries; Securities Documents..........................................................	~~[84]~~86
7.20 USA Patriot Act.........................................................................................	~~[85]~~87
7.21 Anti-Terrorism/Sanctions..........................................................................	~~[85]~~87

8. NEGATIVE COVENANTS...............................................................................	~~[85]~~87
8.1 Redemptions..............................................................................................	~~[85]~~87
8.2 Business Purposes......................................................................................	~~[85]~~87
8.3 Mergers of Dispositions.............................................................................	~~[86]~~88
8.4 Guaranties..................................................................................................	~~[86]~~88
8.5 Debt............................................................................................................	~~[86]~~88
8.6 Liens...........................................................................................................	~~[88]~~90
8.7 Acquisitions...............................................................................................	~~[89]~~91
8.8 Investments................................................................................................	~~[90]~~92
8.9 Transactions with Affiliates.......................................................................	~~[92]~~94
8.10 Amendment of Future Debt Documents....................................................	~~[93]~~95
8.11 Amendment of Subordinated Debt Documents.........................................	~~[93]~~95
8.12 Limitation on Dividends............................................................................	~~[93]~~95
8.13 Securitization Transaction; Amendments to Securitization.......................	~~[93]~~95

9. DEFAULTS.........................................................................................................	~~[94]~~96
9.1 Events of Default.......................................................................................	~~[94]~~96
9.2 Exercise of Remedies................................................................................	~~[96]~~98
9.3 Rights Cumulative.....................................................................................	~~[96]~~98
9.4 Waiver by Company of Certain Laws.......................................................	~~[96]~~98
9.5 Waiver of Defaults.....................................................................................	~~[97]~~99
9.6 Intentionally Omitted.................................................................................	~~[97]~~99
9.7 Setoff..........................................................................................................	~~[97]~~99

10. PAYMENTS, RECOVERIES AND COLLECTIONS....................................	~~[97]~~99
10.1 Payment Procedure....................................................................................	~~[97]~~99
10.2 Application of Proceeds.............................................................................	~~[99]~~101
10.3 Pro-rata Recovery......................................................................................	~~[100]~~102
10.4 Treatment of a Defaulting Bank; Reallocation of a Defaulting Bank’s Fronting Exposure.....................................................................................	~~[100]~~102
10.5 Cash Collateral...........................................................................................	~~[101]~~103
10.6 Certain Payments to the Non-Extending Banks........................................	~~[102]~~104
10.7 Erroneous Payments..................................................................................	~~[103]~~104

11. YIELD PROTECTION; INCREASED COSTS; MARGIN ADJUSTMENTS; ~~[UNAVAILABILITY; SUCCESSOR RATE DETERMINATION]~~BENCHMARK REPLACEMENT..........................	~~[103]~~105
11.1 Reimbursement of Prepayment Costs........................................................	~~[103]~~105
11.2 [Reserved]..................................................................................................	106
~~[11.2]~~11.3 Inability to Determine Rates............................................................	~~[104]~~106
~~[11.3 BSBY Unavailability; Successor Rate Determination~~.........................	~~104]~~
11.4 Illegality.....................................................................................................	~~[107]~~106
11.5 Increased Costs..........................................................................................	107
11.6 Capital Requirements.................................................................................	~~[108]~~107
11.7 Certificates for Reimbursement.................................................................	108
11.8 Adjustments to the Applicable Fee Percentage for Revolving Credit Facility Fee.................................................................................................	108
11.9 Delay in Requests......................................................................................	108
11.10 Benchmark Replacement Setting..........................................................	108

12. AGENT............................................................................................................	~~[109]~~110
12.1 Appointment of Agent...............................................................................	~~[109]~~110
12.2 Deposit Account with Agent......................................................................	~~[109]~~110
12.3 Scope of Agent’s Duties............................................................................	~~[109]~~110
12.4 Successor Agents.......................................................................................	~~[110]~~111
12.5 Loans by Agent: Agent in its Individual Capacity....................................	~~[111]~~112
12.6 Credit Decisions.........................................................................................	~~[111]~~112
12.7 Notices by Agent.......................................................................................	~~[111]~~112
12.8 Agent’s Fees..............................................................................................	~~[111]~~112
12.9 Nature of Agency.......................................................................................	~~[111]~~112
12.10 Authority of Agent to Enforce Notes and This Agreement......................	~~[111]~~112
12.11 Indemnification.........................................................................................	~~[112]~~113
12.12 Knowledge of Default...............................................................................	~~[112]~~113
12.13 Agent’s Authorization; Action by Banks..................................................	~~[113]~~114
12.14 Enforcement Actions by the Agent...........................................................	~~[113]~~114
12.15 Lead Arranger; Documentation Agent, Co-Agent or other Titles............	~~[113]~~114
12.16 Collateral Matters.....................................................................................	~~[113]~~114
12.17 No Reliance on Agent’s Customer Identification Program......................	~~[114]~~115
12.18 Indebtedness in respect of Hedging Agreements and Banking Product Obligations................................................................................................	~~[115]~~116
12.19 Bank’s Representations and Certain Other Obligations...........................	~~[115]~~116

13. MISCELLANEOUS.........................................................................................	~~[116]~~117
13.1 Accounting Principles; Divisions..............................................................	~~[116]~~117
13.2 Consent to Jurisdiction..............................................................................	~~[116]~~118
13.3 Law of Michigan.......................................................................................	~~[117]~~118
13.4 Interest.......................................................................................................	~~[117]~~118
13.5 Closing Costs and Other Costs; Indemnification......................................	~~[117]~~118
13.6 Notices.......................................................................................................	~~[118]~~120

13.7 Further Action............................................................................................	~~[119]~~120
13.8 Successors and Assigns; Assignments and Participations.........................	~~[119]~~121
13.9 Indulgence..................................................................................................	~~[123]~~124
13.10 Counterparts..............................................................................................	~~[123]~~124
13.11 Amendment and Waiver...........................................................................	~~[123]~~124
13.12 Taxes and Fees..........................................................................................	~~[125]~~126
13.13 Confidentiality..........................................................................................	~~[125]~~127
13.14 Substitution or Removal of Banks............................................................	~~[126]~~127
13.15 Withholding Taxes....................................................................................	~~[127]~~129
13.16 Effective Upon Execution.........................................................................	~~[129]~~130
13.17 Severability...............................................................................................	~~[129]~~130
13.18 Table of Contents and Headings...............................................................	~~[129]~~130
13.19 Construction of Certain Provisions...........................................................	~~[129]~~131
13.20 Independence of Covenants......................................................................	~~[129]~~131
13.21 Reliance on and Survival of Various Provisions......................................	~~[130]~~131
13.22 Complete Agreement; Amendment and Restatement; Contracts.............	~~[130]~~131
13.23 USA Patriot Act Notice; Beneficial Ownership Certification..................	~~[130]~~131
13.24 Electronic Transmissions..........................................................................	~~[130]~~132
13.25 WAIVER OF JURY TRIAL.....................................................................	~~[131]~~132
13.26 Advertisements.........................................................................................	~~[131]~~133
13.27 Acknowledgment and Consent to Bail-In of Affected Financial Institutions.................................................................................................	~~[131]~~133
13.28 Acknowledgment Regarding any Supported QFCs..................................	~~[132]~~133

Schedule 1.1    Pricing Matrix
Schedule 1.2    Percentages
Schedule 3.11    Existing Letters of Credit
Schedule 6.5    Corporate Information; Compliance Information
Schedule 6.6    Taxes
Schedule 6.12    Litigation
Schedule 6.16     ERISA
Schedule 6.17    Compliance with Laws
Schedule 8.2    Service Program Activities
Schedule 8.4    Permitted Guaranties
Schedule 8.5A    Permitted Debt
Schedule 8.5B    Permitted Debt
Schedule 8.6     Permitted Liens
Schedule 8.8    Permitted Investments
Schedule 8.9    Transactions with Affiliates
Schedule 13.6    Notices

Exhibit A    Form of Request for Advance
Exhibit C    Form of Revolving Credit Note
Exhibit E    Form of Swing Line Note
Exhibit F    Form of Request for Swing Line Advance
Exhibit G    Form of Assignment Agreement
Exhibit H    Form of Covenant Compliance Report
Exhibit I    Form of Letter of Credit Notice
Exhibit M    Form of New Bank Addendum
Exhibit N    Form of Intercompany Note
Exhibit O    Form of Borrowing Base Certificate

SIXTH AMENDED AND RESTATED
CREDIT AGREEMENT
THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is made as of the 23rd day of June, 2014, by and among the Banks signatory hereto (individually, “Bank”, and collectively “Banks”), Comerica Bank, as administrative agent and collateral agent for the Banks (in such capacity, “Agent”) and Credit Acceptance Corporation, a Michigan corporation (“Company”).
RECITALS
A.    Company has requested that the Banks amend, renew and/or extend to it, credit and letters of credit all on the terms and conditions set forth herein.
B.    The Banks are prepared to extend such credit as aforesaid by amendment and renewal (but not in novation) of that certain Fifth Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of June 17, 2011 (as amended, the “Prior Credit Agreement”), but only on the terms and conditions set forth in this Agreement.
NOW THEREFORE, COMPANY, AGENT AND THE BANKS AGREE:
1.DEFINITIONS
1.1Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:
“Account Party(ies)” shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company or any Significant Domestic Subsidiary, jointly and severally with Company) as named in an application to the Agent for the issuance of such Letter of Credit.
“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Applicable Floor, then Adjusted Term SOFR shall be deemed to be the Applicable Floor.
“Advance(s)” shall mean, as the context may indicate, a borrowing requested by Company, and made by Banks under Section 2.1 of this Agreement, as the case may be, or requested by the Company and made by the Swing Line Bank under Section 2.5 hereof (including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.5(c) hereof) and any advance in respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under Letters of Credit), and shall include, as applicable, a ~~[BSBY Rate]~~Term SOFR Advance, a Quoted Rate Advance, a Base Rate Advance and a Swing Line Advance.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution, or (b) any UK Financial Institution.

~~[ “Affected Tenor” is defined in Section 11.2 hereof.]~~
“Affiliate” shall mean, with respect to any Person, any other Person (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; (b) that beneficially owns or holds ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or managers of such Person; (c) ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or managers of such Person of which is beneficially owned or held by such Person or a Subsidiary; or (d) that is an officer or director (or a member of the immediate family of an officer or director) of such Person or any of such Person’s Subsidiaries. As used in this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” shall mean Comerica Bank, a Texas banking association in its capacity as administrative agent for the Bank, pursuant to Section 12.1 hereof and/or in its capacity as collateral agent for the Secured Parties (as defined in the Intercreditor Agreement) pursuant to Article IV of the Intercreditor Agreement, as the context may require, and any successor administrative agent appointed in accordance with Section 12.4 hereof or any successor collateral agent appointed in accordance with Section 4.06 of the Intercreditor Agreement, as applicable.
“Agent’s Fees” shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.
“Anti-Terrorism Laws” is defined in Section 6.17(b) hereof.
“Applicable Fee Percentage” shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1, such Applicable Fee Percentage to be adjusted solely as specified in Section 11.9.
“Applicable Floor” shall mean (a) as used in the definitions of “Adjusted Term SOFR”, and “Benchmark Replacement”, zero percent (0.0%) per annum and (b) as used in the definition of “Base Rate”, one percent (1.0%) per annum.
“Applicable Interest Rate” shall mean ~~[the BSBY Rate]~~Adjusted Term SOFR, the Base Rate or, with respect to Swing Line Advances, the Quoted Rate, in each case plus the Applicable Margin, and in each case as selected by Company from time to time subject to the terms and conditions of this Agreement.
~~[“Applicable Floor” shall mean (a) as used in the definition of “BSBY Rate”, and any Successor Rate definition, zero percent (0.0%) per annum and (b) as used in the definition of “Base Rate”, one percent (1.0%) per annum. ]~~

“Applicable Margin” shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.
“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit G hereto.
“Authorized Signer” shall mean each person who has been authorized by the Company to execute and deliver any requests for Advances hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.
“Available Tenor” shall mean, as of any date of determination and with respect to the ~~[BSBY Rate or any Successor Rate]~~then-current Benchmark, as applicable, (x) if such ~~[rate]~~Benchmark is a term rate, any tenor for such ~~[rate]~~Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, and (y) under all other circumstances, any payment period for interest calculated with reference to such ~~[rate]~~Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such ~~[rate]~~Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such ~~[rate]~~Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section ~~[11.3]~~11.10(~~[c]~~d).
“Back-End Dealer Agreement(s)” shall mean Dealer Agreements referred to in clause (i) of the definition of Dealer Agreements.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Product Obligations” shall mean any obligations of the Company or any of its Subsidiaries owed to any Person in respect of treasury management services (including services in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored value card services, other cash management services, lock-box leases and other banking products or services related to any of the foregoing.
“Banks” shall mean the Banks signatory hereto (including the New Banks) and any assignee which becomes a Bank pursuant to Section 13.8(d) hereof.
“Base Rate” shall mean for any day, that per annum rate of interest which is equal to the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Rate in effect on such day, plus one percent (1.0%) per annum, (c) ~~[the BSBY Screen Rate for a one month]~~Adjusted Term SOFR for a one-month tenor in effect on such day, plus one percent (1.0%) per annum, and (d) the Applicable Floor. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or ~~[the BSBY Rate]~~Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or ~~[the BSBY Rate]~~Adjusted Term SOFR, respectively.
“Base Rate Advance” shall mean an Advance which bears interest at the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” shall mean, initially, the ~~[BSBY Screen]~~Term SOFR Reference Rate; provided, that, if ~~[the BSBY Screen Rate or any successor thereof is subsequently replaced by a Successor Rate in accordance with 11.3]~~a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable ~~[Successor Rate then in effect]~~Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark pursuant to Section 11.10(a).
“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(a) Daily Simple SOFR plus the Term SOFR Adjustment; or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Applicable Floor, the Benchmark Replacement will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.3 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.3.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230, as amended from time to time.
“Borrowing Base Certificate” shall mean a Borrowing Base Certificate, substantially in the form of Exhibit O (and determining the amount of Dealer Loans Receivable and the Purchased Contract Balance as of the most recent quarter end, in the case of regular borrowing base certificates delivered under Section 7.3(d) hereof, and as of the most recent month-end, in the case of all other Borrowing Base Certificates permitted or required to be submitted hereunder, with appropriate insertions and executed by an authorized officer of the Company and accompanied, when submitted in connection with a Permitted Securitization hereof, by a breakdown of the contemplated net securitization proceeds to be received (or actually received, as the case may be) from such transaction, and reasonable supporting calculations.
“Borrowing Base Limitation” shall mean, as of any date of determination, an amount equal to (i) eighty percent (80%) of Dealer Loans Receivable, with respect to Dealer Loans of the Company and its Significant Domestic Subsidiaries then constituting Collateral securing the Indebtedness plus (ii) eighty percent (80%) of the Purchased Contract Balance in respect of Purchased Contracts of the Company and its Significant Domestic Subsidiaries then constituting Collateral securing the Indebtedness, minus (iii) the Hedging Reserve and minus (iv) the aggregate principal amount outstanding from time to time of any Debt (other than the Indebtedness) secured by any of the Collateral.
~~[“BSBY” shall mean the Bloomberg Short-Term Bank Yield Index rate. ]~~
~~[“BSBY Administrator” shall mean Bloomberg Index Services Limited (or any successor administrator of BSBY).]~~
~~[“BSBY Rate” shall mean, with respect to any BSBY Rate Advance for any applicable Interest Period, the rate per annum equal to the BSBY Screen Rate at or about 7:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) as determined for such Interest Period, two (2) Business Days prior to the beginning of such Interest Period with a term equivalent to such Interest Period for such BSBY Rate Advance; provided, that, except for a determination by Agent pursuant to Section 11.2 or Section 11.3 herein, if such rate is not published for any Business Day, then the “BSBY Rate” will be the BSBY Screen Rate for the first Business Day immediately prior thereto on which such rate is published, rounded upwards, if necessary, to the next five decimal places; provided, further, that if the BSBY Rate would otherwise be less than the Applicable Floor, then the BSBY Rate shall be deemed to be the Applicable Floor. ]~~
~~[“BSBY Rate Advance” shall mean any Advance which bears interest at the BSBY Rate or, if applicable, the Successor Rate.]~~
~~[“BSBY Screen Rate” shall mean BSBY, as administered by the BSBY Administrator and published on the applicable Reuters screen page (or such other commercially available source providing such rate as may be designated by Agent from time to time). ]~~
“Business Day” shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and New York, New York.

“Capital Assets” shall mean all assets of a Person other than intangible assets (so classified in accordance with GAAP), inventories, accounts receivable and Investments in and securities of any other Person.
“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person; provided, however, that all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the ASU 2016-02 (ASC 842, Leases) shall continue to be treated as operating leases (and any future lease that would have been treated as an operating lease for purposes of GAAP prior to the issuance of ASC 842 shall be treated as an operating lease), in each case for purposes of this Agreement.
“Change in Law” shall mean the occurrence, after the Ninth Amendment Effective Date, of any of the following: (i) the adoption or taking effect of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to any Bank or Agent on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines; provided that notwithstanding anything herein to the contrary, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation,  (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Collateral” shall have the meaning given to it in the Security Agreement.
“Collateral Documents” shall mean (i) that certain Fifth Amended and Restated Security Agreement dated as of June 23, 2014 and executed and delivered by Company and the Subsidiaries signatory thereto in favor of the Agent, as Collateral Agent pursuant to the Intercreditor Agreement (the “Security Agreement”), and encumbering the property described therein, and (ii) all other security documents granting a Lien on any property of the Company or of a Significant Domestic Subsidiary executed by the Company or any of its Significant Domestic Subsidiaries and delivered to the Agent, as Collateral Agent (as aforesaid), as of the date thereof or, from time to time, subsequent thereto (including, without limitation, financing statements, stock powers, acknowledgments, registrations, joinders and the like) in connection with such security documents), in each case, executed by the Company or a Significant Domestic Subsidiary in connection with this Agreement or the other Loan Documents, as such security documents may be in each case amended or further amended (subject to the Intercreditor Agreement) from time to time.
“Commitment” shall mean the Revolving Credit Aggregate Commitment.
“Conforming Changes” shall mean, with respect to either the use or administration of ~~[the BSBY Rate]~~Term SOFR or the use, administration, adoption or implementation of any ~~[Successor Rate]~~Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section ~~[11.2 or Section 11.3]~~11.10 and other technical, administrative or operational matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.).
“Company” is defined in the Preamble.
“Consolidated” shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries, mean the accounts of Company and its Subsidiaries determined on a consolidated basis and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP.
“Consolidated Fixed Charges” shall mean, for any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) Operating Rentals payable by the Company and its Subsidiaries in respect of such period under Operating Leases, plus (c) the aggregate amount of all dividends on any preferred stock of the Company declared during such period, determined after eliminating intercompany transactions among the Company and its Subsidiaries, minus (d) to the extent included in Consolidated Interest Expense, (i) amortization of debt issuance fees, and (ii) any loss from mark-to-market changes in derivative instruments, plus (e) to the extent included in Consolidated Interest Expense, any gain from mark-to-market changes in derivative instruments.

“Consolidated Funded Debt” shall mean, as of any applicable date of determination, all Funded Debt of the Company and its Subsidiaries determined on a Consolidated basis according to GAAP, and including the Funded Debt of any Special Purpose Subsidiary, whether or not includible under GAAP, but minus Funded Debt of the Trusts to the extent such liabilities are Consolidated under GAAP.
“Consolidated Income Available for Fixed Charges” shall mean, for any period, the sum of (a) Consolidated Net Income, plus (b) the aggregate amount of income taxes, depreciation, amortization (including, without limitation, amortization of any debt issuance fees and any loss from mark-to-market changes in derivative instruments) and Consolidated Fixed Charges (minus any gain from mark-to-market changes in derivative instruments) to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income for such period (such aggregate amount to be determined on a Consolidated basis for the applicable Persons in accordance with GAAP).
“Consolidated Interest Expense” shall mean, for any period, the amount of interest charged or chargeable to the Consolidated Statement of Operations of Company and its Subsidiaries in respect of such period, as determined in accordance with GAAP.
“Consolidated Net Income” shall mean, for any period, net earnings (or loss) after income taxes of Company and its Subsidiaries, determined on a Consolidated basis for such Persons in accordance with GAAP, but excluding, to the extent included in calculating net earnings:
(a)net earnings (or loss) of any Subsidiary accrued prior to the date it became a Subsidiary;
(b)    any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of Capital Assets other than in the ordinary course of business;
(c)    any unusual or non-recurring gains or losses (including, without limitation, (i) any gain on sale generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period, and (ii) any gain or loss incurred in connection with any repayment of Debt by the Company or its Subsidiaries and/or any refinancing, replacement, renewal or extension transaction of any Debt, or modification, waiver or amendment of any Debt or any document or instrument relating to any such Debt; provided that the cash component of any loss described in this clause (ii) shall not to exceed $20,000,000 in any four fiscal quarter period); and any interest income generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period;
(d)    any gain (net of tax effects attributable thereto) arising from any reappraisal or write-up of assets and any gain or loss (net of tax effects attributable thereto) arising from the non-cash effect of equity compensation expense;

(e)    any portion of the net earnings of any Subsidiary (other than a Special Purpose Subsidiary) that is not available for payment of dividends to the Company or any other Subsidiary due to operation of the terms of its charter or organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;
(f)    any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;
(g)    except as set forth herein, (i) any earnings of any Person acquired by Company or any Subsidiary through the purchase, merger or consolidation or otherwise, or (ii) earnings of any Person substantially all of the assets of which have been acquired by Company or any Subsidiary, in each case, for any period prior to the date of acquisition;
(h)    net earnings of any Person (other than a Subsidiary) in which Company or any Subsidiary shall have an ownership interest unless such net earnings shall actually have been received by the Company or such Subsidiary in the form of cash distributions; and
(i)    any restoration during such period to income of any contingency reserve, (other than any contingency reserve for taxes) except to the extent that provision for such reserve was made either
(i)during such period out of income accrued during such period, or
(ii)in connection with the Company’s program of financing Installment Contracts (A) to provide for warranty claims for which the Company may be responsible, or (B) to cover credit losses in connection with Dealer Loans Receivable or Purchased Contracts.
“Consolidated Tangible Net Worth” shall mean the total preferred shareholders’ investment and common shareholders’ investment (common stock, paid in capital, retained earnings and accumulated other comprehensive income, net of tax) as computed for the Company and its Subsidiaries on a Consolidated basis under GAAP, less assets properly classified as intangible assets according to GAAP, but excluding from the determination thereof, without duplication, any excess servicing asset resulting from the transfer, pursuant to a Permitted Securitization, of Dealer Loan Pools or Purchased Contracts.
“Covenant Compliance Report” shall mean the report to be furnished by the Company to the Agent, in substantially the form attached to this Agreement as Exhibit H and certified by an authorized officer of the Company, as to whether the Company and its Subsidiaries are in compliance with the financial covenants contained in Sections 7.5 through 7.7, inclusive, of this Agreement for the applicable fiscal quarter (or year-end) of the Company, as the case may be (and based on the financial statements most recently delivered by the Company pursuant to Section 7.3(b) or 7.3(c), as applicable), in which report the Company shall set forth its calculations and the resultant ratios or financial tests determined thereunder, and certifying that no Default or Event of Default has occurred and is continuing.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.
“Dealer(s)” shall mean a Person engaged in the business of the retail sale of new or used motor vehicles, including both businesses exclusively selling used motor vehicles and businesses principally selling new motor vehicles, but having a used vehicle department, including any such Person which constitutes an Affiliate of Company.
“Dealer Agreement(s)” shall mean the sales and/or servicing agreements between the Company or its Subsidiaries and a participating Dealer which sets forth the terms and conditions under which the Company or its Subsidiaries (i) accepts, as nominee for such Dealer, the assignment of Installment Contracts for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make loans or advances to such Dealers included in Dealer Loans Receivable and with respect to which neither the Company nor any of its Subsidiaries has subsequently purchased such Dealer’s remaining right to payments relating to such Installment Contract to which such Dealer is entitled, (ii) accepts, as nominee for such Dealer, the assignment of Installment Contracts for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make loans or advances to such Dealers included in Dealer Loans Receivable and with respect to which the Company or one of its Subsidiaries has subsequently purchased such Dealer’s remaining right to payments relating to such Installment Contract to which Dealer is entitled, or (iii) accepts outright assignments of Installment Contracts from Dealers or funds Installment Contracts originated by such Dealer in the name of Company or any of its Subsidiaries, in each case as such agreements may be in effect from time to time.
“Dealer Loan(s)” shall mean the advances of cash made by the Company or any of its Subsidiaries to a Dealer at the time an Installment Contract is approved, accepted by and assigned to the Company or any of its Subsidiaries under a Back-End Dealer Agreement, against anticipated future collections on Installment Contracts serviced for such Dealer, as outstanding from time to time; provided, however, except for purposes of Dealer Loans required to be included in a “static pool analysis” delivered under this Agreement, that any Dealer Loan transferred or encumbered pursuant to a Permitted Securitization shall, from and after the date of such transfer or encumbrance, cease to be considered a Dealer Loan under this Agreement unless and until such Dealer Loan, as the case may be, is reassigned to the Company or a Subsidiary of the Company or such encumbrances are discharged.
“Dealer Loan Pool(s)” shall mean a grouping on the books and records of the Company or any of its Subsidiaries of Dealer Loans and bearing the same pool identification number assigned by the Company’s computer system, and to which Dealer Loans and the related

Installment Contracts were assigned in the ordinary course of the Company’s business in the order such Dealer Loans were made by the Company and such Installment Contracts were originated by such Dealer without the exercise of discretion by the Company (it being understood that the balance of any Dealer Loan Pool is constantly adjusted to reflect increases due to additional Dealer Loans made to the related Dealer, other amounts paid to such Dealer pursuant to the related Dealer Agreement, and revenue accrued with respect to such balance in accordance with the Company’s adjusted accounting policies, and to reflect decreases resulting from collections on the related Installment Contracts). As used herein, (x) an “uncapped” Dealer Loan Pool shall mean a pool which is not reflected on such books and records as capped and to which additional Dealer Loans and related financial assets may be added and (y) a Dealer Loan Pool shall be deemed “capped” when the number of the applicable Installment Contracts and any related dealer advances in such pool has reached the limit established from time to time between the relevant Dealer and the Company or Subsidiary, as applicable, in the ordinary course of business and consistent with the Company’s normal customs and practices in effect as of the date hereof, such that no further Installment Contracts and any related dealer advances may be added to such pool.
“Dealer Loans Receivable” shall mean, as of any applicable date of determination, the amounts advanced to a Dealer under the related Dealer Loan Pool plus revenue accrued on such Dealer Loans Receivable in accordance with the Company’s adjusted accounting policies, less collections on the related Installment Contracts, provided that, for purposes of determining the Borrowing Base Limitation, Dealer Loans Receivable shall not include (a) the Dealer Loans Receivable of Dealer Loan Pools transferred or encumbered pursuant to a Permitted Securitization (whether or not attributable to the Company under GAAP), unless and until such Dealer Loan Pools are reassigned to the Company or a Domestic Subsidiary of the Company or such encumbrances are discharged and a Uniform Commercial Code financing statement or amendment is on file to perfect or re-perfect, as the case may be, the Lien over such pools (and the Dealer Advances and other financial assets covered thereby) in favor of Agent for and on behalf of the Banks, or (b) Dealer Loans which are not secured by the Installment Contracts relating thereto.
“Debt” shall mean, with respect to any Person, without duplication, (a) its liabilities for borrowed money (whether or not evidenced by a security), (b) any liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), (c) its liabilities in respect of the principal component of Capitalized Leases, (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capitalized Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight and eighty-seven one-hundredths percent (8.87%) per annum, (e) reimbursement obligations (contingent or otherwise) in respect of letters of credit, and obligations in respect of bankers acceptances, and (f) its guaranties of any liabilities of another Person constituting liabilities of a type set forth in clauses (a) through (e), above; provided however that the obligation of the Company or any of its Subsidiaries (i) to remit monies to Dealers under Dealer Agreements (including, without limitation, with respect to Installment Contracts, claims or refunds under insurance policies or claims or refunds under service contracts) or (ii) to make deposits in trust or otherwise as required under re-insurance agreements and pursuant to state regulatory requirements shall not be considered Debt of the Company or its Subsidiaries; provided further that upon the defeasance or satisfaction and discharge of Debt in accordance with the terms of such Debt, such Debt will cease to be “Debt” hereunder (for the avoidance of doubt, including upon the giving or mailing of a notice of redemption and redemption funds being deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring such Debt); and provided further that “Debt” shall include payment obligations, if any, under interest rate protection agreements (including without limitation interest rate swaps and similar agreements) and currency swaps and hedges and similar agreements.
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Rating” shall mean the debt rating, if any, of Company’s long-term non-credit enhanced senior debt obtained by the Company, from time to time, from an applicable credit rating agency of recognized national standing in the United States of America.
“Default” shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
“Defaulting Bank” shall mean a Bank that, as determined by the Agent (with notice to the Company of such determination), (a) has failed to perform any of its funding obligations hereunder, including, without limitation, in respect of its Percentage of any Advances or participations in Letters of Credit or Swing Line Advances, within two Business Days of the date required to be funded by it hereunder, unless such Bank notifies the Agent and the Company in writing that such failure is the result of such Bank’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company, the Agent or any Bank that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (unless such writing or public statement relates to such Bank’s obligation to fund an Advance under the relevant agreement and states that such position is based on such Bank’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within two Business Days after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the

Federal Deposit Insurance Corporation or any other state, federal or other governmental or regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or its direct or indirect parent company by a Governmental Authority unless, with respect to the acquisition of any equity interest or other ownership of a Bank (or its direct or indirect parent) by a Governmental Authority which occurs after the Effective Date, deemed so by the Agent in its sole discretion.
“Dividing Person” is defined in the definition of “Division”.
“Division” shall mean the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” shall mean any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollars” and the sign “$” shall mean lawful money of the United States of America.
“Domestic Guaranty” shall mean that certain Amended and Restated Guaranty of all Indebtedness outstanding from the Company dated as of June 23, 2014, executed and delivered (or to be executed and delivered) by each of the Significant Domestic Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement (Guaranty) attached as “Exhibit A” to the form of such Guaranty), to the Agent, on behalf of the Banks.
“Domestic Reinsurance Subsidiary” shall mean VSC Re Company, a District of Columbia corporation.
“Domestic Subsidiary” shall mean those Subsidiaries of the Company incorporated or formed under the laws of the United States of America, or any state or jurisdiction thereof, other than (i) the US LLC or any other Subsidiary, so long as it is a Subsidiary of a Foreign Subsidiary, (ii) a Subsidiary substantially all of whose assets consist, directly or indirectly, of Subsidiaries treated as corporations for U.S. federal income tax purposes, and that are formed or incorporated outside of the United States of America, or any state or jurisdiction thereof, or (iii) an entity treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting stock of a Subsidiary (a) described in clause (ii) of this definition or (b) treated as a corporation for U.S. federal income tax purposes and formed or incorporated outside of the United States of America, or any state or jurisdiction thereof.

“E-System” shall mean (i) any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system, (ii) the Company’s principal publicly accessible website, and (iii) http://www.sec.gov (or any successor page).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the date on which the conditions precedent set forth in Section 5 have been satisfied.
“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
“Eligible Assignee” shall mean (a) a Bank; (b) an Affiliate of a Bank; (c) any Person (other than a natural person) that is engaged in the business of making, purchasing, holding or otherwise investing in commercial revolving loans in the ordinary course of its business, provided that such Person is administered or managed by a Bank, an Affiliate of a Bank or an entity or Affiliate of an entity that administers or manages a Bank; or (d) any other Person (other than a natural person) approved by the (i) Agent (and in the case of an assignment of a commitment under the Revolving Credit, the Issuing Bank and Swing Line Bank), and (ii) unless an Event of Default under Section 9.1(a) or (j) has occurred and is continuing, or any other Event of Default has occurred and has continued uncured for thirty (30) days after the occurrence of such Event of Default, or such assignment or participation is to an Affiliate of the assigning Bank, any other Bank or any Federal Reserve Bank, the Company (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include the Company, or any of the Company’s Affiliates or Subsidiaries; and (y) and no assignment shall be made to a Defaulting Bank (i) without the consent of the Agent, and in the case of an assignment of a commitment under the Revolving Credit, of the Issuing Bank and the Swing Line Bank, and (ii) unless an Event of Default under Section 9.1(a) or (j) has occurred and is continuing, any other Event of Default has occurred and has continued uncured for ten (10) days after the occurrence of such Event of Default, without the consent of the Company (each such approval not to be unreasonably withheld or delayed). For purposes of this definition, an “Affiliate” (other than the Company’s Affiliates) shall include only those Persons who satisfy clause (a) of the definition thereof.

“Employee Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA and any other material employee benefit plan, program or arrangement, in any case, maintained for employees of the Company or any Subsidiary, or with respect to which the Company or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Company has any liability.
“Employee Pension Benefit Plan” shall have the meaning set forth in Section 3(2) of ERISA.
“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended or modified, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code or Section 302 of ERISA).
“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Company or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (j) the engagement by the Company or any ERISA Affiliate in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Company pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could reasonably be expected to result in the posting of bond or security under Section 436(f)(1) of the Internal Revenue Code.
“Erroneous Payments” is defined in Section 10.7(a) hereof.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall mean any of the events specified in Section 9.1 hereof.
“Excluded Subsidiary” shall mean any Special Purpose Subsidiary or any other Subsidiary excluded from the definition of Significant Subsidiary by the proviso at the end of such definition.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or would otherwise have become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest would have otherwise become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Taxes” is defined in Section 10.1(d) hereof.
“Existing Advance(s)” shall mean Advances made under the Prior Credit Agreement (as defined therein) which are outstanding on the Effective Date.
“Existing Letter of Credit” shall mean a letter of credit issued under the Prior Credit Agreement which is outstanding on the Effective Date hereof as set forth on Schedule 3.11 attached hereto.
“Existing Senior Note Documents” shall mean the Existing Senior Notes, the March 2019 Indenture (as defined in the definition of Existing Senior Notes), the December ~~[2019]~~2023 Indenture (as defined in the definition of Existing Senior Notes) and other instruments, agreements and other documents evidencing or governing the Existing Senior Notes or providing any guarantee or other rights in respect thereof, as each may be amended, restated, supplemented, or otherwise modified from time to time.
“Existing Senior Notes” shall mean (i) the 6.625% Senior Notes due 2026 issued pursuant to that certain Indenture dated as of March 7, 2019, among the Company, the Guarantors identified therein and U.S. Bank National Association, as trustee (the “March 2019 Indenture”), evidencing senior unsecured Debt incurred by the Company in an original principal amount of $400,000,000 due March 15, 2026 and (ii) the ~~[5.125]~~9.25% Senior Notes due ~~[2024]~~2028 issued pursuant to that certain Indenture dated ~~[March 30]~~December 19, ~~[2015]~~2023, among the Company, the Guarantors identified therein and U.S. Bank National Association, as trustee (the “December ~~[2019]~~2023 Indenture”), evidencing senior unsecured Debt incurred by the Company in an original principal amount of $~~[400,000,000]~~600,000,000 due December ~~[31]~~15, ~~[2024]~~2028.
“Extended Maturity Date” shall mean any Maturity Date of Extending Banks established from time to time pursuant to an Extension Agreement entered into after the Ninth Amendment Effective Date pursuant to Section 2.16 hereof.
“Extension Agreement” is defined in Section 2.16 hereof.
“Extending Bank” shall have the meaning set forth in Section 2.16 hereof and, for the avoidance of doubt, shall include, without limitation, any Bank which has acquired the interest of a Non-Extending Bank by assignment under Section 13.14(a)(v) hereof.
“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Federal Funds Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the nearest whole multiple of 1/100th of 1%; provided that if the Federal Funds Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Fee Letter” shall mean the fee letter by and between Company and Comerica Bank dated May 4, 2011, relating to the Indebtedness hereunder, as amended, restated, replaced or otherwise modified from time to time.
“Fees” shall mean the Revolving Credit Facility Fee and the Letter of Credit Fees and the other fees (including any agency Fees) payable by the Company to the Banks, the Issuing Bank or the Agent hereunder or under the Fee Letter.
“Fifth Amendment Effective Date” shall mean June 24, 2019.
“Fixed Charge Coverage Ratio” shall mean, as of any applicable date of determination, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four (4) consecutive fiscal quarters of the Company most recently ended at such time to (b) Consolidated Fixed Charges for such period.
“Floor Plan Receivables” shall mean, as of any applicable date of determination, the aggregate amount outstanding from Dealers pursuant to financing extended to such Dealers by Company or any of its Subsidiaries for used motor vehicle inventories, such financing to be secured by the related motor vehicle inventories and any future cash collections owed by Company or its Subsidiaries to the Dealer under the applicable Dealer Agreement.
“Foreign Lender” shall mean any Bank that is not a “United States person” as defined in Internal Revenue Code Section 7701(a)(30).
“Foreign Plan” shall mean any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Company or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Foreign Subsidiary” shall mean each Subsidiary other than a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.
“Fronting Exposure” shall mean, at any time there is a Defaulting Bank, (a) with respect to the Issuing Bank, such Defaulting Bank’s Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Bank, and (b) with respect to the Swing Line Bank, such Defaulting Bank’s Percentage of outstanding Swing Line Advances made by the Swing Line Bank.
“Funded Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than Operating Leases and trade liabilities and royalties payable incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations of such Person in respect of letters of credit (other than trade letters of credit), bankers acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities of the type described in (a), (b) and (c) above that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, in the case of each of the items in clauses (a) through (d), the amount of which is determined in accordance with GAAP; provided, however, that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however, that Funded Debt shall not include any indebtedness under any Hedging Agreement prior to the occurrence of a termination event with respect thereto; provided further that upon the defeasance or satisfaction and discharge of Funded Debt in accordance with the terms of such Funded Debt, such Funded Debt will cease to be “Funded Debt” hereunder (for the avoidance of doubt, including upon the giving or mailing of a notice of redemption and redemption funds being deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring such Funded Debt in accordance with the terms of such Funded Debt).
“Future Debt” shall mean any Debt issued after the ~~[Seventh]~~Twelfth Amendment Effective Date (and any guaranties thereof permitted hereunder); provided that the aggregate principal amount of all such Debt (without duplication of such guaranties) outstanding at any time issued from and after the ~~[Seventh]~~Twelfth Amendment Effective Date shall not exceed the greater of (i) $1,000,000,000 and (ii) 15% of the Consolidated total assets of the Company (as determined in accordance with GAAP at the time of the incurrence of such Debt by reference to the last day of the fiscal quarter most recently ended prior to the relevant date of determination for which financials have been delivered pursuant to Section 7.3(c)). No Default or Event of Default shall be deemed to have occurred by virtue of this definition (and Section 8.5(c) hereof) solely as a result of changes in the amount of Consolidated total assets occurring after the time such Future Debt is incurred. Notwithstanding anything herein to the contrary, Permitted Refinancing Debt (other than any Permitted Refinancing of any Future Debt) shall not constitute Future Debt. If Future Debt is incurred in reliance on clause (ii) of this definition, and any refinancing thereof would cause the maximum percentage of Consolidated total assets under this definition (and Section 8.5 (c) hereof) to be exceeded if calculated based on the Consolidated total assets on the relevant date of determination for such refinancing, such percentage of Consolidated total assets will not be deemed to be exceeded to the extent such Debt constitutes a Permitted Refinancing.
“Future Debt Documents” shall mean promissory note(s), guaranty(ies), agreement(s) or other documents, instruments, indenture(s) and certificates executed and delivered, subject to the terms of this Agreement, to evidence or secure (or otherwise relating to) Future Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.
“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and, solely for the purposes of Sections 3.4(b), 11.4, 11.5 and 11.7, any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Governmental Obligations” shall mean direct general obligations of the United States of America or any agency of the United States of America, or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America or any agency of the United States of America, in each case which carry the full faith and credit of the United States of America.
“Guarantee Obligation(s)” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was evidenced or induced by a reimbursement agreement, counter-indemnity, endorsement or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. To the extent not otherwise determinable, the amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (as outstanding on the applicable date of determination) in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Company in good faith.

“Guaranty(ies)” shall mean the Domestic Guaranty and any other guaranty of the Indebtedness entered into from time to time in accordance with the terms hereof.
“Guarantor(s)” shall mean each Significant Domestic Subsidiary which is required by the Banks to guarantee the obligations of the Company hereunder and under the other Loan Documents.
“Hazardous Material” shall mean and include any hazardous, toxic or dangerous waste, substance or material defined or regulated as such in (or for purposes of) the Hazardous Material Laws.
“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about the Material Property or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; any so-called “superfund” or “superlien” law; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Material as now or at any time hereafter in effect. For the purposes of this definition “Material Property” shall mean any property, whether personal or real, owned, leased or otherwise used by the Company or any of the Subsidiaries which is material to the operations of the Company and the Subsidiaries, taken as a whole.
“Hedging Agreement(s)” shall mean any Interest Rate Protection Agreements and any foreign currency exchange agreements (including without limitation foreign currency hedges and swaps) or other foreign exchange transactions, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements entered into by Company and/or any of its Subsidiaries to manage existing or anticipated foreign exchange risk and not for speculative purposes.
“Hedging Reserve” shall mean a reserve under the Borrowing Base Limitation equal to the lesser of (i) One Million Dollars ($1,000,000) and (ii) the aggregate amount of Net Hedging Obligations outstanding from time to time (determined in the manner set forth herein) maintained by the Company for the benefit of those Banks or their Affiliates which provide Hedging Agreements to the Company or any Domestic Subsidiary under or in connection with this Agreement, and allocated to such Banks or their Affiliates in the amounts so determined and reported by the Company in its quarterly Borrowing Base Certificates or any updated Borrowing Base Certificates from time to time submitted by the Company hereunder; provided that the adequacy of the amounts established by the Company for the applicable exposure under a Hedging Agreement shall be subject to review and approval by the Majority Banks and each affected Bank, from time to time at the request of such Banks.
“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

“Indebtedness” shall mean all indebtedness and liabilities (including without limitation, principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company and its Subsidiaries whether or not a claim for post-filing, or post-petition interest is allowed in such proceeding), fees, expenses and other charges) whether direct or indirect, absolute or contingent, owing by Company or any of its Subsidiaries to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the other Loan Documents, whether evidenced by the Notes, the Guaranties, Letter of Credit Agreements or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company or any Account Party to, or acquired by, the Banks or by Agent, any liabilities of Company and/or any Significant Domestic Subsidiary to the Agent or any Bank arising in connection with any Banking Product Obligations and all Net Hedging Obligations in respect of Hedging Agreements entered into between Company and/or any Significant Domestic Subsidiary and a Bank or an Affiliate of a Bank (up to the maximum amount of the Hedging Reserve, as determined and allocated hereunder), and which shall be deemed to include protective advances made by Agent with respect to the Collateral under or pursuant to the terms of any Collateral Documents, in each case, whether or not reduced to judgment that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that (i) for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and its Subsidiaries (whether direct or contingent) shall be determined without duplication and (ii) Indebtedness shall not include any Excluded Swap Obligations.
“Installment Contract(s)” shall mean retail installment contracts for the sale of new or used motor vehicles purchased outright from Dealers by Company or a Subsidiary of Company or written by Dealers in the name of the Company or a Subsidiary of the Company (and funded by Company or such Subsidiary) or assigned by Dealers to Company or a Subsidiary of Company, as nominee for the Dealer, for administration, servicing, and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that any Installment Contracts transferred or encumbered pursuant to a Permitted Securitization or securing Dealer Loan Pools transferred or encumbered pursuant to a Permitted Securitization shall, from and after the date of such transfer or encumbrance, cease to be considered Installment Contracts under this Agreement unless and until such Installment Contracts or Dealer Loan Pools, as the case may be, are reassigned to the Company or a Subsidiary of the Company or such encumbrances are discharged.
“Intercompany Loans” shall mean any loan or advance in the nature of a loan by the Company to any Subsidiary or by any Subsidiary to any other Subsidiary or to the Company.

“Intercompany Loans, Advances and Investments” shall mean any Intercompany Loan and any other advance or Investment by the Company to or in a Subsidiary or by any Subsidiary to or in the Company or any other Subsidiary.
“Intercompany Note(s)” shall mean the master promissory note substantially in the form of Exhibit N, attached hereto, issued or to be issued by the Company or any Subsidiary (other than any Foreign Subsidiary) to evidence an Intercompany Loan.
“Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement executed and delivered as of February 1, 2010 by and among the Banks, the holders of certain other Debt (or a trustee or other representative on their behalf) and the Agent, as Collateral Agent thereunder, and acknowledged and accepted by the Company and certain of its Subsidiaries.
“Interest Period” shall mean (a) with respect to a ~~[BSBY Rate]~~Term SOFR Advance, an interest period of one or three months (or, with the consent of all affected Banks, any shorter or longer periods (in each case subject to availability thereof) as selected by the Company in any request for, conversion to, or continuation of, such ~~[BSBY Rate]~~Term SOFR Advance), and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Company, the Agent and the Swing Line Bank); provided, however, in each case, that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a ~~[BSBY Rate]~~Term SOFR Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a ~~[BSBY Rate]~~Term SOFR Advance begins on the last Business Day of a calendar month (or on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end), it shall end on the last Business Day of the calendar month during which such Interest Period ends, (iii) no Interest Period in respect of any Advance shall extend beyond the maturity date applicable to such Advance, and (iv) no tenor that has been removed from this definition pursuant to Section ~~[11.3(c)]~~11.10 shall be available for election in any Request for Advance.
“Interest Rate Protection Agreement(s)” shall mean any interest rate, swap, cap, floor, collar, forward rate agreement or other rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into by Company or any of its Subsidiaries to manage existing or anticipated interest rate risk and not for speculative purposes.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
“Investment” shall mean, in respect of any other Person, any loan, advance, extension of credit, Guarantee Obligation or contribution of capital or any investment in, or purchase or other acquisition of, stocks, notes, debentures or other securities of such Person.

“Issuing Bank” shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, and its successors and assigns.
“Issuing Office” shall mean such office as Issuing Bank shall designate as its Issuing Office.
“Joinder Agreement (Guaranty)” shall mean a joinder agreement in the form attached as “Exhibit A” to the form of the Domestic Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.18 of this Agreement.
“Lenders” shall mean the Banks and the other Secured Parties (as defined in the Intercreditor Agreement).
“Letter of Credit Agreement” shall mean, collectively, the letter of credit application, and related documentation executed and/or delivered by the Company or an Account Party in respect of each Letter of Credit, in each case satisfactory to the Issuing Bank.
“Letter of Credit Fees” shall mean the fees payable in connection with Letters of Credit pursuant to Section 3.4 hereof.
“Letter of Credit Maximum Amount” shall mean as of any date of determination the lesser of: (a) Fifteen Million Dollars ($15,000,000); or (b) the Revolving Credit Aggregate Commitment as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Credit Notes and the Swing Line Notes.
“Letter of Credit Obligation(s)” shall mean as of the date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.
“Letter of Credit Payment” shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.
“Letter(s) of Credit” shall mean any standby or documentary letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof, including without limitation any Existing Letters of Credit.
“Lien” shall mean any pledge, collateral assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other similar type of lien, charge or encumbrance, whether based on common law, statute or contract; provided that in no event shall an Operating Lease or an agreement to sell be deemed to constitute a Lien.
“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Guaranties, the Letter of Credit Agreements, the Collateral Documents and any other documents, instruments or agreements executed by the Company or any Subsidiary pursuant to or in connection with any such document, or this Agreement.

“Majority Banks” shall mean at any time, Banks holding more than 51.0% of the sum of the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount outstanding under the Revolving Credit); provided that, for purposes of determining Majority Banks hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Banks based on their respective Revolving Credit Percentages.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of each of the Company and the Guarantors (taken as a whole) to perform their payment obligations under this Agreement, the Notes (if issued) or any other Loan Document to which any of them is a party, as the case may be, or (c) the validity or enforceability of any material provision of this Agreement, any of the Notes (if issued) or any of the other Loan Documents (as determined by Agent and the Majority Banks) or the rights or remedies of the Agent or the Banks (taken as a whole) hereunder or thereunder.
“Maturity Date” shall mean June 22, ~~[2026]~~2027.
“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors.
“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and which is subject to ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” shall mean an Employee Pension Benefit Plan with respect to which the Company or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Hedging Obligation(s)” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements, which may include any Bank or Affiliate of such Bank; provided that Net Hedging Obligations of the Company or a Significant Subsidiary shall not include its Excluded Swap Obligations.
“New Bank” is defined in clause (b) of Section 2.17.

“New Bank Addendum” shall mean an addendum, substantially in the form of Exhibit M hereto, to be executed and delivered by each Bank becoming a party to this Agreement pursuant to Section 2.17 hereof.
“Ninth Amendment Effective Date” shall mean June 22, 2022.
“Non-Defaulting Bank” shall mean any Bank that is not, as of the relevant date, a Defaulting Bank.
“Non-Extended Maturity Date” shall mean any Maturity Date of Non-Extending Banks established from time to time pursuant to an Extension Agreement entered into after the Ninth Amendment Effective Date pursuant to Section 2.16 hereof.
“Non-Extending Bank” shall have the meaning set forth in Section 2.16 hereof.
“Notes” shall mean the Revolving Credit Notes or the Swing Line Notes, or any or all of the Revolving Credit Notes, and the Swing Line Notes as the context indicates, and in the absence of such indication, all such notes.
“Notes Receivable” shall mean, as of any applicable date of determination, the aggregate amount outstanding under promissory notes issued by Dealers to Company or any of its Subsidiaries.
“Operating Lease” shall mean any lease, whether now existing or hereafter entered into, under which the Company or any Subsidiary is a lessee, other than a Capitalized Lease, including all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the ASU 2016-02 (ASC 842, Leases), in each case for purposes of this Agreement.
“Operating Rental” shall mean all rental payments that the Company or any of its Subsidiaries, as lessee, is required to make under the terms of any Operating Lease.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except for any such taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.14).
“Outright Dealer Agreement(s)” shall mean Dealer Agreements referred to in clauses (ii) and (iii) of the definition of Dealer Agreements.
“Participant Register” is defined in clause (h) of Section 13.8.
“PBGC” shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

“Pension Funding Rules” shall mean the rules of the Internal Revenue Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan(s)” shall mean any Employee Pension Benefit Plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.
“Percentage” shall mean, with respect to any Bank, its percentage share, as set forth on Schedule 1.2 hereto (and stated as a percentage and/or a dollar amount), of the Letters of Credit, and/or the Revolving Credit, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 2.16, Section 13.8(d) or otherwise.
    “Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition” shall mean any acquisition by the Company or any of its Subsidiaries (other than any Special Purpose Subsidiary), including any such acquisition conducted as a Permitted Merger, of assets, businesses or business interests or shares of stock or other ownership interests of or in any other Person conducted in accordance with the following requirements:
(a)    not less than twenty (20) nor more than ninety (90) days prior to the consummation of each such proposed acquisition, the Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed acquisition to be furnished to Agent within not less than twenty (20) days prior to such proposed acquisition);
(b)    on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;
(c)    the aggregate value of all of such acquisitions, including the value of any proposed new acquisition, conducted while this Agreement remains in effect as Permitted Acquisitions (but excluding any acquisition conducted with the specific written approval of the Majority Banks, and not as a Permitted Acquisition hereunder) computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including, in the case of an acquisition of assets, all indebtedness which is assumed or to which such assets are subject and, in the case of the acquisition of stock or other ownership interests, all indebtedness to which such stock or other ownership interests, are subject, shall not exceed Twenty Million Dollars ($20,000,000), determined as of the date of such acquisition;
(d)    within thirty (30) days after any such acquisition has been completed the Company shall deliver to the Agent executed copies of all material documents pertaining to such acquisition, and the Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation, the Guaranties as required by Section 7.18 hereof, and opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Agent, if any; and
(e)    both immediately before and after such acquisition, no Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing.
“Permitted Amendment” shall have the meaning set forth in Section 2.16 hereof.
“Permitted Dividends” shall mean those dividends and distributions (other than dividends payable in capital stock of the Company) permitted under Section 8.12 hereof, it being understood that the amount of Permitted Dividends paid in the form of property other than cash shall be determined by the Company in good faith using the same methodology that the Company uses to account for dividends in its periodic reports filed or to be filed with the Securities and Exchange Commission.
“Permitted Guaranties” shall mean (i) any Guarantee Obligation provided by the Company, for the benefit of a Subsidiary, covering any Debt or other obligation or liability permitted to be incurred or entered into by such Subsidiary, or not prohibited under this Agreement, and any other Guarantee Obligation of the Company or any Subsidiary in the ordinary course of business, (ii) any guaranties provided by a Subsidiary of the Company of (x) the Debt outstanding to any of the other Lenders, the Existing Senior Notes, Future Debt or any Permitted Refinancing of any of the foregoing (provided that concurrently with the giving of any such guaranty, such Subsidiary shall (if it has not done so prior to such date) enter into a Guaranty for the benefit of the Banks, substantially in the form of the Domestic Guaranty or otherwise in form and substance satisfactory to Agent) and (y) any other Debt or other obligations permitted or not prohibited by this Agreement, (iii) any agreement or other undertaking by the Company, as servicer or administrative agent of the Dealer Loan Pools or Purchased Contracts covered by a Permitted Securitization, to advance funds equal to the interest component of obligations issued as part of a Permitted Securitization and payable from collections on the related Installment Contracts, such payments to be repayable to Company on a priority basis from such collections, sales or other dispositions, provided that the aggregate amount of such advances under this clause (iii) at any time outstanding shall not exceed

$3,000,000, (iv) any obligations to make those investments permitted under subclause (j) of Section 8.8, to the extent such obligations constitute Guarantee Obligations and (v) other Guarantee Obligations of the Company or any of the Subsidiaries in an aggregate amount not to exceed, at any time outstanding, $2,000,000.
“Permitted Investments” shall mean:
(a)    Governmental Obligations;
(b)    Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision or public instrumentality of any of the foregoing, which are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;
(c)    Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with any Bank or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $50,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by Company or any of its Subsidiaries in the ordinary course of business or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
(d)    Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;
(e)    Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced;
(f)    Interests in any investment company or money market fund that invests substantially all of its assets in instruments of the type described in clauses (a) through (e) above;
(g)    Investments in corporate debt obligations of corporations organized under the laws of the United States of America or any state thereof, and Investments in structured securities (such as asset-backed securities, mortgage-backed securities, or commercial mortgaged-backed securities), that at the time of acquisition thereof have an assigned rating of “A-” or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and
(h)    Investments in preferred stock of corporations organized under the laws of the United States of America or any state thereof that at the time of purchase have an assigned rating of “A -” or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and
(i)    Investments by any Foreign Subsidiary in obligations similar in nature, term and credit quality to those enumerated in paragraphs (a) through (h) above, except that the applicable jurisdiction of formation or operation shall be substituted for the United States of America in each case.
“Permitted Liens” shall mean, with respect to any Person:
(a)    any Liens granted under or established by this Agreement or the other Loan Documents;
(b)    Liens for taxes, assessments, charges or other governmental levies not yet due and payable or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of contested taxes, adequate reserves with respect thereto are maintained on the books of the applicable Person as may be required by GAAP;
(c)    Liens imposed by law, including mechanics’, materialmen’s, banker’s, carriers’, warehousemen’s, landlord’s, repairmen’s and similar Liens arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;
(d)    Liens, pledges or deposits arising in connection with workers’ compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits (including obligations in respect of letters of credit, Guarantee Obligations or similar instruments related to any of the foregoing), and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, which, in the case of Liens, secure obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

(e)    (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business, (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, trade contracts (other than for Debt), government contracts, surety and appeal bonds, performance and return of money bonds, bids, licenses, leases or subleases (other than obligations under Capitalized Leases), agreements with utilities, fee and expense arrangements with trustees and fiscal agents, health safety and environmental obligations and other similar obligations (including letters of credit), (iii) liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent, purchase agreement permitted hereunder, or other agreement in respect of any Investment not prohibited hereunder; (iv) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and (v) Liens incurred on deposits to secure indemnification obligations entered into in the ordinary course of business relating to any disposition permitted hereunder;
(f)    Liens in the nature of any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate, could not reasonably be expected to materially adversely affect the present or future use of the property to which they relate, or to have a material adverse effect on the sale or lease of such property, or render title thereto unmarketable;
(g)    Liens (i) arising from judicial attachments and judgments, (ii) securing appeal bonds or supersedeas bonds, and (iii) arising in connection with court proceedings (including, without limitation, with respect to each of the foregoing, Liens arising in connection with surety bonds and letters of credit or any other instrument serving a similar purpose), provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being contested in good faith and by appropriate proceedings, (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto, (4) such Liens do not in the aggregate detract from the value of such property and (5) the title of the Company or a Subsidiary, as the case may be, to, and its right to use, such property, is not materially adversely affected thereby;
(h)    Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, or (ii) relating to purchase orders and other agreements entered into with customers of Company or its subsidiaries in the ordinary course of business;
(i)    Liens on property or assets deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging or otherwise acquiring or retiring Debt; provided that such repurchase, redemption, defeasance, repayment, satisfaction and discharge or other acquisition or retiring of Debt is not prohibited by this Agreement;
(j)    Liens on securities that are the subject of repurchase agreements constituting cash equivalents;
(k)    Liens:
(i)of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;
(ii)attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and
(iii)in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking or finance industry;
(l)    Liens securing judgments, awards or orders for the payment of money (other than any such Liens encumbering Dealer Loans, Dealer Loan Pools, Installment Contracts or other related assets which constitute Collateral, unless enforcement proceedings with respect to any such Liens have not been commenced) that, in each case, do not constitute an Event of Default pursuant to clause (g) of Section 9.1; and
(m)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.
“Permitted Merger(s)” shall mean any merger of (i) any Subsidiary (including, without limitation, a Guarantor, but excluding any Special Purpose Subsidiary) or any Person which is being acquired pursuant to a Permitted Acquisition into Company or (ii) the merger of any Subsidiary or any Person which is being acquired pursuant to a Permitted Acquisition (other than a Guarantor) into any other Subsidiary (excluding any Special Purpose Subsidiary) or any Person which is being acquired pursuant to a Permitted Acquisition, which, in each case, satisfies and/or is conducted in accordance with the following requirements:
(a)    not less than twenty (20) nor more than ninety (90) days prior to the consummation of such proposed merger, Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed merger to be furnished to Agent not less than twenty (20) days prior to such proposed merger);
(b)    immediately following and as the direct result of any such merger, the surviving or successor entity has succeeded by operation of applicable law (as confirmed by an opinion(s) of counsel in form and substance satisfactory to the Majority Banks, if requested by Agent or the Majority Banks) to all of the obligations of the non-surviving entity under this Agreement and the other Loan Documents, and to all of the property rights of such non-surviving entity subject to the applicable Loan Documents;
(c)    concurrently with such proposed merger, the surviving entity involved in such merger shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation opinions of counsel, amendments, acknowledgments and consents), if any, as reasonably requested by the Majority Banks; and
(d)    both immediately before and immediately after such merger, no Default or Event of Default (whether or not related to such merger), has occurred and is continuing.
“Permitted Refinancing” shall mean with respect to the Debt of any Person, any modification, replacement, refinancing, refunding, defeasance, satisfaction and discharge, renewal or extension of such Debt (the “Refinanced Debt”) from time to time, in whole or in part; provided, in the case of any such modification, replacement, refinancing, refunding, defeasance, satisfaction and discharge, renewal or extension, that any Debt incurred in connection therewith (the “Permitted Refinancing Debt”) has an aggregate outstanding principal amount not greater than the amount of Refinanced Debt, plus any accreted amount, unpaid accrued interest and premium (including tender or prepayment premiums thereon), and underwriting discount, and any other fees, commissions and expenses; and, provided further that, all or a portion of Permitted Refinancing Debt may either be (i) applied to repurchase, redeem, defease, repay, satisfy and discharge, or otherwise acquire or retire the Refinanced Debt substantially concurrently with the incurrence of such Permitted Refinancing Debt, (ii) deposited into a segregated account subject to a trust, escrow or other funding arrangement entered into in connection with the issuance or incurrence of such Permitted Refinancing Debt for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring the Refinanced Debt, or (iii) applied to reduce the outstanding balance of Advances under the Revolving Credit or, provided that no Default or Event of Default has occurred and is continuing, the outstanding balance under any warehouse line established pursuant to the applicable Securitization Documents. “Permitted Refinancing” shall be deemed to include, for all purposes, any successive Permitted Refinancing.
“Permitted Refinancing Debt” shall mean any Debt issued pursuant to a Permitted Refinancing.
“Permitted Repurchase” shall mean (i) any purchases by the Company of its capital stock during the period commencing on the Effective Date and ending on the Revolving Credit Maturity Date then in effect; provided that at the time of any such purchase, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, and (ii) any purchases by any Subsidiary of its capital stock during the period commencing on the Effective Date and ending on the Revolving Credit Maturity Date then in effect.
“Permitted Securitization(s)” shall mean each transfer or encumbrance (each a “disposition”) of (I) specific Dealer Loan Pools (and any interest in and lien on the Installment

Contracts, motor vehicles, and other rights and financial assets relating thereto) or specific Purchased Contracts (and any interest in and lien on motor vehicles and other rights and financial assets relating thereto), or (II) the trust certificate issued to evidence the residual interest in Dealer Loan Pools, Installment Contracts or Purchased Contracts and other financial assets transferred or encumbered pursuant to a prior Permitted Securitization, in each case by the Company or one or more of its Subsidiaries to one or more Special Purpose Subsidiaries or, in the case of a Securitization Transaction described in Clause (II) of this definition (a “Bridge Securitization”), from one Special Purpose Subsidiary to another Special Purpose Subsidiary, conducted in accordance with the following requirements:
(a)    Each disposition in clause (I) shall identify with reasonable certainty the specific Dealer Loan Pools or Purchased Contracts, as applicable, covered by such disposition; and (x) such Dealer Loan Pools or Purchased Contracts shall have performance and other characteristics so that the quality of such Dealer Loan Pools or Purchased Contracts, as the case may be, is comparable to, but not materially better than, the overall quality of the Company’s Dealer Loan Pools or Purchased Contracts, as applicable, as determined in good faith by the Company in its reasonable discretion or (y) with respect to any such assets assigned to an uncapped Dealer Loan Pool subsequent to such Dealer Loan Pool becoming a Securitized Pool in conformity with the standards set forth in clause (x) of this subparagraph (a), the assets covered by such dispositions were assigned to such Dealer Loan Pool in the order such assets were originated and without the exercise of any discretion by the Company;
(b)    Both before and after giving effect to such disposition (and taking into account any reduction in the Indebtedness with the proceeds of such disposition), the Company shall be in compliance with the Borrowing Base Limitation;
(c)    Each such Securitization Transaction shall be structured on the basis of the issuance of Debt or other similar securities by one or more Special Purpose Subsidiaries which Debt or other securities shall be without recourse to Company and its other Subsidiaries, except to the extent of normal and customary representations and warranties with respect to Dealer Loan Pools, Installment Contracts and Purchased Contracts, in each case given as of the date of each such disposition and otherwise on normal and customary terms and conditions for comparable securitization transactions, which may include clean up call provisions (it being understood that, for purposes of this subparagraph (c), the terms and conditions governing Securitization Transactions made by the Company prior to the date of this Agreement or, if later, the date of the most recent amendment to this Agreement entered into by the Company, Agent and the requisite Banks, shall be deemed to have been made on normal and customary terms and conditions for comparable Securitization Transactions); and
(d)    Both immediately before and after such disposition, no Default or Event of Default (whether or not related to such disposition) has occurred and is continuing.
In connection with each Permitted Securitization to be conducted hereunder, as applicable, the Company shall provide the following:

(i)    in the case of the proposed execution of the initial Securitization Documents for a new Securitization Transaction, to the Agent and the Banks (x) not less than three (3) Business Days prior to the date of consummation thereof (or such lesser period as approved by Agent), proposed drafts of the material Securitization Documents covering or relating to the disposition of financial assets in the applicable Securitization Transaction, including without limitation the proposed form of the release of financial assets, and any related exhibits or schedules (“Form of Release”) and (y) within twenty (20) Business Days following the consummation thereof, executed copies of such Securitization Documents, including, if applicable, a summary of any material changes from the draft documents delivered to Agent and the Banks prior thereto;
(ii)for each disposition of financial assets (subject to clause (iii), below) after the Company’s delivery of Securitization Documents to the Agent in accordance with the immediately preceding clause (i) (including the first disposition under a new Securitization Transaction), to the Agent, not less than three (3) Business Days (the “Notice Period”) prior to the proposed transfer of such financial assets pursuant to the applicable Securitization Transaction (or such lesser period as approved by Agent), written notice that the Company intends to make a disposition of financial assets (identifying the applicable Securitization Transaction, and the approximate amount of financial assets to be transferred), accompanied by a certification:
(w)    that the applicable Securitization Transaction (and related dispositions) will constitute a Permitted Securitization hereunder,
(x)    that the applicable Securitization Documents remain in effect substantially in the form previously furnished to Agent (or identifying any material changes, and attaching any material amendment, supplement or other modification previously entered into in respect of such Prior Securitization), and
(y)    that, after giving effect to such disposition (and taking into account any reduction in the Indebtedness with the proceeds of such disposition), it will be in compliance with the Borrowing Base Limitation, and
(z) that either (A) none of the assets covered by such disposition were included in the most recent quarterly Borrowing Base Certificate delivered to Agent under Section 7.3(d) hereof prior to such disposition or (B) assets covered by such disposition were included in such prior Borrowing Base Certificate, in which event (but only if the Company or any of its Subsidiaries (other than any Excluded Subsidiary) are obligated at such time under Debt (other than the Indebtedness) which is secured by the Collateral), such certification shall be accompanied by a new Borrowing Base Certificate (and any supporting information reasonably required by Agent) dated as of the proposed date of the applicable disposition and demonstrating, based on projected information and giving effect to such disposition (and taking into account any reduction in the

Indebtedness with the proceeds of such disposition), that the Company will be in compliance with the Borrowing Base Limitation;
whereupon, unless Agent has notified the Company that the requirements for a Permitted Securitization have not been satisfied with respect to such Securitization Transaction prior to the expiration of the Notice Period, the financial assets covered by such disposition which had been originated prior to the date of such release may be transferred by the Company pursuant to the Securitization Documents for the applicable Permitted Securitization and the Company shall be authorized to execute and deliver and/or file, as the case may be, appropriate releases of such financial assets using the Form of Release previously furnished to Agent, and shall promptly deliver a copy of such release (and all exhibits and schedules thereto) to Agent;

(iii)Notwithstanding the provisions of the immediately preceding clause (ii) of this post-amble, in the case of a disposition of assets to an uncapped Securitized Pool previously transferred pursuant to a Prior Securitization, no prior notice from Company to Agent shall be required under such clause and, subject to the requirements set forth in clauses (a) through (d) of this definition, all such financial assets (whether originated before or after the date of the transfer of the uncapped Securitized Pool), shall be released and the Lien of the Security Agreement shall be deemed not to have attached to any such assets when the Company or any of its Subsidiaries subsequently acquires rights in, to or under such assets and such assets are transferred to an uncapped Securitized Pool. Furthermore, in the case of the transfer of financial assets from a Prior Securitization to a new Securitization Transaction or by one Special Purpose Subsidiary to another pursuant to a Bridge Securitization, in each case in compliance with this Agreement, the Lien of the Security Agreement shall be deemed not to attach to any financial assets so transferred, even if such transfers are made through the Company or any of its other Subsidiaries for reassignment as part of a single transaction. If, however, in any case other than those described in this clause (iii), the Company or any of its Subsidiaries (other than a Special Purpose Subsidiary) reacquires rights in such financial assets, the Lien of the Security Agreement shall be deemed automatically to reattach to such assets without any further action on the part of Agent or the Banks, provided that, for the avoidance of doubt, any acquisition by the Company of a Dealer’s right to share in collections on Installment Contracts transferred to a Securitized Pool and corresponding rights under the related Dealer Agreements shall not be subject to a Lien under this Agreement unless and until any such Installment Contract is reassigned to the Company or a Subsidiary of the Company; and
(iv)promptly following the reasonable request of Agent, any additional information (including without limitation collection information and/or a “static pool analysis”) reasonably requested by Agent in connection with such Securitization Transaction.

Furthermore, in connection with each applicable Securitization Transaction, the Agent agrees, promptly following the reasonable request of Company, to execute a written confirmation, in form reasonably acceptable to the Agent, confirming the Company’s compliance with the requirements set forth herein and the release from the Lien of the Security Agreement of those financial assets released, or deemed released, hereunder.

“Permitted Transfer(s)” shall mean (i) any sale, assignment, transfer or other disposition of inventory or worn-out or obsolete machinery, equipment or other such personal property in the ordinary course of business, (ii) any transfer of property by a Subsidiary to the Company or by the Company or any Subsidiary to a Domestic Subsidiary (excluding any Special Purpose Subsidiary) provided that in each case, immediately before and after such transfer, no Default or Event of Default shall have occurred and be continuing, (iii) any transfer of the capital stock of a Special Purpose Subsidiary to the Company or to any other Subsidiary which is not a Special Purpose Subsidiary (iv) any transfer of funds or other property paid as a dividend by a Subsidiary to the Company or any other Subsidiary to the extent permitted by clause (i) of Section 8.12 hereof, and (v) sales or transfers of Permitted Investments.

“Person” shall mean an individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.
“Prime Rate” shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.
“Prior Credit Agreement” is defined in Recital B to this Agreement.
“Prior Securitization” shall mean a Permitted Securitization (and the related Securitization Documents) consummated prior to the particular disposition, release or other transaction then being considered.
“Prohibited Transaction” shall mean any transaction involving a Pension Plan which constitutes a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
“Purchased Contract Balance” shall mean, as of any applicable date of determination, with respect to any Purchased Contract, the amount paid to the Dealer plus revenue accrued in accordance with the Company’s adjusted accounting policies, less collections on such Purchased Contract and reported in the applicable Borrowing Base Certificate, provided that, the Purchased Contract Balance shall not include any Purchased Contracts transferred or encumbered pursuant to a Permitted Securitization (whether or not attributable to the Company under GAAP), unless and until such Purchased Contracts are reassigned to the Company or a Domestic Subsidiary of the Company or such encumbrances are discharged.
“Purchased Contracts” shall mean Installment Contracts purchased by the Company or any of its Subsidiaries under Outright Dealer Agreements.

“Purchasing Bank” shall have the meaning set forth in Section 13.14.
“Quoted Rate” shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.
“Quoted Rate Advance” shall mean any Swing Line Advance which bears interest at the Quoted Rate.
“Refunded Swing Line Advance” is defined in Section 2.5(e) hereof.
“Register” is defined in Section 13.8 hereof.
“Related Parties” shall mean with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Related Real Property Assets” shall mean, with respect to any real property, fixtures, related real property rights, related contracts and proceeds of such real property (including, without limitation, insurance proceeds in respect of the foregoing).
“Reimbursement Obligation(s)” shall mean the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 3.6(a)).
“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
~~[“Replacement Date” is defined in Section 11.3 hereof. ]~~
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Request for Advance” shall mean a Request for Advance of the Revolving Credit issued by Company and countersigned by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A.
“Request for Swing Line Advance” shall mean a Request for Advance of the Swing Line issued by Company and countersigned by the Company under Section 2.5 of this Agreement in the form annexed hereto as Exhibit F.
“Requirement of Law” shall mean as to any Person, any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Credit” shall mean the revolving credit loan to be advanced to the Company by the Banks pursuant to Section 2 hereof, in an amount not to exceed the Revolving Credit Aggregate Commitment.
“Revolving Credit Aggregate Commitment” shall mean the aggregate of the Revolving Credit Commitments of the Banks as set forth on Schedule 1.2 hereto, subject to any increases in the Revolving Credit Aggregate Commitment pursuant to Section 2.17 of this Agreement, by an amount not to exceed the Revolving Credit Optional Increase, and subject to any reductions or termination of the Revolving Credit Aggregate Commitment under Sections 2.15 or 9.2 of this Agreement; provided, however, that in no event shall the Revolving Credit Aggregate Commitment hereunder at any time exceed Five Hundred Million Dollars ($500,000,000).
“Revolving Credit Commitment Amount” shall mean with respect to any Bank, (i) if the Revolving Credit Aggregate Commitment has not been terminated, the amount specified opposite such Revolving Credit Bank’s name in the column entitled “Revolving Credit Commitment Amount” on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof; and (ii) if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the amount equal to its Percentage of the aggregate principal amount outstanding under the Revolving Credit (including the outstanding Letter of Credit Obligations and any outstanding Swing Line Advances).
“Revolving Credit Facility Fee” shall mean the facility fee payable to Agent for distribution to the Banks pursuant to Section 2.13, hereof.
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) the Maturity Date (or, if an Extension Agreement has been entered into after the Ninth Amendment Effective Date and is in effect, then (x) for each Non-Extending Bank, the Non-Extended Maturity Date and (y) for each Extending Bank, the Extended Maturity Date), in each case as such date may be extended from time to time pursuant to Section 2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated (or the entire unpaid Indebtedness shall be accelerated) pursuant to Section 2.15 or 9.2 hereof, and, as used herein, if an Extension Agreement has been entered into after the Ninth Amendment Effective Date and is in effect, Revolving Credit Maturity Date shall refer either to the Revolving Credit Maturity Date applicable to the Non-Extending Banks or the Revolving Credit Maturity Date applicable to the Extending Banks, as the case may be.
“Revolving Credit Notes” shall mean the Notes described in Section 2.1 hereof, made or to be made by Company to each of the Banks in the form annexed to this Agreement as Exhibit C, as such Notes may be amended, renewed, replaced or extended from time to time.
“Revolving Credit Optional Increase” shall mean, at any time of determination, an amount equal to the difference between (i) $500,000,000 and (ii) the Revolving Credit Aggregate Commitment at such time.

“RTP Program” shall mean that certain Real-Time Payments Service, established and maintained by the Company with the RTP Provider in accordance with the RTP Providers Cash Management Terms and Conditions and the RTP Program Documents, including any line of credit facility offered by the RTP Provider as part of the RTP Program, so long as (i) advances under such line of credit are available (and are applied automatically) to settle amounts becoming due in respect of the account established by the RTP Provider for the RTP Program (or any other real time payment service program) and (ii) such line of credit is unsecured except, as a Banking Products Obligation, under the Loan Documents.

“RTP Program Documents” shall mean those documents applicable to the RTP Program as set forth on Attachment 1 hereto (such documents, or summaries thereof, in the form provided to the Agent prior to the effective date of the Tenth Amendment), as amended, modified, supplemented, replaced or refinanced from time to time, together with such other corporate authority documents, certificates, notices and the like executed and delivered from time to time in connection with the RTP Program.

“RTP Provider” shall mean the provider of the Banking Product Obligations under the RTP Program. As of the effective date of the Tenth Amendment, Citizens Bank, N.A. is the RTP Provider.

“Sanction(s)” shall mean any economic or financial sanction administered or enforced by the United States Government (including, without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“Sanctioned Country” shall mean a country, region or territory which is the subject or target of a comprehensive sanctions program maintained under any Anti-Terrorism Law.
“Sanctioned Person” shall mean (a) any Person listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred Person, or that is the subject or target of any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law, (b) any Person organized or resident in a Sanctioned Country or operating in a Sanctioned Country in violation of any Anti-Terrorism Law, or (c) any Person controlled by one or more Persons described in the foregoing clauses (a) or (b). For purposes of this definition, control of a Person shall mean the power to vote 50% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person.
“Securitization Documents” shall mean any transfer or security document, master trust or other trust agreement, servicing agreement, indenture, pooling agreement, or contribution or sale agreement executed and delivered, subject to the terms of this Agreement, to effect a transfer of financial assets in connection with or to secure (or otherwise relating to) a Permitted Securitization, as the same may be amended from time to time (subject to the terms hereof) and any and all other documents executed in connection therewith or replacement or renewal thereof.

“Securitization Transaction” shall mean a transfer of, or grant of a Lien on, Dealer Loan Pools, Installment Contracts, Purchased Contracts, accounts receivable and/or other financial assets, and any related pools thereof, by the Company or any Subsidiary to a Special Purpose Subsidiary or other special purpose or limited purpose entity and the issuance (whether by such Special Purpose Subsidiary or other special purpose or limited purpose entity or any other Person) of Debt or of any securities secured directly or indirectly by interests in, or of trust certificates, or other securities directly or indirectly evidencing interests in, such Dealer Loan Pools, Installment Contracts, Purchased Contracts, accounts receivable and/or other financial assets and any related pools thereof.
“Securitized Pool(s)” shall mean a Dealer Loan Pool, whether capped or uncapped, which has been transferred to a Permitted Securitization, including a Prior Securitization.
“Security Agreement” is defined in the definition of Collateral Documents.
“Seventh Amendment Effective Date” shall mean December 15, 2020.
“Shares”, “share capital”, “capital stock”, “stock” and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.
“Significant Domestic Subsidiaries” shall mean those Domestic Subsidiaries identified as such on Schedule 6.5 hereto, and any Domestic Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.
“Significant Subsidiary(ies)” shall mean, as of any date of determination, any Subsidiary (i) which is designated by the Company (in writing to Agent) as a Significant Subsidiary or (ii) which has total assets (but excluding in the calculation of total assets, for any Subsidiary, any assets which constitute Intercompany Loans, Advances and Investments by such Subsidiary to Company or another Subsidiary outstanding from time to time and any assets which are acquired or arise pursuant to a Permitted Securitization, including any Equity Interest in a Special Purpose Subsidiary) in excess of two percent (2%) of Company’s Consolidated Tangible Net Worth (or five percent (5%) in the case of CAC Reinsurance, Ltd.), determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof); provided however that, (i) whether or not it satisfies the aforesaid net worth test, none of any Special Purpose Subsidiary or the US LLC (so long as it is considered a Foreign Subsidiary hereunder), shall be a Significant Subsidiary, and (ii) the Domestic Reinsurance Subsidiary shall be considered a Significant Subsidiary solely for purposes of Section 7.19(a)(ii) hereof and not for any other purpose.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
~~[“SOFR Adjustment” shall mean 0.10% (10 basis points) per annum.]~~
“Special Purpose Subsidiary(ies)” shall mean any wholly-owned direct or indirect Subsidiary of the Company established for the sole purpose of conducting one or more Permitted Securitizations and otherwise established and operated in accordance with customary industry practices.
“Subordinated Debt” shall mean any unsecured Debt subordinated to the prior payment and discharge in full of the Indebtedness, on written terms and conditions approved by and acceptable to the Majority Banks.
“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership (whether general or limited) or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to each Person which is a Subsidiary of the Company and “100% Subsidiary(ies)” shall mean any Subsidiary whose stock or partnership, membership or other Equity Interests (other than directors’ or qualifying shares or other interests to the extent required under applicable law) are owned directly or indirectly entirely by the Company.
~~[“Successor Rate” is defined in Section 11.3 hereof. ]~~
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Sweep Agreement” shall mean any agreement relating to the “Sweep to Loan” automated system of the Agent or any other cash management arrangement which the Company and the Agent have executed for the purposes of effecting the borrowing and repayment of Swing Line Advances.
“Swing Line” shall mean the revolving credit loan to be advanced to the Company by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof) not to exceed, at any one time outstanding, the Swing Line Maximum Amount.
“Swing Line Advance” shall mean an Advance made by Swing Line Bank to Company pursuant to Section 2.5 hereof.
“Swing Line Bank” shall mean Comerica Bank, in its capacity as bank under Section 2.5 of this Agreement, and its successors and assigns.

“Swing Line Maximum Amount” shall mean Forty Million Dollars ($40,000,000).
“Swing Line Notes” shall mean the swing line notes described in Section 2.5 hereof, made by Company to Swing Line Bank in the form annexed hereto as Exhibit E, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.
“S&P” shall mean Standard & Poor’s Ratings Group, and its successors.
“tax”, “taxes” and “taxation” are defined in Section 10.1(d).
“Term SOFR” shall mean:
~~[“]~~(a)    for any calculation with respect to a Term SOFR~~[” shall mean, for any applicable interest period]~~ Advance, the Term SOFR Reference Rate for ~~[such interest period]~~a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such ~~[interest period for such Advance]~~Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Detroit time) on any Periodic Term SOFR Determination Day~~[, ]~~ the Term SOFR Reference Rate for ~~[such interest period]~~the applicable tenor has not been published by the Term SOFR Administrator~~[, then “]~~ and a Benchmark Replacement Date with respect to the Term SOFR~~[”]~~ Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such ~~[interest period (for such Advance)]~~tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day ~~[on]~~for which such ~~[rate is]~~Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as ~~[the]~~such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day~~[. ]~~, and
(b)    for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Detroit time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean (a) with respect to Daily Simple SOFR, 0.10% (10 basis points) per annum; and (b) with respect to Adjusted Term SOFR, 0.10% (10 basis points) per annum.
“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Advance” shall mean any Advance which bears interest at Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Trusts” shall mean the trusts established in connection with the Company’s vehicle service contract business or other ancillary product business and required to be Consolidated with the Company and its Subsidiaries under GAAP.
“Twelfth Amendment Effective Date” shall mean June 17, 2024.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Cash” shall mean cash of the Company and its consolidated subsidiaries which is not subject to any pledge, security interest, lien, mortgage or other encumbrance, except (a) a lien in favor of Agent to secure the Indebtedness and (b) in the case of cash deposits held in a deposit account at a financial institution other than Agent, a customary banker’s lien in favor of such financial institution so long as Company has the unrestricted right, at any time, to access, withdraw, assign or transfer such deposits, and such deposits are not subject to any account control agreement or other agreement under which such rights are or can be restricted.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“US LLC” shall mean CAC International Holdings, LLC.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Certain Rules of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, restatements, supplements, waivers and other modifications, extensions or renewals (to the extent not prohibited by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; and (e) any Person include successors and assigns.
As used herein or in any of the other Loan Documents, “continuing representations and warranties” shall refer to those representations and warranties which are not given solely as of a specific date; such continuing representations and warranties shall be deemed remade as of the date of each Request for Advance or Request for Swing Line Advance, as applicable (and as of the making of such Advance), except for any Advance consisting of any refunding or conversion of a borrowing, as of the issuance of a Letter of Credit and as of the effective date of any other Loan Document (containing such continuing representations and warranties, to the extent set forth therein) delivered pursuant to or in connection with this Agreement.
1.3Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the ~~[BSBY]~~Term SOFR Reference Rate,

Adjusted Term SOFR or Term SOFR or any component definition thereof or ~~[any ]~~rates referred to in the definition thereof, or any ~~[Successor Rate]~~alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such ~~[Successor Rate]~~alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the ~~[BSBY]~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other ~~[Successor Rate]~~Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent, the Banks, and their respective affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the ~~[BSBY Rate, any Successor Rate]~~Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or alternative rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Company. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the ~~[BSBY Rate or any Successor Rate,]~~Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Company, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.REVOLVING CREDIT
2.1Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Revolving Credit to the Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, in Dollars, not to exceed at any one time outstanding such Bank’s Percentage of the Revolving Credit Aggregate Commitment. All of the Advances of the Revolving Credit hereunder may be evidenced by Revolving Credit Notes made by Company to each of the Banks requesting a Revolving Credit Note in the form attached hereto as Exhibit C and in a principal amount equal to such Bank’s Revolving Credit Commitment Amount, subject to the terms and conditions of this Agreement.
2.2Accrual of Interest and Maturity; Evidence of Indebtedness.

(a)Company hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Advance of the Revolving Credit (plus all accrued and unpaid interest) of such Bank to Company on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Advance of the Revolving Credit shall, from time to time from and after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

(b)Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Company to the appropriate lending office of such Bank resulting from each Advance of the Revolving Credit made by such lending office of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.
(c)The Agent shall maintain the Register pursuant to Section 13.8(g), and a subaccount therein for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Advance made hereunder, the type thereof and each Interest Period applicable to any ~~[BSBY Rate]~~Term SOFR Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from Company to each Bank hereunder in respect of the Advances of the Revolving Credit and (iii) the amount of any sum received by the Agent hereunder from Company in respect of the Advances of the Revolving Credit, each Bank’s share thereof and the amounts paid by the Agent to the Banks with respect thereto.
(d)The entries made in the Register maintained pursuant to paragraph (c) of this Section 2.2 shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Company therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of Company to repay the Advances of the Revolving Credit (and all other amounts owing with respect thereto) made to Company by the Banks in accordance with the terms of this Agreement.
(e)Company agrees that, upon written request to the Agent by any Bank, Company will execute and deliver, to such Bank, at Company’s own expense, a Revolving Credit Note meeting the requirements of Section 2.1.
2.3Requests for and Refundings and Conversions of Advances. Company may request an Advance of the Revolving Credit, a refund of any Advance of the Revolving Credit in the same type of Advance or to convert any Advance to any other type of Advance of the Revolving Credit only by delivery to Agent of a Request for Advance executed by an Authorized Signer for the Company, subject to the following and to the remaining provisions hereof:
(a)each such Request for Advance shall set forth the information required on the Request for Advance, including without limitation:
(i)the proposed date of such Advance (or the refunding or conversion of an outstanding Advance), which must be a Business Day;
(ii)whether such Advance is a new Advance (or a refunding or conversion of an outstanding Advance); and

(iii)whether such Advance is to be a Base Rate Advance or a ~~[BSBY Rate]~~Term SOFR Advance, and, in the case of a ~~[BSBY Rate]~~Term SOFR Advance, the first Interest Period applicable thereto.
(b)each such Request for Advance shall be delivered to Agent by 12:00 noon (Detroit time) two (2) U.S. Government Securities Business Days prior to the proposed date of Advance, except in the case of a Base Rate Advance, for which the Request for Advance must be delivered by 1:00 p.m. (Detroit time) on such proposed date;
(c)on the proposed date of such Advance and after giving effect to all outstanding requests for Advances of the Revolving Credit and Swing Line Advances and Letters of Credit requested by the Company on such date of determination (including, without duplication, Advances that are deemed disbursed pursuant to Section 3.6(a) hereof in respect of the Company’s Reimbursement Obligations hereunder)) the principal amount of all Advances and Letter of Credit Obligations shall not exceed the lesser of (i) the Revolving Credit Aggregate Commitment and (ii) the Borrowing Base Limitation, in each case then applicable; provided however, that, in the case of any Advance of the Revolving Credit being applied to refund an outstanding Swing Line Advance or repay any Letter of Credit Obligations, the aggregate principal amount of Swing Line Advances to be refunded or Letter of Credit Obligations to be paid, as the case may be, shall not be included for purposes of calculating the limitation under this Section 2.3(c);
(d)the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Base Rate Advance at least One Million Five Hundred Thousand Dollars ($1,500,000) and (ii) in the case of a ~~[BSBY Rate]~~Term SOFR Advance at least Two Million Five Hundred Thousand Dollars ($2,500,000), or the remainder available under the Revolving Credit Aggregate Commitment if less than $2,500,000 and at any one time there shall not be in effect more than ~~[seven]~~ten (~~[7]~~10) Applicable Interest Rates and Interest Periods;
(e)a Request for Advance, once delivered to Agent, shall not be revocable by Company;
(f)each Request for Advance (except for any Request for Advance consisting of a refunding or conversion of a borrowing) shall constitute and include a certification by the Company as of the date thereof that:
(i)both before and after such Advance, the obligations of the Company set forth in this Agreement and of Company and its Subsidiaries in the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of such Persons;
(ii)all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

(iii)there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both immediately before and after giving effect to such Advance);
(iv)the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance, except to the extent such representations and warranties (other than Section 6.12 hereof, which shall be deemed to be remade as of the date of such Request for purposes of this clause (iv), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date (both immediately before and after giving effect to such Advance); and
(v)the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company.
Agent, acting on behalf of the Banks, may, at its option, lend under this Section 2 upon the telephone or e-mail request of an Authorized Signer of the Company to make such requests and, in the event Agent, acting on behalf of the Banks, makes any such Advance upon a telephone or email request, the Authorized Signer shall fax or deliver by electronic file to Agent, on the same day as such telephone or email request, an executed Request for Advance. The Company hereby authorizes Agent to disburse Advances under this Section 2.3 pursuant to the telephone or e-mail instructions of any person purporting to be an Authorized Signer. Notwithstanding the foregoing, the Company acknowledges that it shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.
2.4Disbursement of Advances.

(a)Upon receiving any Request for Advance from Company under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is being requested by each Bank in an amount equal to its Percentage of such Advance. Unless such Bank’s commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available the amount of its Percentage of each Advance in immediately available funds to Agent, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 1:00 p.m. (Detroit time) on the date of such Advance.
(b)Subject to submission of an executed Request for Advance by Company without exceptions noted in the compliance certification therein, Agent shall make available to Company the aggregate of the amounts so received by it from the Banks, not later than 4:00

p.m. (Detroit time) on the date of such Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct in writing, provided that such direction is timely given.
(c)Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank’s Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid. Agent may, but shall not be obligated to, make available to Company the amount of such payment, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent’s demand therefor, and Agent has, in fact, made a corresponding amount available to Company, the Agent shall promptly notify Company and Company shall pay such amount to Agent, if such notice is delivered to Company prior to 1:00 p.m. (Detroit time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day, and such amount paid by Company shall be applied as a prepayment of the Revolving Credit (without any corresponding reduction in the Revolving Credit Aggregate Commitment), reimbursing Agent for having funded said amounts on behalf of such Bank. The Company shall retain its claim against such Bank with respect to the amounts repaid by it to Agent and, if such Bank subsequently makes such amounts available to Agent, Agent shall promptly make such amounts available to the Company as an Advance of the Revolving Credit. Agent shall also be entitled to recover from such Bank or Company, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:
(i)in the case of such Bank, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation (plus any administrative, processing or similar fees assessed by Agent in connection with the foregoing); and
(ii)in the case of Company, the rate of interest then applicable to such Advance of the Revolving Credit.
Until such Bank has paid Agent such amount, such Bank shall have no interest in or rights with respect to such Advance for any purposes whatsoever. The obligation of any Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank’s failure to make any loan or Advance hereunder.
2.5Swing Line.

(a)Advances. The Swing Line Bank may, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), but shall not be required to, make one or more Advances (each such advance being a “Swing Line Advance”) to Company from time to time on any Business Day during the period from the Effective Date until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, in Dollars, not to exceed at any time outstanding the Swing Line Maximum Amount. Subject to the terms set forth herein, advances, repayments and readvances may be made under the Swing Line.
(b)Accrual of Interest.
(i)Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to Swing Line Bank resulting from each Swing Line Advance from time to time, including the amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment made on any Swing Line Advance from time to time. The entries made in such account or accounts of Swing Line Bank shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of Swing Line Bank to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Swing Line Advances (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.
(ii)The Company agrees that, upon the written request of Swing Line Bank, the Company will execute and deliver to Swing Line Bank a Swing Line Note.
(iii)Company unconditionally promises to pay to the Swing Line Bank the then unpaid principal amount of such Swing Line Advance (plus all accrued and unpaid interest) on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Swing Line Advance shall, from time to time after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.
(c)Requests for Swing Line Advances. Company may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by an Authorized Signer for Company, subject to the following and to the remaining provisions hereof:
(i)each such Request for Swing Line Advance shall set forth the information required on the Request for Swing Line Advance, including without limitation:

(A)the proposed date of such Swing Line Advance, which must be a Business Day;
(B)whether such Swing Line Advance is to be a Base Rate Advance, a ~~[BSBY Rate]~~Term SOFR Advance or a Quoted Rate Advance; and
(C)the duration of the Interest Period applicable thereto.
(ii)on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Swing Line Advances made by Company as of the date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount;
(iii)on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Advances of the Revolving Credit and Swing Line Advances and Letters of Credit requested by the Company on such date of determination (including, without duplication, Advances that are deemed disbursed pursuant to Section 3.6(a) hereof in respect of the Company’s Reimbursement Obligations hereunder), the sum of (x) the aggregate principal amount of all Advances of the Revolving Credit and the Swing Line Advances outstanding on such date plus (y) the Letter of Credit Obligations on such date shall not exceed the lesser of the then applicable (A) the Revolving Credit Aggregate Commitment and (B) the Borrowing Base Limitation;
(iv)the principal amount of such Swing Line Advance, plus the amount of any other outstanding Advance of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Base Rate Advance at least Three Hundred Thousand Dollars ($300,000) and (ii) in the case of a Quoted Rate Advance or a ~~[BSBY Rate]~~Term SOFR Advance at least Three Hundred Thousand Dollars ($300,000) (or a larger integral multiple of One Hundred Thousand Dollars ($100,000)), and at any one time there shall not be in effect more than eight (8) Applicable Interest Rates and Interest Periods;
(v)each such Request for Swing Line Advance shall be delivered to the Swing Line Bank, by 3:00 p.m. (Detroit time) on the proposed date of the Advance; and
(vi)each Request for Swing Line Advance, once delivered to Swing Line Bank, shall not be revocable by Company, and shall constitute and include a certification by the Company as of the date thereof that:
(A)both before and after such Swing Line Advance, the obligations of the Company set forth in this Agreement and of the

Company and its Subsidiaries in the Loan Documents, are valid, binding and enforceable obligations of such Persons;
(B)all conditions to the making of Swing Line Advances have been satisfied (both before and after giving effect to such Advance);
(C)both before and after the making of such Swing Line Advance, there is no Default or Event of Default in existence; and
(D)both before and after such Swing Line Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties (other than Section 6.12 hereof, which shall be deemed to be remade as of the date of such Request for purposes of this clause (D), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date.
(vii)At the option of the Agent, subject to revocation by Agent at any time and from time to time and so long as the Agent is the Swing Line Bank, Company may utilize the Agent’s “Sweep to Loan” automated system for obtaining Swing Line Advances and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swing Line Advances shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time a Swing Line Advance is made using the “Sweep to Loan” system, Company shall be deemed to have certified to the Agent and the Banks each of the matters set forth in clause (vi) of this Section 2.5(b). Principal and interest on Swing Line Advances requested, or deemed requested, pursuant to this Section shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of the Swing Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date. Agent may suspend or revoke Company’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to Company for the funding of Swing Line Advances hereunder (or otherwise), and the regular procedures set forth in this Section 2.5 for the making of Swing Line Advances shall be deemed immediately to apply. Agent may, at its option, also elect to make Swing Line Advances upon Company’s telephone requests on the basis set forth in the last paragraph of Section 2.3, provided that the Company complies with the provisions set forth in this Section 2.5.
(d)Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall, at its option, make available to Company the amount so requested not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct, provided such direction is timely given.
Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.
(e)Refunding of or Participation Interest in Swing Line Advances.
(i)The Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Bank, shall) on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf) request each of the Banks (including the Swing Line Bank in its capacity as a Bank) to make an Advance of the Revolving Credit to Company, in an amount equal to such Bank’s Percentage of the principal amount of the aggregate Swing Line Advances outstanding on the date such notice is given (the “Refunded Swing Line Advances”). In the case of each Refunded Swing Line Advance, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Base Rate Advance. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the Company for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(e)(iii), each Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time on the Business Day next succeeding the date such notice is given in immediately available funds. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances subject to Section 10.1 hereof.
(ii)If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 9.1(j) hereof shall have occurred, each Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance that was to have been refunded in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Bank within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent for the benefit of the Swing Line Bank, in immediately available funds, an amount equal to its Percentage of the aggregate principal amount of all Swing Line Advances outstanding as of such date. Upon receipt thereof, the Agent will deliver to such Bank a participation certificate evidencing such participation.
(iii)Each Bank’s obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with Section 2.5(e)(i) and (ii) shall, except in respect of any Swing Line Advance made by the Swing Line Bank more than one (1) Business Day after it has received written notice to suspend Swing Line Advances in accordance with the last paragraph of this Section 2.5(e)(iii), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Company, or any other Person; (D) any breach of this Agreement by the Company or any other Person; (E) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Advance of the Revolving Credit is to be made or such participating interest is to be purchased, (F) the termination of the Revolving Credit Aggregate Commitment hereunder, or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Bank to make available its pro rata portion of the amounts required pursuant to Section 2.5(e)(i) or (ii) hereof shall not be affected by the failure of any other Bank to make such amounts available, and no Bank shall have any liability to the Company, any of its Subsidiaries, the Agent, the Swing Line Bank, or any other Bank or any other party for another Bank’s failure to make available the amounts required under Section 2.5(e)(i) or (ii) hereof.
Notwithstanding the foregoing, however, no Bank shall be required to make any Advances of the Revolving Credit to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if at least two (2) Business Days prior to the making of the applicable Swing Line Advance by the Swing Line Bank, the officers of the Swing Line Bank immediately responsible for matters concerning this Agreement shall have received written notice from Agent or any Bank that Swing Line Advances should be suspended based on the occurrence and continuance of a Default or Event of Default, and stating that such notice is a “notice of default”; provided, however that the obligation of the Banks to make or refund such Advances of the

Revolving Credit (or purchase a participation) shall be reinstated upon the date on which such Default or Event of Default has been cured, or has been waived by the requisite Banks, as applicable.
2.6Base Rate Interest Payments. Interest on the unpaid balance of all Base Rate Advances of the Revolving Credit and all Swing Line Advances carried at the Base Rate from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Base Rate plus the Applicable Margin, and shall be payable in immediately available funds (a) with respect to Swing Line Advances, monthly on the first day of each month, and (b) with respect to Advances of the Revolving Credit, quarterly on the first day of each calendar quarter. Interest accruing at the Base Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate.
2.7~~[BSBY Rate]~~Adjusted Term SOFR and Quoted Rate Interest Payments.

(a)Interest on each ~~[BSBY Rate]~~Term SOFR Advance of the Revolving Credit and all Swing Line Advances carried at ~~[the BSBY Rate]~~Adjusted Term SOFR shall accrue at ~~[the BSBY Rate]~~Adjusted Term SOFR plus the Applicable Margin and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at ~~[the BSBY Rate]~~Adjusted Term SOFR shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.
(b)Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate plus the Applicable Margin, if any, and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.
2.8Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.
2.9Interest on Default. In the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 9.1(a), 9.1(b) or 9.1(j), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable daily on all ~~[BSBY Rate]~~Term SOFR Advances of the Revolving Credit, Swing Line Advances carried at ~~[the BSBY Rate]~~Adjusted Term SOFR and Quoted Rate Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Base Rate Advances from time to time outstanding, at a per annum rate equal to the Base Rate plus the Applicable Margin plus two percent (2%).
2.10Prepayment. (a) Company may prepay all or part of the outstanding balance of any Base Rate Advance(s) under the Revolving Credit Note at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of Base Rate Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least One Million Dollars ($1,000,000). Company may prepay all or part of any ~~[BSBY Rate]~~Term SOFR Advance (subject to not less than three (3) U.S. Government Securities Business Days’ notice to Agent), provided that the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), and, after giving effect of any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least Two Million Five Hundred Thousand Dollars ($2,500,000) and, if not paid on the last day of the Interest Period therefor, any such prepayment shall be subject to Section 11.1 hereof.
(b)    Company may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Base Rate at any time, provided that the amount of any partial prepayment shall be at least One Hundred Thousand Dollars ($100,000) and, after giving effect of any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least One Hundred Thousand Dollars ($100,000). Company may prepay all or part of any Swing Line Advances carried at ~~[the BSBY Rate]~~Adjusted Term SOFR or Quoted Rate (subject to not less than three (3) Business Days’ notice to Swing Line Bank and Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial payment shall be at least One Hundred Thousand Dollars ($100,000), after giving effect of any such partial prepayment, and the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least One Hundred Thousand Dollars ($100,000).
(c)    Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of any Advance of the Revolving Credit or any Swing Line Advance shall be subject to Section 11.1 hereof, but otherwise without premium, penalty or prejudice.
2.11Intentionally Omitted.

2.12Base Rate Advance in Absence of Election or Upon Default. If, (a) as to any outstanding ~~[BSBY Rate]~~Term SOFR Advance of the Revolving Credit, or any Swing Line Advance carried at the ~~[BSBY Rate]~~Adjusted Term SOFR or the Quoted Rate, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5(c) hereof with respect to the refunding or conversion of such Advance, or (b) if on the last day of the applicable Interest Period a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid shall, absent a contrary election of the Majority Banks, be converted automatically to a Base Rate Advance and the Agent shall thereafter promptly notify Company of said action.
2.13Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks pro-rata in accordance with their respective Percentages, a Revolving Credit Facility Fee determined by multiplying the Applicable Fee Percentage per annum times the Revolving Credit Aggregate Commitment then applicable under Section 2.15 hereof (whether used or unused), computed on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing October 1, 2019 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter and on the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day (it being understood that such extension will not increase the amount of the Revolving Credit Facility Fee payable on such later date). Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility fees described in this Section shall be nonrefundable.
2.14Mandatory Reduction of Indebtedness. If at any time and for any reason (including, without limitation, as a result of any reduction of the Revolving Credit Aggregate Commitment on the Non-Extended Maturity Date), the aggregate principal amount (without duplication) of all Advances of the Revolving Credit hereunder to the Company, plus the aggregate principal amount of Swing Line Advances outstanding hereunder as of such time, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding, plus the undrawn amount of all Letters of Credit requested but not yet issued, plus the unreimbursed amount of any draws under any Letters of Credit, as of such time exceeds the lesser of (x) the Revolving Credit Aggregate Commitment and (y) the Borrowing Base Limitation, in each case then applicable (as used herein, the “Excess”), the Company shall immediately reduce any pending request for an Advance on such day by the amount of the Excess, to the extent thereof and, to the extent any Excess remains thereafter, repay any Advances of the Revolving Credit or Swing Line Advances in an amount equal to the lesser of the outstanding amount of such Advances and the amount of such remaining Excess, with such amounts to be applied between the Advances of the Revolving Credit and the Swing Line Advances as determined by the Agent and then, to the extent that any Excess remains after payment in full of all Advances of the Revolving Credit and Swing Line Advances, to provide cash collateral in support of any outstanding Letter of Credit Obligations in an amount equal to the lesser of the amount of such Letter of Credit Obligations and the amount of such remaining Excess, with such cash collateral to be provided on the basis set forth in Section 9.2 hereof. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof; provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Base Rate Advance, if any.

Compliance with this Section 2.14 shall be tested on a daily or other basis satisfactory to Agent in its sole discretion. To the extent that, on the date any mandatory repayment under this Section 2.14 is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at ~~[the BSBY Rate]~~Adjusted Term SOFR and no Default or Event of Default has occurred and is continuing, Company may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and upon such deposit the obligation of Company to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the ~~[BSBY Rate]~~Term SOFR Advances, thereby avoiding breakage costs.
2.15Optional Reduction or Termination of Revolving Credit Aggregate Commitment. The Company may upon at least five Business Days’ prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances of the Revolving Credit, plus the aggregate principal amount of Swing Line Advances outstanding hereunder, plus without duplication the aggregate undrawn amount of outstanding Letters of Credit, plus without duplication the unreimbursed amount of any draws under any Letters of Credit, exceeds the amount of the Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a ~~[BSBY Rate]~~Term SOFR Advance or a Quoted Rate Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such ~~[BSBY Rate]~~Term SOFR Advance or such Quoted Rate Advance; and (v) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank’s Percentage thereof, and will not be available for reinstatement by or readvance to the Company, and any accompanying prepayments of the Swing Line Note shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Bank’s portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Base Rate Advances under the Revolving Credit, next to Swing Line Advances carried at the Base Rate, next to ~~[BSBY Rate]~~Term SOFR Advances of the Revolving Credit and then to Swing Line Advances carried at ~~[the BSBY Rate]~~Adjusted Term SOFR or the Quoted Rate.

2.16Revolving Credit Extension Offers. Company may, by written notice to the Agent from time to time (provided that no Default or Event of Default has occurred and is continuing on the date of such notice), make one or more offers (each, a “Revolving Credit Extension Offer”) to the Banks to enter into one or more Permitted Amendments (as defined below) to extend the Maturity Date pursuant to procedures to be established by the Agent (in its reasonable discretion), in consultation with the Company. Such notice shall set forth (i) the proposed terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than thirty (30) Business Days after the date of such notice, unless such period is shortened by Agent in its sole discretion). Permitted Amendments shall become effective only upon the acceptance by the Agent, the Issuing Bank and the Swing Line Bank and only with respect to the Advances and commitments of those Banks which accept the applicable Revolving Credit Extension Offer (such Banks, the “Extending Banks” and those Banks which do not accept the applicable Revolving Credit Extension Offer, the “Non-Extending Banks”). Notwithstanding anything to the contrary contained herein, no Banks shall be required to accept any Revolving Credit Extension Offer or become an Extending Bank.
The Company and each Extending Bank shall execute and deliver to the Agent an extension agreement (each such agreement, an “Extension Agreement”) which may take the form of an amendment or supplement to this Agreement, an amendment and restatement of this Agreement, or other form, and such other documentation as the Agent shall reasonably require to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. No consent of any Non-Extending Bank shall be required for the entry into any Permitted Amendments pursuant to this Section 2.16. The Agent shall promptly notify each Bank as to the effectiveness of each Extension Agreement. The Banks hereby irrevocably authorize the Agent to enter into technical amendments to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the transactions contemplated by the Permitted Amendments. Notwithstanding the foregoing, no Extension Agreement shall become effective under this Section 2.16 unless (i) the Agent shall have received a certificate of an Authorized Signer, board resolutions and such other corporate authority or other documents as the Agent may reasonably request (including legal opinions if requested by Agent), in each case in form and substance reasonably satisfactory to the Agent, and (ii) no Default or Event of Default has occurred and is continuing on the proposed effective date thereof, after giving effect to such Extension Agreement.
As used in this Section 2.16, “Permitted Amendments” shall consist of (i) an extension of the Revolving Credit Maturity Date as to the Advances and commitments of the Extending Banks (provided that such extensions may not result in having more than one additional final maturity date under this Agreement in any year without the consent of the Agent), (ii) changes in the Applicable Margin or the Applicable Fee Percentage with respect to the applicable Advances and commitments of the Extending Banks and the payment of increased commitment fees and/or other additional fees to the Extending Banks, (iii) the requirement that all Letters of Credit or Swingline Loans be drawn only under a subfacility provided solely by the Extending Banks, (iv) technical requirements and other changes related to borrowings, prepayments, refundings, conversions or cancellations of existing Advances (including Swing Line Advances) or Letters of

Credit and other similar matters, including without limitation, any other amendments necessary to treat the Advances and commitments of the Extending Banks as having been extended or to include as a separate class, as appropriate, to include the Extending Banks in any determination of Majority Banks, and to incorporate appropriately the Extending Banks (and any Advances funded or otherwise maintained by them, whether under a separate subfacility or otherwise) into the provisions of Section 2, 3, 5, 9, 10, 11 or 13 (and any related definitions) or other similar provisions, and (v) the payment to the Non-Extending Banks only (on a non pro rata basis vis-a-vis the Extending Banks) of all sums due and payable to such Banks on the Revolving Credit Maturity Date applicable to such Banks, on which date the commitments of such Non-Extending Banks shall terminate; provided, however, that no Permitted Amendment shall amend or modify any matter requiring the approval of all Banks or all affected Banks under Section 13.11(a) hereof (other than the matters covered by clauses (i) through (v) of this paragraph) without the approval of all Banks or all such affected Banks, as applicable.
2.17Optional Increase in Revolving Credit Aggregate Commitment. Provided that no Default or Event of Default has occurred and is continuing, and provided that the Company has not previously elected to terminate the Revolving Credit Aggregate Commitment under Section 2.15 hereof, the Company may request that the Revolving Credit Aggregate Commitment be increased in an aggregate amount (for all such requests under this Section 2.17) not to exceed the Revolving Credit Optional Increase, subject, in each case, to the satisfaction concurrently with or prior to the date of each such increase of the following conditions:
(a)the Company shall have delivered to the Agent not less than thirty (30) days prior to the Revolving Credit Maturity Date then in effect a written request for such increase, specifying the amount of Revolving Credit Optional Increase thereby requested (each such request, a “Request for Increase”); provided, however that in the event the Company has previously delivered a Request for Increase pursuant to this Section 2.17, the Company may not deliver a subsequent Request for Increase until all the conditions to effectiveness of such first Request for Increase have been fully satisfied hereunder (or such Request for Increase has been withdrawn); and provided further that the Company may make no more than three Requests for Increase in any calendar year;
(b)a lender or lenders meeting the requirements of Section 13.8(d) hereof and acceptable to the Company and the Agent (including, for the purposes of this Section 2.17, any existing Bank which agrees to increase its commitment hereunder, the “New Bank(s)”) shall have become a party to this Agreement by executing and delivering a New Bank Addendum for a minimum amount (including for the purposes of this Section 2.17, the existing commitment of any existing Bank) for each such New Bank of Ten Million Dollars ($10,000,000) and an aggregate amount for all such New Banks of that portion of the Revolving Credit Optional Increase, taking into account the amount of any prior increase in the Revolving Credit Aggregate Commitment (pursuant to this Section 2.17), covered by the applicable Request for Increase; provided, however, that in no event, after giving effect to such increase, shall any Bank have a Revolving Credit Commitment Amount greater than the Revolving Credit Commitment Amount of the Agent (in its capacity as a Bank), unless the Agent otherwise consents in writing; and provided further that each New Bank shall remit to the Agent funds in an amount equal to its Percentage (after giving effect to this Section 2.17) of all Advances of the Revolving Credit then outstanding, such sums to be reallocated among and paid to the existing Banks based upon the new Percentages as determined below;
(c)the Company (i) shall have paid to the Agent for distribution to the existing Banks, as applicable, all interest, fees (including the Revolving Credit Facility Fee and the Letter of Credit Fees) and other amounts, if any, accrued to the effective date of such increase and any breakage fees attributable to the reduction (prior to the last day of the applicable Interest Period) of any outstanding ~~[BSBY Rate]~~Term SOFR Advances, calculated on the basis set forth in Section 11.1 hereof as though Company has prepaid such Advances and (ii) shall have paid to each New Bank a special letter of credit fee on the Letters of Credit outstanding on the effective date of such increase, calculated on the basis of the Letter of Credit Fees which would be applicable to such Letters of Credit if issued on the date of such increase, for the period from the effective date of such increase to the expiration date of such Letters of Credit;
(d)if requested by any New Bank, the Company shall have executed and delivered to the Agent new Revolving Credit Notes payable to such New Bank(s) in the face amount of each such New Bank’s Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.17) and, if applicable, and so requested, renewal and replacement Revolving Credit Notes payable to each of the existing Banks in the face amount of each such Bank’s Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.17), each of such Revolving Credit Notes to be substantially in the form of Exhibit C to the Credit Agreement, as applicable, and dated as of the effective date of such increase (with appropriate insertions relevant to such Notes and acceptable to the applicable Bank, including the New Banks);
(e)except to the extent such representations and warranties (other than Section 6.12 hereof which shall be deemed to be remade as of such date for purposes of this clause (e), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date, the representations and warranties made by Company, each Guarantor or any other party to any of the Loan Documents (excluding the Agent and Banks) in this Agreement or any of the other Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the effective date of such increase; and (ii) no Default or Event of Default shall have occurred and be continuing as of such date; and
(f)such other amendments and documents, if any, shall have been executed and delivered and/or obtained by Company as required by Agent or the New Banks, in their reasonable discretion to effect the increase pursuant to this Section 2.17. No consent of any Bank (other than the Banks participating in the increase) shall be required for any increase in the Revolving Credit Aggregate Commitment pursuant to this Section 2.17.

Each increase in the Revolving Credit Aggregate Commitment, made pursuant to this Section 2.17 shall be on terms and conditions identical as those under the Revolving Credit immediately prior to such increase (and with substantially similar effective yields, taking into account any upfront or other fees or similar compensation). Promptly on or after the date on which all of the conditions to such Request for Increase set forth above have been satisfied, Agent shall notify the Company and each of the Banks of the amount of the Revolving Credit Aggregate Commitment as increased pursuant this Section 2.17 and the date on which such increase has become effective and shall prepare and distribute to Company and each of the Banks (including the New Banks) a revised Schedule 1.2 to the Credit Agreement setting forth the applicable new Percentages of the Banks (including the New Bank(s), taking into account such increase and assignments (if any). This Section 2.17 shall supersede any contrary provisions in Section 13.11.
2.18Revolving Credit as Renewal; Application of Advances; Existing Advances. (a) The Revolving Credit Notes issued by the Company hereunder shall constitute renewal and replacement evidence of all present Indebtedness of such parties outstanding under the Revolving Credit Notes issued under the Prior Credit Agreement. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of the Company.
(b)    Each Existing Advance shall be deemed for all purposes of this Agreement to be an Advance under this Agreement.
3.LETTERS OF CREDIT.
3.1Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank may through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Bank may require, issue standby or documentary Letters of Credit (denominated in Dollars) for the account of such Account Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Bank) and shall expire not later than the first to occur of (i) one (1) year from its date of issuance (subject to customary “evergreen” provisions acceptable to Agent and Issuing Bank that may extend the expiration of such Letter of Credit beyond such one year period), or (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to International Standby Practices ISP 98, and any successor documentation thereto, and to the extent not inconsistent therewith, the laws of the State of Michigan. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

3.2Conditions to Issuance. No Letter of Credit shall be issued (including the renewal or extension of any Letter of Credit previously issued) or increased at the request and for the account of any Account Party unless, as of the date of issuance (or renewal or extension) of such Letter of Credit:
(a)(i) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount; and (ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Advances of the Revolving Credit and Swing Line Advances (including all Advances deemed disbursed by Agent under Section 3.6(a) hereof in respect of Company’ Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the lesser of (A) the Revolving Credit Aggregate Commitment and (B) the then applicable Borrowing Base Limitation;
(b)the obligations of Company set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of Company and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by Company;
(c)the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date, except to the extent such representations and warranties (other than Section 6.12 hereof, which shall be deemed to be remade as of the date of issuance of such Letter of Credit for purposes of this clause (c), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;
(d)[reserved];
(e)the Account Party requesting the Letter of Credit shall have delivered to Issuing Bank at its Issuing Office, not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Bank and its Issuing Office;
(f)no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the Letter of Credit requested, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

(g)there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or any Bank to take an assignment of its Percentage of the requested Letter of Credit (as determined in the sole discretion of Issuing Bank or such Bank, as the case may be), no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting (as determined by Issuing Bank) the extension of credit by banks;
(h)if any Revolving Credit Bank is a Defaulting Bank, the Issuing Bank has entered into arrangements satisfactory to it to eliminate the Fronting Exposure with respect to the participation in the Letter of Credit Obligations by such Defaulting Bank, including, the creation of a cash collateral account in accordance with Section 10.5 or delivery of other security to assure payment of such Defaulting Bank's Percentage of all outstanding Letter of Credit Obligations; and
(i)Issuing Bank shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.
Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in Section 3.2 (a) through (d) hereof. The Issuing Bank shall be entitled to rely on such certification without any duty of inquiry.
3.3Notice. Issuing Bank shall give notice, substantially in the form attached as Exhibit I, to each Bank of the issuance of each Letter of Credit, not later than five (5) Business Days after issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank’s Percentage thereof.
3.4Letter of Credit Fees; Increased Costs.

(a)Company shall pay to the Agent for distribution to the Banks in accordance with their Percentages, Letter of Credit Fees as follows:
(i)A per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement).
(ii)A letter of credit facing fee on the face amount of each Letter of Credit shall be paid to the Agent for distribution to the Issuing Bank for its own account, in accordance with the terms of the applicable Fee Letter.
(b)If any Change in Law, shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation, liquidity or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense (other than costs attributable to taxes) to Issuing Bank or such Bank of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank’s or such Bank’s reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Bank or such Bank, as the case may be, the Company shall, within thirty (30) days following demand for payment, pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by the Issuing Bank or such Bank additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost and expense (together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Base Rate); provided that if the Issuing Bank or such Bank could take any reasonable action, without cost or administrative or other burden or restriction to such Bank to mitigate or eliminate such cost or expense, it agrees to do so within a reasonable time after becoming aware of the foregoing matters. Each demand for payment under this Section 3.4(b) shall be accompanied by a certificate of Issuing Bank or the applicable Bank setting forth the amount of such increased cost or expense incurred by the Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof. Notwithstanding anything to the contrary herein, the Company shall not be required to compensate any Bank or an Issuing Bank for any increased costs or expenses incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Bank or Issuing Bank notifies the Company that it is claiming compensation hereunder based on a Change in Law (except that, if the Change in Law giving rise to such expense or reduction is retroactive, then the one hundred and eighty (180) day period referred to above shall be extended to include the retroactive effect thereof).
(c)All payments by the Company to the Agent for distribution to the Issuing Bank or the Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clause (a)(i) and (a)(ii) above (i) shall be nonrefundable under all circumstances, (ii) in the case of fees due under clause (a)(i) shall be payable semi-annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than six months), and (iii) in the case of fees due under clause (a)(ii) above, shall be payable upon the issuance of each such Letter of Credit and upon any amendment thereto or extension thereof. The fees due under clause (a)(i) above shall be determined by multiplying the Applicable Fee Percentage times the undrawn amount of the face amount of each such Letter of Credit on the date of determination and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof. The parties hereto acknowledge that, unless the Issuing Bank otherwise agrees, any material amendment and any extension to a Letter of Credit issued hereunder shall be treated as a new Letter of Credit for purposes of the Letter of Credit Fee Facility.
3.5Other Fees. In addition to the Letter of Credit Fees, the Company or the applicable Account Party shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.
3.6Participation Interests in and Draws and Demands for Payment Under Letters of Credit.

(a)(i) Upon issuance by the Issuing Bank of each Letter of Credit hereunder (and on the Effective Date with respect to each Existing Letter of Credit), each Bank shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Percentage; provided that the Agent and the Company may establish a separate Letter of Credit subfacility for the issuance of Letters of Credit whose expiry dates extend beyond the Non-Extended Maturity Date to be participated in solely by the Extending Banks ratably in accordance with the Percentages of the Extending Banks, giving pro forma effect to the Non-Extended Maturity Date and, to implement such separate subfacility, may enter into one or more Permitted Amendments (in accordance with and subject to Section 2.16), without the consent of any other Bank.
(ii) On the Non-Extended Maturity Date (provided that no Event of Default has occurred and is continuing on such date), the participations, if any, of each Non-Extending Bank in any outstanding Letters of Credit shall be reallocated to and among the Extending Banks ratably in accordance with the Percentages of the Extending Banks immediately after giving effect to the Non-Extended Maturity Date, but only to the extent that such reallocation does not cause, with respect to any Extending Bank, the sum of the aggregate principal amount of all outstanding Advances of the Revolving Credit of such Extending Bank plus such Extending Bank’s Percentage of the aggregate outstanding principal amount of Swing Line Advances and Letter of Credit Obligations to exceed such Extending Bank’s Revolving Credit Commitment Amount. Any Letter of Credit Fees paid to the Non-Extending Banks prior to the date of reallocation in respect of such Letters of Credit shall not be recalculated, redistributed or reallocated by the Issuing Bank, all such fees having been paid by Company on a non-refundable basis; provided however that, on the date of reallocation, Company shall pay to the Extending Banks whose shares in such Letters of Credit are increasing by virtue of the reallocation a special Letter of Credit Fee (calculated on the basis of the Letter of Credit Fees which would be applicable to such Letters of Credit if issued on the date of reallocation) for the period from the date of reallocation to the date the Letter of Credit fees are next due under Section 3.4(c) hereof (but computed only to the extent of the applicable increase of such Extending Bank’s share of such Letter of Credit).

(b)If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, Company agrees to pay to the Issuing Bank an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable out-of-pocket expenses paid or incurred by Issuing Bank relative thereto not later than 1:00 p.m. (Detroit time), in Dollars, on (i) the Business Day that Company received notice of such presentment and honor, if such notice is received prior to 11:00 a.m. (Detroit time) or (ii) the Business Day immediately following the day that Company received such notice, if such notice is received after 11:00 a.m. (Detroit time).
(c)If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, but Company does not reimburse the Issuing Bank as required under clause (b) above and the Revolving Credit Aggregate Commitment has not been terminated (whether by maturity, acceleration or otherwise), the Company shall be deemed to have immediately requested that the Banks make a Base Rate Advance of the Revolving Credit (which Advance may be subsequently converted at any time into a ~~[BSBY Rate]~~Term SOFR Advance pursuant to Section 2.3 hereof) in the principal amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable out-of-pocket expenses paid or incurred by the Agent relative thereto. Agent will promptly notify the Banks of such deemed request, and each such Bank shall make available to the Agent an amount equal to its pro rata share (based on its Percentage) of the amount of such Advance.
(d)If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, but Company does not reimburse the Issuing Bank as required under clause (b) above, and (i) the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), or (ii) any reimbursement received by the Issuing Bank from Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of Company or any of its Subsidiaries or otherwise, then Agent shall notify each Bank, and each Bank will be obligated to pay the Agent for the account of the Issuing Bank its pro rata share (based on its Percentage) of the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Agent relative thereto (but no such payment shall diminish the obligations of the Company hereunder). Upon receipt thereof, the Agent will deliver to such Bank a participation certificate evidencing its participation interest in respect of such payment and expenses. To the extent that a Bank fails to make such amount available to the Agent by 11:00 am Detroit time on the Business Day next succeeding the date such notice is given, such Bank shall pay interest on such amount in respect of each day from the date such amount was required to be paid, to the date paid to Agent, at a rate per annum equal to the Federal Funds Effective Rate. The failure of any Bank to make its pro rata portion of any such amount available under to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

(e)In the case of any Advance made under this Section 3.6, each such Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof or Article 5 hereof, and, to the extent of the Advance so disbursed, the Reimbursement Obligation of Company to the Agent under this Section 3.6 shall be deemed satisfied (unless, in each case, taking into account any such deemed Advances, the aggregate outstanding principal amount of Advances of the Revolving Credit and the Swing Line, plus the Letter of Credit Obligations (other than the Reimbursement Obligations to be reimbursed by this Advance) on such date exceed the lesser of the Borrowing Base Limitation or the then applicable Revolving Credit Aggregate Commitment).
(f)If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to Company on the date such draft or demand is honored, and to each Bank on such date unless Company shall have satisfied its reimbursement obligations by payment to the Agent (for the benefit of the Issuing Bank) as required under this Section 3.6. The Issuing Bank shall further use reasonable efforts to provide notice to Company prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of Company under this Section 3.6.
(g)Notwithstanding the foregoing however no Bank shall be deemed to have acquired a participation in a Letter of Credit if the officers of the Issuing Bank immediately responsible for matters concerning this Agreement shall have received written notice from Agent or any Bank at least two (2) Business Days prior to the date of the issuance or extension of such Letter of Credit or, with respect to any Letter of Credit subject to automatic extension, at least five (5) Business Days prior to the date that the beneficiary under such Letter of Credit must be notified that such Letter of Credit will not be renewed, that the issuance or extension of Letters of Credit should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the Banks shall be deemed to have acquired such a participation upon the date on which such Default or Event of Default has been waived by the requisite Banks. In the event that the Issuing Bank receives such a notice, the Issuing Bank shall have no obligation to issue any Letter of Credit until such notice is withdrawn by Agent or such Bank or until the requisite Banks have waived such Default or Event of Default in accordance with the terms of this Agreement.
(h)Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.
(i)In the event that any Bank becomes a Defaulting Bank, the Issuing Bank may, at its option, require that the Company enter into arrangements satisfactory to Issuing Bank to eliminate the Fronting Exposure with respect to the participation in the Letter of Credit Obligations by such Defaulting Bank, including creation of a cash collateral account in accordance with Section 10.5 or delivery of other security to assure payment of such Defaulting Bank's Percentage of all outstanding Letter of Credit Obligations.
3.7Obligations Irrevocable. The obligations of Company and any Account Party to make payments to Agent for the account of the Issuing Bank or the Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:
(a)Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the “Letter of Credit Documents”);
(b)Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;
(c)The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any Bank or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;
(d)Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(e)Payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(f)Any failure, omission, delay or lack on the part of the Agent, Issuing Bank or any Bank or any party to any of the Letter of Credit Documents or any other Loan Document to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Bank, any Bank or any such party; or
(g)Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.
No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any

Letter of Credit shall be available hereunder to Company or any Account Party against the Agent, the Issuing Bank or any Bank. Nothing contained in this Section 3.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, Issuing Bank or any Bank.
3.8Risk Under Letters of Credit. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.
(b)    Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Bank’s regularly established practices and procedures and, except pursuant to Section 12.3 hereof, Issuing Bank will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.
(c)    In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall have no responsibility with respect to (i) the obligations of Company or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledges that they have made and will continue to make their own evaluations of Company’s and the Account Parties’ creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank’s officers, agents and employees.
(d)    If at any time Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Issuing Bank shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentages and shall promptly deliver to each Bank its share thereof, less such Bank’s pro rata share of the costs of such recovery, including court costs and attorney’s fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank’s Percentage of such payment, such Bank will promptly pay over such excess to Issuing Bank, for redistribution in accordance with this Agreement.
3.9Indemnification. (a) The Company hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent (collectively, and together with their respective officers, directors, employees and agents, the “Indemnitees”), from and against any and all claims, damages, losses, liabilities, costs or out-of-pocket expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Agent), including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that (i) the Company shall only be required to indemnify the Indemnitees for the reasonable legal fees and out-of-pocket expenses of one primary counsel to the Indemnitees and, to the extent reasonably determined by the Agent to be necessary, one local counsel in each applicable jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel (plus one local counsel in each applicable jurisdiction if reasonably necessary) per affected party and (ii) Company shall not be required to indemnify any Indemnitee to the extent of any claim of liability arising out of (v) the willful misconduct, bad faith or gross negligence of any Indemnitee or its Affiliates, (w) a material breach by such Indemnitee of its express and material contractual obligations under this Agreement or the Loan Documents, as determined by a final and non-appealable judgment of a court of competent jurisdiction in favor of the Company or the relevant Account Party, (x) a wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (y) disputes between and among the Indemnitees and/or their Affiliates, employees or agents (other than disputes involving the Agent in its capacity as such) other than any dispute related to any act or omission by the Company or any of its Subsidiaries.
(b)    It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which Agent or the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of Agent or the Banks under this Section that Company or the applicable Account

Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.
3.10Right of Reimbursement. Each Bank agrees to reimburse the Issuing Bank on demand, pro rata in accordance with its respective Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by Company or any Account Party, except to the extent that such liabilities, losses, costs or out-of-pocket expenses were incurred by Issuing Bank solely as a result of Issuing Bank’s gross negligence or willful misconduct or by the Issuing Bank’s wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.
3.11Existing Letters of Credit. Each Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit, and each application submitted in connection with each Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit Agreement. On the date of execution of this Agreement, the Issuing Bank shall be deemed automatically to have sold and transferred, and each other Bank shall be deemed automatically, irrevocably, and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation (on the terms set forth herein), to the extent of such other Bank’s Percentage, in each Existing Letter of Credit and the applicable reimbursement obligations with respect thereto and any security therefor or guaranty pertaining thereto. Letter of Credit Fees paid under the Prior Credit Agreement shall not be recalculated, redistributed or reallocated by Issuing Bank to the Banks; provided that the Company shall pay to any new Banks becoming parties hereto on the Effective Date (or any existing Bank increasing its Percentage on such date) a special letter of credit fee on the Existing Letters of Credit, calculated on the basis of the Letter of Credit Fees which would be applicable to such Existing Letters of Credit if issued on the date hereof (but in the case of any existing Bank, computed only to the extent of the applicable increase in its Percentage) for the period from the Effective Date to the date the Letter of Credit Fees are next due under Section 3.4(c) hereof.
4.[INTENTIONALLY OMITTED]
5.CONDITIONS

The obligations of Banks to make Advances or loans pursuant to this Agreement are subject to the following conditions, provided however that Sections 5.1 through 5.8 below shall only apply to the initial Advances or loans hereunder:
5.1Execution of Notes, this Agreement and the other Loan Documents. The Company (on or before the date hereof) shall have executed and delivered to the Agent for the account of each Bank, the Revolving Credit Notes if requested by the Banks, the Swing Line Notes if requested by the Swing Line Bank (solely for the account of the Swing Line Bank), this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), amendments to or reaffirmations of the Collateral Documents and other Loan Documents (or new documents), as required hereunder, and, as applicable, such Revolving Credit Notes, the Swing Line Notes, this Agreement and the other Loan Documents shall be in full force and effect.
5.2Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of the Company and each Guarantor evidencing approval of the form of this Agreement, the Notes and the other Loan Documents to which such Person is a party and authorizing the execution, delivery and performance thereof and, in the case of the Company, the borrowing of Advances hereunder; (ii) (A) certified copies of the Company’s and each Guarantor’s (which is incorporated or formed in the United States) articles of incorporation and bylaws or other constitutional documents, as applicable, certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and (B) a certificate of good standing from the state of the Company’s or such Guarantor’s (which is incorporated or formed in the United States) incorporation or formation, as applicable.
5.3Representations and Warranties -- All Parties. The representations and warranties made by the Company or any other party to any of the Loan Documents under this Agreement or any of the other Loan Documents (excluding the Agent and the Banks), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.
5.4Compliance with Certain Documents and Agreements. The Company (and any of its Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the other Loan Documents, or any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.
5.5Company’s Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company, dated the date of the making of the initial Advances hereunder, stating that the conditions set forth in this Section 5 have been fully satisfied.
5.6Payment of Agent’s and Other Fees. Company shall have paid all fees as set forth in the Fee Letter in effect as of the date hereof between Company and the Lead Arranger, to the Agent the Closing Fee (for distribution to the Banks hereunder), and to the Agent, the Agent’s Fees and all costs and expenses required hereunder.
5.7Opinions. The Agent shall have received an opinion of counsel to Company and the Guarantors, in form and substance reasonably acceptable to the Agent.
5.8Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of Advances hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance (consistent with the terms hereof) to Agent and its counsel and to each of the Banks; Agent and its counsel and each of the Banks and their respective counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Agent or its counsel and each of the Banks and their respective counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement shall be satisfactory to counsel to Agent and counsel to each of the Banks.
5.9Continuing Conditions. The obligations of the Banks to make any of the Advances or loans under this Agreement, including but not limited to the initial Advances of the Revolving Credit or the Swing Line hereunder (but excluding any Advance consisting of any refunding or conversion of a borrowing), shall be subject to the following continuing conditions:
(a)No Default or Event of Default shall have occurred and be continuing as of the making of the proposed Advance (both before and after giving effect thereto);
(b)There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results of operations of the Company and its Subsidiaries, taken as a whole, from December 31, 2021, or any subsequent December 31st, except changes in the ordinary course of business; and
(c)The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the making of the applicable Advance, except to the extent such representations and warranties are not, by their terms, continuing representations and warranties, but speak only as of a specific date.
6.REPRESENTATIONS AND WARRANTIES
Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

6.1Corporate Authority. Each of the Company and the Subsidiaries is a corporation, limited liability company or partnership duly organized and validly existing in good standing under the laws of the applicable jurisdiction of organization, charter or incorporation; each of the Company and the Subsidiaries is duly qualified and authorized to do business as a corporation, limited liability company or partnership (or comparable foreign entity) in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a Material Adverse Effect.
6.2Due Authorization. Execution, delivery and performance of this Agreement and the other Loan Documents to which the Company and each of its Subsidiaries are parties, and the issuance of the Notes by Company are within the corporate, limited liability or partnership power, of relevant Person have been duly authorized, are not in contravention of any law or the terms of such Person’s organizational document, and, except as have been previously obtained or as referred to in Section 6.13, below, do not require the consent or approval of any governmental body, agency or authority, material to the transactions contemplated by this Agreement or the Loan Documents.
6.3Title to Property. The Company and each of the Subsidiaries has good and valid title to the property owned by it, which property (individually or in the aggregate) is material to the business or operations of the Company and its Subsidiaries, taken as a whole, excluding imperfections in title not material to the ownership, use and/or enjoyment of any such property.
6.4Liens. There are no Liens on any property of Company or any of the Subsidiaries, except for those Liens permitted under Section 8.6 hereof.
6.5Corporate Documents Corporate Existence. As to Company and each of the Guarantors, (a) it is an organization as described on Schedule 6.5 hereto and has provided the Agent and the Banks with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 6.5 hereto.
6.6Taxes. The Company and its Subsidiaries each has filed on or before their respective due dates, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent (i) such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Company or its Subsidiaries, as applicable, as may be required by GAAP, (ii) disclosed on Schedule 6.6, attached hereto or (iii) the failure to file such tax returns or pay any such taxes could not reasonably be expected to have a Material Adverse Effect.

6.7No Defaults. (a) As of the Effective Date there exists no default under the provisions of any instrument evidencing any permitted Debt of the Company or its Subsidiaries or connected with any of the permitted Liens, or of any agreement relating thereto, except where such default could not reasonably be expected to have a Material Adverse Effect and would not violate this Agreement or any of the other Loan Documents according to the terms thereof.
(b)    The Company is in compliance with the Borrowing Base Limitation.
6.8Enforceability of Agreement and Loan Documents -- Company. This Agreement, the Notes, each of the other Loan Documents to which the Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by duly authorized officers of the Company, and in the case of agreements and instruments, constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).
6.9Enforceability of Loan Documents – Significant Domestic Subsidiaries. The Domestic Guaranty, the Security Agreement and all other certificates, agreements and documents executed and delivered by each Significant Domestic Subsidiary under or in connection with this Agreement will, upon execution and delivery thereof, have each been duly executed and delivered by duly authorized officers of each such Significant Domestic Subsidiary and, in the case of agreements and instruments, constitute the valid and binding obligations of each such Significant Domestic Subsidiary, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).
6.10Non-contravention – Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the terms of any indenture, material agreement or material undertaking to which the Company is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.
6.11Non-contravention – Significant Domestic Subsidiaries. The execution, delivery and performance of the Domestic Guaranty, the Security Agreement and any other documents and instruments required under or in connection with this Agreement by each Significant Domestic Subsidiary (upon execution and delivery thereof) will not be in contravention of the terms of any indenture, material agreement or material undertaking to which each such Significant Domestic Subsidiary is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.
6.12No Litigation. Except as set forth in Schedule 6.12 annexed hereto, as of the Ninth Amendment Effective Date, no litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of any responsible senior officer of Company is threatened against Company or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect.
6.13Consents, Approvals and Filings, Etc. Except as have been previously obtained no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance by the Company or any of the Subsidiaries, of this Agreement, any of the other Loan Documents to which such Person is a party or any other documents or instruments to be executed and/or delivered by the Company or any Subsidiaries in connection therewith or herewith. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.
6.14Agreements Affecting Financial Condition. Neither the Company nor any of the Subsidiaries is subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.
6.15No Investment Company; No Margin Stock. None of the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Letters of Credit and none of the proceeds of any of the Advances will be used by the Company or any of the Subsidiaries to purchase or carry margin stock or will be made available by the Company or any of the Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock in violation of Regulation U of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. None of the Company nor any of the Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
6.16ERISA.

(a)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Employee Benefit Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws and (ii) each Pension Plan and that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS to the effect that the form of such Employee Pension Benefit Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of the Company, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect
(c)No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect
(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Company or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is not an amount that could reasonably be expected to have a Material Adverse Effect.
(e)To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Company or any Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by an amount that could reasonably be expected to have a Material Adverse Effect, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.

(f)Neither the Company nor any Subsidiary is (1) an “employee benefit plan” subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code, (3) an entity the assets of which are deemed to constitute “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code, or (4) a “governmental plan” within the meaning of ERISA.
6.17Compliance with Laws. Except as disclosed on Schedule 6.17, (a) the Company and each of its Subsidiaries has complied with all applicable federal, state and local laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement nor the use of the proceeds thereof by the Company will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act” and together with the other anti-terrorism measures referenced to herein, each as amended from time to time, the “Anti-Terrorism Laws”) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).
6.18Accuracy of Information; Beneficial Ownership.

(a)Each of the Company’s audited or unaudited financial statements furnished to Agent and the Banks by the Company during the preceding three year period, is complete and correct in all material respects and fairly presents the financial condition of the Company and its Subsidiaries, taken as a whole, and the results of their operations for the periods covered thereby in each case in accordance with GAAP; any projections of operations for future years previously furnished by Company to Agent and the Banks have been prepared as the Company’s good faith estimate of such future operations, taking into account all relevant facts and matters known to Company; since December 31, 2021 there has been no material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole, except changes in the ordinary course of business; as of the Ninth Amendment Effective Date neither the Company, nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the September 30, 2021 balance sheet which could reasonably be expected to have a Material Adverse Effect.
(b)As of the Ninth Amendment Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Ninth Amendment Effective Date to any Bank in connection with this Agreement is true and correct in all respects.

6.19Anti-Terrorism/Sanctions. None of the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary, any of their respective directors, officers, or employees is a Sanctioned Person.
7.AFFIRMATIVE COVENANTS
Company covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries (but excluding, for purposes of Sections 7.1, 7.3 through 7.8, 7.17 through 7.19 hereof, any Special Purpose Subsidiary) to, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness (other than unasserted contingent indemnification obligations) remains outstanding under this Agreement:
7.1Preservation of Existence, Etc. Subject to the terms of this Agreement and transactions otherwise permitted hereunder: (i) preserve and maintain its existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; (ii) qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties; (iii) continue to engage only in businesses as substantially now conducted by the Company and its Subsidiaries and similar, complementary, ancillary, supportive, synergetic or otherwise reasonably related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any acquisition or investment or other immaterial businesses); (iv) at all times maintain, preserve and protect all of its franchises and trade names (to the extent deemed appropriate by the Company in the exercise of its reasonable business judgment) and preserve all the remainder of its property used or useful in its business and keep the same in good repair, working order and condition, ordinary wear and tear excepted; and (v) from time to time make, or cause to be made, all necessary or appropriate repairs, replacements, betterments and improvements thereto such that the businesses carried on in connection therewith may be properly and advantageously conducted at all times.
7.2Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP.
7.3Reporting Requirements. Furnish Agent with:

(a)as soon as possible, and in any event within three calendar days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer or treasurer of the Company (or in his absence, a responsible senior officer) setting forth details of such Default or Event of Default and the action which the Company has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;
(b)as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company’s fiscal years (or within five days of such other time, if later, required by the federal Securities and Exchange Commission (“SEC”)), (i) a detailed Consolidated audit report of Company certified to by independent, nationally recognized certified public accountants together with an unaudited balance sheet and income statement (by business segment) of Company and its Subsidiaries (in a form consistent with Company’s historic deliveries to Agent) certified by an authorized officer of Company as to, accuracy and fairness of presentation; and (ii) a Covenant Compliance Report and (iii) a “static pool analysis” substantially in the form delivered under the Prior Credit Agreement and in any event satisfactory in form and substance to the Majority Banks, which analyzes the performance of Installment Contracts of the Company and its Subsidiaries securing Dealer Loan Pools or of Purchased Contracts of the Company and its Subsidiaries derived from their United States operations on a monthly basis as of the end of such fiscal year, in each case certified by an authorized officer of the Company as to consistency with prior such analyses, accuracy and fairness of presentation;
(c)as soon as available, and in any event within sixty (60) days after and as of the end of each quarter, excluding the last quarter, of each fiscal year (or within five days of such other time, if later, required by the SEC), (i) a Consolidated balance sheet, income statement and statement of cash flows of Company and its Subsidiaries together with an unaudited balance sheet and income statement (by business segment) of Company and its Subsidiaries (in a form consistent with the Company’s historic deliveries to Agent) for such quarter certified by an authorized officer of Company as to accuracy and fairness of presentation; (ii) a Covenant Compliance Report and (iii) a “static pool analysis” substantially in the form delivered under the Prior Credit Agreement and in any event satisfactory in form and substance to the Majority Banks, which analyzes the performance of Installment Contracts of the Company and its Subsidiaries securing Dealer Loan Pools or of Purchased Contracts of the Company and its Subsidiaries derived from their United States operations on a monthly basis as of the end of such quarter, in each case certified by an authorized officer of the Company as to accuracy and fairness of presentation;
(d)as soon as available, and in any event within twenty (20) Business Days after and as of the end of each quarter, including the last quarter, of each fiscal year, a Borrowing Base Certificate as of the end of such quarter, certified by an authorized officer of the Company as to accuracy and fairness of presentation, provided, however that the Company may elect to furnish agent with interim Borrowing Base Certificates;
(e)as soon as possible, and in any event within three (3) Business Days after becoming aware (i) of any change in the financial condition of the Company, or any of its Subsidiaries which has a Material Adverse Effect, a certificate of the chief financial officer or treasurer of Company (or in his absence, a responsible senior officer) setting forth the details of such change, or (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which has or could reasonably be expected to have a Material Adverse Effect (or have a material adverse effect on any such tax position taken by the Company or any of its Subsidiaries) setting forth the details of such position and the financial impact thereof;
(f)as soon as available, the Company’s 8-K, 10-Q and 10-K Reports filed with the SEC, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the first three fiscal quarters of each of Company’s fiscal years (or within five days of such other time, if later, required by the SEC), and with respect to the 10-K Report, within one hundred twenty (120) days after and as of the end of each of Company’s fiscal years (or within five days of such other time, if later, required by the SEC); and, promptly following the filing thereof, any proxy or registration statements filed with the SEC;
(g)within five (5) Business Days after each incurrence thereof, written notice that new Future Debt has been incurred, accompanied by copies of the material documents governing such Debt and a certification that, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing under this Agreement and, thereafter (with respect to such Debt), promptly following the receipt thereof (but in any event within five (5) Business Days of receipt) copies of all notices of default or reservations of rights (or similar notices) received from any holder of Future Debt, or any trustee or other representative acting for such holder (which notices, together with copies of any such notices received directly by Agent from such holders or trustees, shall be promptly delivered to each of the Banks);
(h)from time to time at the request of Agent or any Bank, a copy of the standard form of Company’s Dealer Agreement then in effect for the Company’s operations in the United States of America, and each other material jurisdiction, if any, identifying any material changes from the form supplied to the Banks hereunder for the preceding year;
(i)not more than once during each fiscal year, promptly following the written request of Agent, updated Consolidated financial projections which shall reflect, among other things, any Future Debt or Permitted Securitizations contemplated to be incurred or made for the remaining portion of the then current fiscal year, and a Consolidated balance sheet and a Consolidated statement of projected income for each of the two succeeding fiscal years and including a statement in reasonable detail specifying all material assumptions underlying such projections;
(j)promptly upon the request of Agent or the Majority Banks (acting through Agent) from time to time, a “static pool analysis” which analyzes the performance of any Installment Contracts securing Dealer Loan Pools or of Purchased Contracts of the Company and its Subsidiaries transferred, encumbered, or otherwise disposed of pursuant to a Permitted Securitization comparable to the static pool analysis required to be delivered pursuant to subparagraph (c) of this Section 7.3;
(k)promptly, and in form to be reasonably satisfactory to Agent, such updated Borrowing Base Certificates as Agent may reasonably request from time to time;
(l)promptly notify the Agent of the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect; and

(m)promptly, and in form to be reasonably satisfactory to Agent and the requesting Bank or Banks, such other information as Agent or any of the Banks (acting through Agent) may reasonably request from time to time.
Documents required to be delivered pursuant to clauses (b), (c), and (f), of this Section 7.3 may be delivered by posting to an E-System provided that Company concurrently notifies the Agent by e-mail of such posting at the e-mail addresses set forth on Schedule 13.6 hereto and such e-mail shall be deemed received when sent.
7.4Reserved.
7.5Maintain Funded Debt Ratio Level. On a Consolidated basis, maintain as of the end of each fiscal period, as applicable, shown in the most recent financial statement delivered by the Company pursuant to Section 7.3(b) and Section 7.3(c), as applicable, a ratio of Consolidated Funded Debt as of such date minus Unrestricted Cash as of such date (including in the calculation thereof, for purposes of this Section 7.5, all Funded Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP) to the Company’s Consolidated Tangible Net Worth as of such date equal to or less than 5.60 to 1.0.
7.6[Reserved].
7.7Maintain Fixed Charge Coverage Ratio. On a Consolidated basis, maintain as of the end of each fiscal period, as applicable, shown in the most recent financial statement delivered by the Company pursuant to Section 7.3(b) and Section 7.3(c), as applicable, a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0.
7.8Inspections. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives to examine (and make copies of) Company’s and each of the Subsidiaries’ books, accounts, records, ledgers and assets and properties (including without limitation, any Collateral) of every kind and description including, without limitation, all promissory notes, security agreements, customer applications, vehicle title certificates, chattel paper, Uniform Commercial Code filings, wherever located at all reasonable times during normal business hours, upon 5 days’ prior oral or written request of Agent or such Bank (except if any Event of Default has occurred and is continuing, when no prior notice shall be required) and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, upon 5 days’ prior notice (except if an Event of Default has occurred and is continuing, when no prior notice shall be required) to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. All information furnished to the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.13 hereof. Nothing in this Section 7.8 shall be construed to cause the Company or its Subsidiaries to divulge any trade secrets, research data or proprietary information or any materials covered by an attorney-client privilege that has not been waived or any materials otherwise subject to confidentiality or disclosure restrictions that would prohibit or restrict such disclosure (so long as such confidentiality or disclosure restrictions were not entered into in contemplation of the requirements of this Section 7.8) or any materials in respect of which disclosure is prohibited by applicable law; provided, that in the event the Company or its Subsidiaries do not provide information in reliance on the foregoing proviso, the Company shall provide notice to the Agent that such information is being withheld (but solely to the extent both feasible and permitted under applicable requirements of law or confidentiality obligation, or without waiving such privilege, as applicable) and the Company shall use commercially reasonable efforts to describe the applicable information withheld pursuant to the foregoing proviso to the extent both feasible and permitted under applicable requirements of law or confidentiality obligation, or without waiving such privilege, as applicable. All reasonable costs and out-of-pocket expenses incurred by Agent in connection with the inspections conducted under this Section 7.8 will be reimbursed by the Company, provided that the Company shall not be responsible for the costs and expenses of any such inspections undertaken more than once in any twelve month period unless an Event of Default is then continuing. All costs and expenses incurred by any Bank (other than the Agent) in connection with the inspections conducted under this Section 7.8 shall be for the account of such Bank.
7.9Taxes. Pay and discharge all taxes and other governmental charges before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such taxes or other governmental charges could not reasonably be expected to have a Material Adverse Effect.
7.10Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent’s request, and at the Company’s expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents, including without limitation any Collateral Documents required under Section 7.19 hereof.
7.11Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its material property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of such property loss or damage, public liability, business interruption, larceny, workers’ compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated (and including such lender loss payee clauses and/or endorsements as Agent or the Majority Banks may reasonably request following the delivery of the Collateral Documents under Section 7.19 hereof), provided that such insurance is commercially available, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent and consistent with sound financial and business practice.
7.12[Reserved].
7.13Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications,

exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company or Guarantors, as the case may be, in connection therewith or herewith.
7.14Compliance with Contractual Obligations and Laws.

(a)Comply in all material respects with all Contractual Obligations, and with all applicable laws, rules, regulations and orders of any Governmental Authority, whether federal, state, local or foreign (including, without limitation, Hazardous Materials Laws, Anti-Terrorism Laws and any consumer protection, truth in lending, disclosure and other similar laws and regulations governing the provision of financing to consumers), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)Comply in all material respects with all applicable federal, state and/or foreign laws and regulations in effect from time to time governing the due and proper creation of installment sales contracts or similar indebtedness or obligations and of the creation, perfection and/or protection, as applicable, of first priority security interests or lessor’s interests in motor vehicles being financed and/or sold and/or leased pursuant thereto, as applicable.
7.15Compliance with ERISA. Comply in all material respects with all material requirements imposed by ERISA and the Internal Revenue Code, including, but not limited to, the minimum funding requirements for any Pension Plan, except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect.
7.16Environmental Matters.
(a)Unless such matters are being contested in good faith, conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting any premises owned or occupied by Company or any of its Subsidiaries, whether resulting from conduct of Company or any of its Subsidiaries or any other Person, in each case if and to the extent required by Hazardous Material Laws, all such actions to be taken in accordance with such laws, and the orders and directives of all applicable federal, state and local governmental authorities.
(b)[Reserved].
7.17Installment Contract Standards. (a) Cause each Installment Contract securing Dealer Loans or Dealer Loan Pools included in Dealer Loans Receivable or encumbered by the Collateral Documents to satisfy the following requirements:
(i)Such Installment Contract (and the interest of Company or its Subsidiaries thereunder) has not been sold, transferred or otherwise assigned or encumbered by the Company or its Subsidiaries to any Person, other than to the Collateral Agent pursuant to the Collateral Documents;
(ii)The Installment Contract obligor thereunder is not an Affiliate of the Company; and
(iii)Such Installment Contract is owned by Company or a Subsidiary, or Company or a Subsidiary has a valid first priority perfected security interest therein (provided that the failure of up to $2,500,000 in aggregate amount of such financial assets, valued according to GAAP, to satisfy the requirements of this clause (iii) shall not constitute a violation of this Section 7.17); and
(b)    Exercise its best efforts to enforce the provisions of its Dealer Agreements relating to the eligibility criteria for Purchased Contracts or Installment Contracts relating to Dealer Loans, as applicable, including without limitation:
(i)it has not been rescinded and it is a valid, binding and enforceable obligation of the applicable Installment Contract obligor;
(ii)it is enforceable against the applicable Installment Contract obligor for the amount shown as owing in the contract and in any related records;
(iii)it complied at the time it was originated or made, and is currently in compliance in all respects, with all requirements of applicable federal, state and local laws, and regulations thereunder, including, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit or equal opportunity disclosure;
(iv)it is not subject to any material offset, credit, allowance or adjustment;
(v)unless the Company or a Subsidiary shall have foreclosed upon or repossessed the same, the Company or a Subsidiary has a first and prior perfected security interest or ownership interest (received directly or by assignment) in the financed vehicle securing the performance of the applicable Installment Contract obligor;
(vi)the financed vehicle has been delivered to the applicable Installment Contract obligor and, on the date of delivery, satisfied all warranties, expressed or implied, made to such Installment Contract obligor; and

(vii)unless the Company or a Subsidiary shall have foreclosed upon or repossessed the same, the applicable Installment Contract obligor owns the motor vehicle free of all liens or encumbrances, except the security interest granted to Company or a Subsidiary or the lessor’s interest held by Company or a Subsidiary (received in each case directly or by assignment) in the applicable Installment Contract.
7.18Subsidiaries; Guaranties. With respect to each Person which becomes a Significant Domestic Subsidiary of the Company subsequent to the Effective Date hereof, whether by Permitted Acquisition, Division or otherwise, within thirty (30) days of the date of Company’s delivery of the financial statements required under Section 7.3(b) or 7.3(c) which establish that such Person is or has become a Significant Domestic Subsidiary, cause such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, a Joinder Agreement (Guaranty) whereby such Significant Domestic Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent, acting in its capacity as Collateral Agent, as aforesaid.
7.19Subsidiaries; Security Documents. (a) With respect to each existing Subsidiary which becomes a Significant Domestic Subsidiary of the Company subsequent to the Effective Date hereof, within thirty (30) days of the date of the Company’s delivery of the financial statements required under Section 7.3(b) or 7.3(c) which establish that such Person is or has become a Significant Domestic Subsidiary, and in the case of any newly acquired or created Significant Domestic Subsidiary, whether by Permitted Acquisition, Division or otherwise, promptly following acquisition or creation, (i) grant (or cause to be granted) a security interest and lien to the Collateral Agent under the Intercreditor Agreement, in the Collateral owned by such Significant Domestic Subsidiary substantially on the terms provided in the Security Agreement and (ii) pledge (or cause to be pledged) to the Collateral Agent under the Intercreditor Agreement, all of the outstanding capital Stock of such Significant Domestic Subsidiary which is owned by the Company or its Subsidiaries substantially on the terms provided in the Security Agreement, in each case, as security for the Indebtedness; and
(b)    within thirty days following Agent’s request (given at the direction or with the concurrence of the Majority Banks) in the event of a material change in any Dealer Agreement (or any related document) which, in the reasonable discretion of Agent and the Majority Banks (supported by an opinion of counsel) adversely affects any Collateral Document or which necessitates a change in any Collateral Document in order to provide Agent and the Banks with the full benefit thereof (and to extend such Collateral Documents to any additional property rights or interests resulting from any such change in a Dealer Agreement), enter into such amendments to the Collateral Documents so affected, on terms and conditions as reasonably required by the Collateral Agent or as Agent;
together in each case with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Collateral Agent as aforesaid.

7.20USA Patriot Act. Provide the Agent and Banks with any other information required by Section 326 of the USA Patriot Act or necessary for the Agent or Banks to verify the identity of the Company or its Subsidiaries as required by Section 326 of the USA Patriot Act.
7.21Anti-Terrorism/Sanctions. Not (i) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (ii) derive the funds used to repay the Indebtedness from any unlawful activity prohibited by Anti-Terrorism Laws, or (iii) directly, or to the Company’s knowledge, indirectly, use the Advances or proceeds thereof in any other manner that would result in a violation of Sanctions.

8.NEGATIVE COVENANTS
Company covenants and agrees that, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness (other than unasserted contingent indemnification obligations) under this Agreement remains outstanding, it will not, and it will not allow its Subsidiaries (but excluding, for purposes of Sections 8.9, and 8.10 through 8.12 hereof, any Special Purpose Subsidiary), without the prior written consent of the Majority Banks, to:
8.1Redemptions. Purchase, acquire or redeem any of its capital stock, except for a Permitted Repurchase.
8.2Business Purposes. Engage in, or make any investment in any business engaged in, the provision of property and casualty insurance (other than the activities conducted by the Domestic Reinsurance Subsidiary relating to the Company’s motor vehicle service program (“Service Program Activities”) which shall be conducted in the manner described on the attached Schedule 8.2), unless the Company or such Subsidiary shall maintain reinsurance of its underwriting risk with a third party(ies) rated “A-” or better by S&P or “A3” or better by Moody’s for all of the Company’s or such Subsidiary’s exposure in excess of one hundred percent (100%) of the premiums written by the Company or such Subsidiary; or engage in any business if, after giving effect thereto, the general nature of the businesses of the Company and its Subsidiaries, taken as a whole, would no longer be the provision of financing programs for the purchase of used motor vehicles, motor vehicle service protection programs, credit life, accident and health insurance programs, guaranteed asset protection program and other programs related to the foregoing (it being understood that, in the course of the provision of such programs, the Company may be obligated to remit monies to Dealers under Dealer Agreements (including, without limitation, with respect to Installment Contracts, claims or refunds under insurance policies, or claims or refunds under service contracts, and to make deposits in trust or otherwise as required under reinsurance agreements or pursuant to state regulatory requirements); provided, however, that the Company and its Subsidiaries shall manage and operate such businesses in substantially the same manner that they are managed and operated as of the date hereof, except with respect to Service Program Activities which shall be conducted in accordance with Schedule 8.2.

8.3Mergers or Dispositions. Consummate any merger or consolidation, or consummate a Division as the Dividing Person, or sell, lease, transfer, or dispose of all, substantially all, or any material part of the assets of the Company and its Subsidiaries, taken as a whole, except (i) any Permitted Merger or Permitted Transfer under clause (iii) of the definition thereof, (ii) Permitted Transfers and Permitted Securitization(s) provided that, both immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing and (iii) any Subsidiary that is a limited liability company may consummate a Division as the Dividing Person provided that, if the Subsidiary is a Guarantor, then immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more of the Company and the Guarantors at such time.
8.4Guaranties. Become or remain obligated under or in respect of a Guarantee Obligation, except by endorsement of cash items for deposit in the ordinary course of business and except for (i) the Guaranties, (ii) the Permitted Guaranties, any Guarantee Obligations permitted under Section 8.5(e), (i), (m) and (o), and (iii) any other Guarantee Obligations set forth on Schedule 8.4 attached hereto.
8.5Debt. Become or remain obligated for any Debt, except for:

(a)Indebtedness to Banks hereunder;
(b)current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Company’s or any Subsidiary’s businesses;
(c)the Existing Senior Notes and all Future Debt, together with any Permitted Refinancing of any thereof; provided that any Future Debt and any Debt issued pursuant to a Permitted Refinancing of the Existing Senior Notes or a Permitted Refinancing of any Future Debt shall comply with the following conditions: (i) such Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity; (ii) such Debt shall be (x) unsecured, or (y) to the extent secured by the Collateral, (A) secured on a pari passu or junior basis, in respect of the Collateral, with the Indebtedness hereunder, (B) subject to an intercreditor agreement containing terms reasonably acceptable to Agent, which may be by means of a joinder to the Intercreditor Agreement, and (C) the Company shall have delivered to Agent a Borrowing Base Certificate demonstrating that the Company would be in compliance with the Borrowing Base Limitation if such Debt were outstanding as of the last day of the month most recently ended; (iii) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such new Debt, and taking into account the incurring of such new Debt) has occurred and is continuing;
(d)Subordinated Debt (together with any Permitted Refinancing thereof), provided, however, that on the date any such Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) shall have occurred and be continuing;

(e)unsecured Debt or Debt (including, without limitation, Capitalized Leases, capitalized portions of operating leases, purchase money obligations and mortgage financings) secured by Liens permitted under Section 8.6(b) (and any Permitted Refinancing thereof) not to exceed an aggregate amount at any time outstanding for all such Debt (determined, in each case, when such Debt is incurred) equal to the greater of (i) Eighty-Five Million Dollars ($85,000,000) and (ii) 10% of the Company’s Consolidated Tangible Net Worth (determined at the time such Debt becomes an obligation of the Company or any Subsidiary);
(f)such other Debt set forth in Schedule 8.5A and Schedule 8.5B attached hereto, if any (in addition to any other matters set forth in this Section 8.5), together with any Permitted Refinancing of any thereof;
(g)(x) Debt in respect of (i) Intercompany Loans and advances by the Company to any Domestic Subsidiary that is a Guarantor (or any Person that concurrently with such Intercompany Loans or advances becomes a Domestic Subsidiary that is a Guarantor) or by any Domestic Subsidiary to the Company or another Domestic Subsidiary that is a Guarantor, or, unless an Event of Default has occurred and continuing (both before and after giving effect thereto), by any Domestic Subsidiary or the Company to a Domestic Subsidiary that is not a Guarantor (or any Person that concurrently with such Intercompany Loans or advances becomes a Domestic Subsidiary that is not a Guarantor) provided, however, that, in each case, any such Intercompany Loan shall be evidenced by and funded under an Intercompany Note, and provided further that “Domestic Subsidiary” as used in this clause (i) shall exclude any Excluded Subsidiary, (ii) Intercompany Loans and advances by the Domestic Reinsurance Subsidiary to the Company or any Domestic Subsidiary, (iii) Intercompany Loans and advances to a Foreign Subsidiary existing immediately prior to the Effective Date and disclosed on Schedule 8.8 hereto, (iv) Intercompany Loans and advances (on a subordinated basis in relation to the Indebtedness on substantially the basis set forth in the form of Intercompany Note, attached hereto) by any Excluded Subsidiary or Foreign Subsidiary to the Company, another Foreign Subsidiary or a Domestic Subsidiary other than any Excluded Subsidiary; provided that any Intercompany Loans or advances by a Foreign Subsidiary shall not be required to be evidenced by an Intercompany Note and any Intercompany Loans or advances to a Foreign Subsidiary shall not be required to be subordinated to the Indebtedness (v) Intercompany Loans and advances by any Excluded Subsidiary, or any Foreign Subsidiary to any Excluded Subsidiary or any Foreign Subsidiary, (vi) Intercompany Loans and advances made to the Domestic Reinsurance Subsidiary that are permitted under Section 8.8(d)(vii), and (vii) any Intercompany Loans or advances made pursuant to the restructuring of ownership of the Company’s Subsidiaries to the extent necessary, upon formation, to meet minimum capitalization requirements (y) any Permitted Refinancing of any Debt in clause (x);
(h)Debt under, and secured by assets transferred pursuant to, a Permitted Securitization, whether or not attributable to the Company under GAAP;
(i)Debt arising under Hedging Agreements entered into by the Company and Permitted Guaranties thereof; and

(j)Debt incurred or to be incurred by Company or a wholly-owned Subsidiary of Company, in an aggregate principal amount not to exceed $13,000,000, in connection with the acquisition of real property and secured by such real property and Related Real Property Assets;
(k)(i) Debt of any Person that becomes a Subsidiary after the date hereof pursuant to a Permitted Acquisition; provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) any Permitted Refinancing of any Debt under clause (i);
(l)Guarantee Obligations permitted under Section 8.4;
(m)Debt owed to (including obligations in respect of letters of credit or bank Guarantee Obligations or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Debt with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance;
(n)Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds and cash management obligations in the ordinary course of business (including, for the avoidance of doubt, all Banking Product Obligations); and
(o)Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion Guarantee Obligations and similar obligations, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and including obligations in respect of letters of credit or bank Guarantee Obligations or similar instruments securing the performance of the Company or any Subsidiary pursuant to such agreements.
8.6Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:
(a)in favor of Collateral Agent (as defined in the Intercreditor Agreement) pursuant to Collateral Documents;
(b)Capitalized Leases (to the extent constituting Liens), Liens securing purchase money obligations, mortgages, and other Liens encumbering any property or assets of the Company or its Subsidiaries (other than Dealer Loans, Dealer Loan Pools, Installment Contracts or other related assets which constitute Collateral), to secure Debt or other obligations not to exceed an aggregate amount at any time outstanding for all such obligations equal to the greater of (i) Eighty-Five Million Dollars ($85,000,000) and (ii) 10% of the Company’s Consolidated Tangible Net Worth (determined at the time such Debt or other obligation becomes an obligation of the Company or any Subsidiary);

(c)Permitted Liens and any Lien encumbering property interests, rights or proceeds which are the subject of a transfer or encumbrance pursuant to a Permitted Securitization;
(d)those Liens of the Company or its Subsidiaries identified in Schedule 8.6 hereto, and Liens securing extensions, renewals and replacements of the obligations so secured, provided that such Liens are not extended to any other type of property or assets than the property or assets securing such scheduled Liens;
(e)[Reserved];
(f)(i) Liens existing on any property or asset of any Person that becomes a Subsidiary after the date hereof (pursuant to a Permitted Acquisition) prior to the time such Person becomes a Subsidiary; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, and (b) such Lien shall secure only those obligations which it secures on the date such Person becomes a Subsidiary, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof plus any accrued and unpaid interest and premiums thereon and fees and expenses in connection therewith and (ii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary; provided, however, that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Company or such Subsidiary;
(g)Liens on any or all of its properties or assets granted by the Domestic Reinsurance Subsidiary in the ordinary course of business in favor of a primary insurer;
(h)Liens securing Future Debt and any Permitted Refinancing thereof, provided that such Liens are either junior to or pari passu with the Liens securing the Indebtedness hereunder and are subject to an intercreditor agreement satisfactory to the Agent, which may be by means of a joinder to the Intercreditor Agreement;
(i)(i) leases, subleases and other occupancy agreements with respect to real property owned or leased by the Company or any Subsidiary not interfering in any material respect with the business of the Company or any Subsidiary and (ii) Liens on certain real property and Related Real Property Assets securing Debt permitted under Section 8.5(j);
(j)Liens on cash and cash equivalents securing Hedging Agreements entered into by the Company and Permitted Guaranties thereof; and
(k)Ordinary course Liens on cash and cash equivalents securing Banking Product Obligations.
8.7Acquisitions. Other than (i) any Permitted Acquisition, (ii) any transfer to the Company or any Subsidiary of any assets or business or ownership interests by Company or any Subsidiary otherwise permitted by this Agreement or (iii) any acquisition of any rights or property pursuant to a Permitted Securitization, purchase or otherwise acquire (including pursuant to any merger with or as a Division Successor pursuant to the Division of, any Person that was not the Company or a Guarantor prior to such merger or Division) all or substantially all of the assets or business interests of any other Person, firm or corporation, or all or substantially all of the shares of stock (or other ownership interests) of any other corporation, trusteeship or association, or any business or going concern (other than shares in the then-existing Subsidiaries).
8.8Investments. Make or allow to remain outstanding any Investment in, or any loans or advances to, any other Person, firm, corporation or other entity or association, other than:
(a)any loan or other advance by Company or a Subsidiary, as the case may be, to any and all of its officers or employees, as the case may be, in the normal course of business, so long as the aggregate of all such loans or advances by the Company and its Subsidiaries does not exceed Three Million Dollars ($3,000,000) at any time outstanding, plus reasonable, reimbursable business and travel expenses;
(b)Permitted Investments at any time outstanding or in effect;
(c)Investments existing as of the date of this Agreement in Company’s Domestic Subsidiaries;
(d)(i) Investments made pursuant to the restructuring of the ownership of the Company’s Subsidiaries (but without the transfer of any cash or other property other than to the extent necessary, upon formation, to meet minimum capitalization requirements, if any, under applicable law), (ii) Investments by the Company in any Domestic Subsidiary that is a Guarantor or any Person that concurrently with such Investment becomes a Domestic Subsidiary that is a Guarantor, or, unless an Event of Default has occurred and is continuing, by the Company in any Domestic Subsidiary that is not a Guarantor or any Person that concurrently with such Investment becomes a Domestic Subsidiary that is not a Guarantor, or by any Domestic Subsidiary in the Company or any other Domestic Subsidiary; provided that “Domestic Subsidiary” as used in this clause, (ii) shall exclude any Excluded Subsidiary, (iii) Investments by the Domestic Reinsurance Subsidiary to or in the Company or any Domestic Subsidiary, (iv) Investments by any Excluded Subsidiary or any Foreign Subsidiary in the Company, another Foreign Subsidiary or any Domestic Subsidiary, excluding any Excluded Subsidiary, (v) Investments by any Excluded Subsidiary, or any Foreign Subsidiary, in any Excluded Subsidiary, or any Foreign Subsidiary, (vi) Investments permitted under Section 8.5(g), (vii) Investments (and any Permitted Refinancing thereof, to the extent consisting of Intercompany Loans or advances) by the Company to or in the Domestic Reinsurance Subsidiary through the date of termination or expiration of this Agreement in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) at any time outstanding, plus any amounts necessary to fund ordinary course upfront costs for actuary fees, attorney fees and miscellaneous expenses in each case related to the Domestic Reinsurance Subsidiary and to provide for ordinary course operating costs for actuary fees, attorney fees, and miscellaneous expenses in each case related to the Domestic Reinsurance Subsidiary, provided that at the time of each such Investment no Default or Event of Default has occurred and is continuing, and

(viii) Investments existing immediately prior to the Effective Date to or in any Foreign Subsidiaries (and any Permitted Refinancing thereof to the extent consisting of Intercompany Loans or advances);
(e)Floor Plan Receivables and Notes Receivable in the ordinary course of business;
(f)Dealer Loans, Dealer Loan Pools and Purchased Contracts;
(g)receivables arising from used vehicle leases in existence on the date hereof and the sale of goods and services by the Company or its Subsidiaries, in each case in the ordinary course of business of Company and its Subsidiaries;
(h)Permitted Acquisition(s) and Permitted Merger(s), to the extent any such acquisition or merger shall be deemed to constitute an Investment;
(i)Those Investments set forth on the attached Schedule 8.8;
(j)Investments in any Subsidiary (including, without limitation, any Special Purpose Subsidiary) from and after the date hereof, consisting of (u) investments made pursuant to a Permitted Securitization; (v) advances by Company (as servicer or administrative agent) which are permitted under the definition of Permitted Guaranties; (w) the repurchase or replacement from and after the Effective Date hereof of Dealer Loan Pools or Purchased Contracts or related pools thereof subsequently determined not to satisfy the eligibility standards contained in the applicable Securitization Documents relating to a Permitted Securitization or otherwise required to be repurchased by the applicable Securitization Documents entered into in compliance with the terms of this Agreement, so long as (i) such replacement is accompanied by the repurchase of or release of encumbrances on such financial assets previously transferred or encumbered pursuant to such securitization and in the amount thereof, (ii) any replacement Dealer Loan Pools or Purchased Contracts which are selected by Company according to the requirements set forth in clause (a) of the definition of Permitted Securitization and (iii) such replacements are made at a time when (both before and after giving effect thereto) no Default or Event of Default has occurred and is continuing; (x) capital contributions made from time to time to a Special Purpose Subsidiary in connection with a Bridge Securitization concurrent with the purchase of the applicable trust certificate, each such capital contribution in an amount not to exceed the value of the trust certificate being purchased by such Special Purpose Subsidiary pursuant to such Bridge Securitization so long as each such Investment (i) is accompanied by the concurrent receipt by the Company of proceeds from the sale of the applicable trust certificate equal to 100% of the value of such trust certificate and (ii) is effected by ledger entries, cross receipts and similar documentation and not by the transfer of cash or other financial assets (other than the trust certificate), plus cash Investments from time to time, to the extent necessary to cover the establishment of reserves (A) for facility fees due in respect of such Bridge Securitization and (B) in connection with each advance under a Bridge Securitization, for up to one year’s interest due in respect of such advance; (y) amounts funded to pay off any Permitted Securitization (excluding amounts funded for repurchases or replacements of the type referred to in clause (w) of this Section

8.8(j)) provided that, at the time such amounts are funded (both immediately before and after giving effect thereto) no Default or Event of Default has occurred and is continuing; or (z) the disposition to the Company or any Subsidiary (other than a Special Purpose Subsidiary) of the capital stock of any Special Purpose Subsidiary;
(k)Investments in foreign currencies outstanding for no more than fourteen (14) days that are necessary to fulfill foreign exchange contracts entered into by the Company or any of its Subsidiaries for hedging purposes and other hedging transactions under Hedging Agreements, to the extent constituting investments;
(l)Investments, other than those set forth in subparagraphs (a) through (k) above, in an aggregate amount at any time outstanding not to exceed Ten Million Dollars ($10,000,000);
(m)Guarantee Obligations permitted under Section 8.4;
(n)Investments in the Company made by any Subsidiary;
(o)Investments made by the Domestic Reinsurance Subsidiary that are within the investment guidelines of the Domestic Reinsurance Subsidiary, and applicable insurance industry regulations at such time; and
(p)Investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger.
In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.
8.9Transactions with Affiliates. Enter into any transaction with any of its stockholders or officers or its Affiliates (including, without limitation, affiliated Dealers but excluding the Company or any of its Subsidiaries), except on terms not materially less favorable than would be usual and customary in similar transactions between Persons dealing at arms’ length and except for:
(a)Guarantee Obligations permitted under Section 8.4;
(b)payment of benefits, compensation, indemnification, insurance and reimbursement of costs paid or made available to employees, officers and directors;
(c)the entering into, and the making of payments and issuances of Equity Interests (including, without limitation, restricted stock and restricted stock units) under, any employment agreements, employee benefits plans, stock option plans, and other similar compensatory arrangements with officers, employees and directors of the Company and its Subsidiaries;
(d)sales of Equity Interests of the Company to its Affiliates and options and warrants exercisable therefore and the granting of registration and other customary rights in connection therewith;
(e)any transaction with an Affiliate where the only consideration paid is Equity Interests of the Company;
(f)any other transactions permitted pursuant to this Article 8, including Intercompany Loans; and
(g)any transaction with an Affiliate existing on the Closing Date and listed on Schedule 8.9.
8.10Amendment of Future Debt Documents. Except with the prior written approval of the Majority Banks, amend, modify or otherwise alter (or suffer to be amended, modified or altered) or waive (or permit to be waived) in any material respect, any documents or instruments evidencing or otherwise related to Future Debt so as to shorten the original maturity date or amortization schedule thereof (including amending any of the provisions requiring mandatory prepayment, redemptions or repurchases to provide for additional mandatory prepayments, redemptions or repurchase).
8.11Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to Subordinated Debt (once approved by the requisite Banks) or waive (or permit to be waived) any such provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks. For purposes of those documents and instruments evidencing or otherwise related to the Subordinated Debt, any increase in the original interest rate, any shortening of the original amortization, any change in any default, remedial or other repayment terms, any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents or any change in the subordination provisions contained therein, shall (without reducing the scope of this Section 8.11) be deemed to be material.
8.12Limitation on Dividends. Except to the extent that any such dividend or distribution (i) is payable to the Company or any of its Subsidiaries or (ii) is payable solely in capital stock or other Equity Interests of the Company or any such Subsidiary (other than any Special Purpose Subsidiary), declare, make or otherwise set apart, directly or indirectly, any funds or other property on account of any capital stock or other Equity Interest of the Company or any of its Subsidiaries, unless, at the time of such dividend or distribution (and giving effect thereto) no Default or Event of Default has occurred and is continuing.

8.13Securitization Transaction; Amendments to Securitization Documents. Engage in a Securitization Transaction, other than a Permitted Securitization and, except in connection with a Permitted Securitization, assign and transfer any financial assets to a Securitized Pool, and once executed and delivered pursuant to a Permitted Securitization, amend, modify or otherwise alter any of the material terms and conditions of any Securitization Documents or waive (or permit to be waived) any such provision thereof in any material respect, adverse to the Company or any Subsidiary, without the prior written approval of Agent and the Majority Banks. For purposes of the Securitization Documents, the “material terms and conditions” thereof shall be deemed solely those terms or conditions with respect to servicer fees, servicer expenses, defaults, events of default, recourse to the Company or any Subsidiary (other than a Special Purpose Subsidiary), cleanup calls or conditions required to qualify as a “Permitted Securitization” hereunder.
9.DEFAULTS
9.1Events of Default. Any of the following events is an “Event of Default”:
(a)non-payment when due of principal on the Indebtedness under the Revolving Credit (including the Swing Line) or of any Letter of Credit Obligation described in clause (b) of the definition thereof in accordance with the terms thereof;
(b)Default in the payment of any money by Company under this Agreement (other than as set forth in subsection (a), above), within three (3) days of the date the same is due and payable;
(c)(i) default in the observance or performance of any of the other conditions, covenants or agreements set forth in Sections 7 (other than Section 7.9, 7.11, 7.14, 7.15 and 7.16(a)) or 8 of this Agreement or (ii) default in the observance or performance of any of the other conditions, covenants or agreements contained in this Agreement or any of the Other Loan Documents and such default under this clause (ii) has continued for thirty (30) consecutive days) after such default should reasonably have become known to the Company or after Company has received notice from the Agent of such default;
(d)any representation or warranty made or deemed made by Company herein or in any instrument submitted pursuant hereto or by any Guarantor proves untrue in any material adverse respect when made or deemed made;
(e)any material provision of the Domestic Guaranty, any of the Collateral Documents, or the Intercreditor Agreement shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement or such other Loan Document) cease to be valid and binding and enforceable against the Company, or any Significant Subsidiary which is a party thereto, as applicable (or in the case of the Intercreditor Agreement, the holders of other Debt or any trustee or other representative which has executed the Intercreditor Agreement on their behalf), or the validity, binding effect or enforceability thereof shall be contested by the Company or any of its Subsidiaries, or the Company, or any Significant Subsidiary which is a party thereto shall deny that it has any or further liability or obligation under the Domestic Guaranty or any of the Collateral Documents, as applicable, or the Domestic Guaranty or any of the Collateral Documents shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby;
(f)default in the payment of any other obligation of Company or any of its Subsidiaries for borrowed money in an aggregate amount equal to the greater of (i) Twenty-Five Million Dollars ($25,000,000) and (ii) 5% of the Company’s Consolidated Tangible Net Worth; or default in the observance or performance of any conditions, covenants or agreements related or given with respect to any other obligations for borrowed money in an aggregate amount equal to the greater of (i) Twenty-Five Million Dollars ($25,000,000) and (ii) 5% of the Company’s Consolidated Tangible Net Worth, sufficient to permit the holder thereof to accelerate the maturity of such obligation; or, with respect to the Securitization Documents, (i) the occurrence (beyond any applicable period of grace or cure) of any “servicer event of default” thereunder or (ii) the occurrence (and solely for so long as such default is continuing) of any other default (beyond any applicable period of grace or cure) by Company or any of its Subsidiaries, including any Special Purpose Subsidiary, under the Securitization Documents, which can be reasonably expected to result in recourse liability against the Company or any of its Subsidiaries (other than a Special Purpose Subsidiary) in an aggregate amount equal to the greater of (i) Twenty-Five Million Dollars ($25,000,000) and (ii) 5% of the Company’s Consolidated Tangible Net Worth; provided that none of the foregoing defaults shall constitute an Event of Default hereunder if such default is cured or waived;
(g)a final judgment or final judgments for the payment of money in an aggregate amount equal to the greater of (i) Twenty-Five Million Dollars ($25,000,000) and (ii) 5% of the Company’s Consolidated Tangible Net Worth (to the extent not covered by either (i) insurance or (ii) an indemnity), shall be outstanding against any one or more of the Company and its Subsidiaries and any one of such judgments shall have been outstanding and not been paid, satisfied, discharged or waived for more than sixty (60) consecutive days, except to the extent that any such judgment is being contested in good faith by appropriate proceedings which provide for a stay of any enforcement action against the Company or such Subsidiary during the pendency of such proceedings and for which adequate reserves have been established and where nonpayment of such judgment could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;
(h)an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that could reasonably be expected to have a Material Adverse Effect;
(i)(a) Any Person or group of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Donald Foss, his wife and children or trust(s) established for his or their benefit, shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or (b) there shall occur a “Change in Control” or “Change of Control” (or equivalent event thereunder) under the documents relating to any Future Debt then outstanding; or
(j)a receiver, liquidator, custodian or trustee of the Company or any Significant Subsidiary, or of all or any part of the property of the Company or any Significant Subsidiary shall be appointed by court order and such order shall remain in effect for more than sixty (60) days, or an order for relief shall be entered with respect to the Company or any Significant Subsidiary, or the Company or any Significant Subsidiary shall be adjudicated bankrupt or insolvent; or any of the property of the Company or any Significant Subsidiary shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against the Company or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing; or the Company or any Significant Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or the Company or any Significant Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or of all or any part of the property of the Company or any Significant Subsidiary.
9.2Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, upon being directed to do so by the Majority Banks, declare any commitment of the Banks to extend credit hereunder immediately terminated; (b) the Agent shall, upon being directed to do so by the Majority Banks, declare the entire unpaid Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (c) upon the occurrence of any Event of Default specified in Section 9.1(j) above, and notwithstanding the lack of any declaration by Agent under the preceding clause (a) or (b), the Banks’ commitments to extend credit hereunder shall immediately and automatically terminate and the entire unpaid Indebtedness, including the Notes, shall become automatically due and payable without presentment, notice or demand; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit for deposit into an account controlled by the Agent, and (e) the Agent may, and shall, upon being directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents, including without limitation any of the Collateral Documents, or law.

9.3Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.
9.4Waiver by Company of Certain Laws. To the extent permitted by applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, AND FURTHER HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH AGENT OR THE BANKS (OR ANY OF THEM), ON THE ONE HAND, AND THE COMPANY, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR OTHERWISE. These waivers have been voluntarily given, with full knowledge of the consequences thereof.
9.5Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section 13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude any other or further exercise of the Banks’ rights by Agent. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent in enforcing any of the Banks’ rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.
9.6Intentionally Omitted.
9.7Setoff. Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to Company but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by Company), setoff and apply against any and all of the obligations of Company now or hereafter existing under this Agreement, whether owing to such Bank, any Affiliate of such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Company and any property of Company from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and Company of the occurrence thereof. Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of Company under this Agreement. The rights of each Bank under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.
10.PAYMENTS, RECOVERIES AND COLLECTIONS.
10.1Payment Procedure.

(a)All payments by Company of principal of, or interest on the Revolving Credit Notes or the Swing Line Notes or of Letter of Credit Obligations or Fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 1:00 p.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent’s office located at One Detroit Center, Detroit, Michigan 48226. Upon receipt of each such payment, the Agent shall make prompt payment to each Bank in like funds and currencies of all amounts received by it for the account of such Bank. Any payment received by the Agent after 1:00 p.m. (Detroit time) shall be deemed received on the next Business Day.
(b)Unless the Agent shall have been notified in writing by the Company at least two (2) Business Days prior to the date on which any payment to be made by the Company is due that the Company does not intend to remit such payment, the Agent may, in its sole discretion without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank’s share of such assumed payment. If the Company has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Effective Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to Advances of the Revolving Credit.
(c)Subject to the definition of “Interest Period” in Section 1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.
(d)All payments to be made by the Company under this Agreement or any of the Notes to the Agent or any Bank (including without limitation payments under the Swing Line Note) shall be made without set-off or counterclaim, as aforesaid, and, except as required by applicable law and subject to full compliance by each Bank (and each assignee and participant pursuant to Section 13.8) with Section 13.15, without deduction or withholding for any taxes of any nature imposed by any Governmental Authority or of any political subdivision thereof or any federation or organization of which such Governmental Authority may at the time of payment be a member. If any applicable law requires the deduction or withholding of any tax from any such payment, the Company shall:

(i)pay to the Agent for Agent’s own account and/or, as the case may be, for the account of the Banks such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks (including the Swing Line Bank) receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and
(ii)remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company of any such taxes payable by the Company.
As used herein, the terms “tax”, “taxes” and “taxation” include all taxes, levies, imposts, duties, charges, fees, deductions, and withholdings or similar charges, together with interest and, any taxes payable upon the amounts paid or payable pursuant to this Section 10.1 (other than (i) any taxes on the overall income, net income, net profits, or net receipts or similar taxes (or any franchise taxes imposed in lieu of such taxes) imposed on the Agent or any Bank (or branch maintained by the Agent or any Bank) as a result of a present or former connection (including being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof)) between the Agent or such Bank and the Governmental Authority, political subdivision, federation or organization imposing such taxes, (ii) any branch profits taxes imposed on the Agent or any Bank by the United States or any similar tax imposed by any other jurisdiction, (iii) any tax that is required by the Internal Revenue Code to be withheld from amounts payable to the Agent or any Bank that has failed to comply with Section 13.15 hereof, (iv) in the case of a Foreign Lender, any withholding tax that is required to be imposed on amounts payable to such Foreign Lender pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new lending office) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 10.1(d)(i) hereof, or (v) any U.S. withholding tax imposed by FATCA (subsections (i) through (v), “Excluded Taxes”)). The Company shall be reimbursed by the applicable Bank for any payment made by the Company under this Section 10.1 if the applicable Bank is not in compliance with its obligations under Section 13.15 at the time of Company’s payment.
(e)If a Bank or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of taxes as to which it has been indemnified by the payment of additional amounts pursuant to Section 10.1(d), it shall pay the Company an amount equal to such refund (but only to the extent of the additional payments made under Section 10.1(d) with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Company, upon the request of such Bank or Agent, shall repay to such Bank or Agent the amount paid over pursuant to this Section 10.1(e) (plus any penalties, interest or other charges imposed by the relevant

Governmental Authority) in the event such Bank or Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(e), in no event will such Bank or Agent be required to pay any amount to the Company pursuant to this Section 10.1(e) the payment of which would place such Bank or Agent in a less favorable net after-tax position than such Bank or Agent would have been in if the tax giving rise to such refund had not been deducted, withheld, or otherwise imposed and the additional amounts under Section 10.1(d) had never been paid. This Section 10.1(e) shall not be construed to require any Bank or the Agent to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company.
10.2Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(j), immediately following the occurrence thereof, and in the case of any other Event of Default: (a) upon the termination of the Revolving Credit Aggregate Commitment or the acceleration of the Indebtedness under this Agreement, (b) at the Agent’s option, or (c) upon the request of the Majority Banks after the commencement of any remedies pursuant to Section 9.2, the Agent shall apply the proceeds of any Collateral, together with any offsets, voluntary payments by the Company or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and reasonable out-of-pocket expenses of the Agent under the Loan Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of any Loan Document, second, to pay any fees and expenses owed to the Issuing Bank hereunder, third, to pay principal and interest due with respect to any Advances and any Reimbursement Obligations, and to cash collateralize all outstanding Letters of Credit (subject to Section 10.5 hereof) and to pay any obligations owing by Company under any Hedging Agreements, and to pay any Banking Product Obligations owing by Company to any Bank or its Affiliates, on a pro rata basis, provided, however, that the maximum amount of those proceeds which may be applied to Indebtedness in respect of Hedging Agreements shall not exceed the maximum amount of the Hedging Reserve stated in the definition thereof), fourth, to pay any other Indebtedness on a pro rata basis, and fifth, if there is any excess, to the Company. The application of such proceeds and other sums to the applicable Indebtedness shall be based on each Bank’s Percentage of such Indebtedness.
10.3Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Advances made by it or participations in Letter of Credit Obligations or Swing Line Advances held by it (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Notes (or such participation), such Bank shall purchase from the other Banks such participations in the Notes (or subparticipations in the Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentages of the Revolving Credit with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

10.4Treatment of a Defaulting Bank; Reallocation of a Defaulting Bank’s Fronting Exposure.

(a)The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance under this Agreement, and no Bank shall have any liability to Company or any of its Subsidiaries, the Agent, any other Bank, or any other Person for another Bank’s failure to make any loan or Advance hereunder.
(b)If any Bank shall become a Defaulting Bank, then such Defaulting Bank’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Agent shall be subject to the restrictions set forth in Section 13.11.
(c)To the extent and for so long as a Bank remains a Defaulting Bank and notwithstanding the provisions of Section 10.3 hereof, the Agent shall be entitled, without limitation, (i) to withhold or setoff and to apply in satisfaction of those obligations for payment (and any related interest) in respect of which the Defaulting Bank shall be delinquent or otherwise in default to Agent or any Bank (or to hold as cash collateral for such delinquent obligations or any future defaults) the amounts otherwise payable to such Defaulting Bank under this Agreement or any other Loan Document, (ii) if the amount of Advances made by such Defaulting Bank is less than its Percentage requires, apply payments of principal made by the Company amongst the Non-Defaulting Banks on a pro rata basis until all outstanding Advances are held by all Banks according to their respective Percentages and (iii) to bring an action or other proceeding, in law or equity, against such Defaulting Bank in a court of competent jurisdiction to recover the delinquent amounts, and any related interest. Performance by Company of their respective obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section, except to the extent expressly set forth herein. Furthermore, the rights and remedies of Company, the Agent, the Issuing Bank, the Swing Line Bank and the other Banks against a Defaulting Bank under this section shall be in addition to any other rights and remedies such parties may have against the Defaulting Bank under this Agreement or any of the other Loan Documents, applicable law or otherwise, and the Company waive no rights or remedies against any Defaulting Bank.
(d)If any Bank shall become a Defaulting Bank, then, for so long as such Bank remains a Defaulting Bank, any Fronting Exposure shall be reallocated by the Agent at the request of the Swing Line Bank and/or the Issuing Bank among the Non-Defaulting Banks in accordance with their respective Percentages of the Revolving Credit, but only to the extent that the sum of the aggregate principal amount of all Advances of the Revolving Credit made by each Non-Defaulting Bank, plus such Non-Defaulting Bank’s Percentage of the aggregate outstanding principal amount of Swing Line Advances and Letter of Credit Obligations prior to giving effect to such reallocation plus such Non-Defaulting Bank’s Percentage of the Fronting Exposure to be reallocated does not exceed such Non- Defaulting Bank’s Percentage of the Revolving Credit Aggregate Commitment, and only so long as no Default or Event of Default has occurred and is continuing on the date of such reallocation.

10.5Cash Collateral.

(a)Upon the request of the Agent or Issuing Bank (i) if Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Reimbursement Obligation under such Letter of Credit, which has not been reimbursed, or (ii) if an Event of Default exists and any Letter of Credit Obligations for any reason remain outstanding, the Company shall, in each case, immediately (and in any event within three (3) Business Days if attributable to a Defaulting Bank) deliver to the Agent cash collateral in amounts and on terms satisfactory to the Agent with respect to the Letter of Credit Obligations, then outstanding on terms reasonably satisfactory to Agent. At any time that there shall exist a Defaulting Bank, immediately (and in any event within three (3) Business Days) upon the request of the Agent, Issuing Bank or Swing Line Bank, the Company shall deliver to the Agent cash collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 10.4(d) and any Cash Collateral provided by the Defaulting Bank).
(b)All cash collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Comerica Bank. The Company, and to the extent provided by any Bank, such Bank, hereby grant to (and subjects to the control of) the Agent, for the benefit of the Agent, Issuing Bank and the Banks (including Swing Line Bank), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 10.5(c). If at any time the Agent reasonably determines that all or any portion of the cash collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such cash collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Bank will, promptly upon demand by the Agent, pay or provide to the Agent additional cash collateral in an amount sufficient to eliminate such deficiency.
(c)Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under any of this Section 10.5 or Articles 3 or 9 or otherwise under any Loan Document in respect of Letters of Credit or Swing Line Advances shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, Swing Line Advances, obligations to fund participations therein (including, as to cash collateral provided by a Defaulting Bank, any interest accrued on such obligation) and other obligations for which the cash collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Cash collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Bank status of the applicable Bank (or, as appropriate, its assignee following compliance with Section 13.12)) or (ii) the Agent’s good faith determination that there exists excess cash collateral; provided, however, (x) that cash collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 10.5 may be otherwise applied in accordance with Section 10.2), and (y) the Person providing cash collateral in respect of Fronting Exposure and Issuing Bank or Swing Line Bank, as applicable, may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
10.6Certain Payments to the Non-Extending Banks. Each of the Extending Banks hereby acknowledges and agrees that, on the Non-Extended Maturity Date (i) the Revolving Credit (together with interest and fees applicable thereto) of each Non-Extending Bank shall become due and payable, (ii) the Revolving Credit Commitment Amount of each Non-Extending Bank shall terminate and (iii) to the extent provided in Section 3.6, the participating interests of each Non-Extending Bank in undrawn Letters of Credit and Swingline Loans shall terminate and be reallocated (as set forth therein). Furthermore, such repayments and terminations required to be made to the Non-Extending Banks on the Non-Extended Maturity Date shall not be subject to the pro rata sharing provisions of this Agreement (vis-à-vis) the Extending Banks, including without limitation Sections 10.1(a) and 10.3 hereof, unless the Revolving Credit Maturity Date for all of the Banks has occurred on or before such date. Upon the foregoing repayment to the Non-Extending Banks, the Agent shall distribute to the Extending Banks and the Company a revised Schedule 1.2 (giving effect to the new Percentages resulting therefrom and from any assignments relating thereto), and all outstanding Advances of the Revolving Credit (if any) shall be reallocated among the Extending Banks based on such new Percentages.
10.7Erroneous Payments.

(a)If the Agent determines (which determination shall be conclusive and binding, absent manifest error) that the Agent or any of its Affiliates has erroneously, mistakenly or inadvertently transmitted any funds to any Bank (whether or not such transmittal was known by such Bank) (any such funds, whether received as a payment, prepayment, or repayment of principal, interest, fees, distributions, or otherwise, individually and collectively, an “Erroneous Payment”) and the Agent subsequently demands the return of such Erroneous Payment (or any portion thereof), then such Bank shall promptly, but in no event later than two (2) Business Days after such demand, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such demand was made by the Agent, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such amount was received by such Bank to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
(b)To the extent permitted by applicable law, each Bank agrees not to assert any right or claim to any Erroneous Payment (or any portion thereof) and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment (or any portion thereof) (including, without limitation, any defense based on “discharge for value” or any similar doctrine).

(c)This Section 10.7 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.
(d)For purposes of this Section 10.7, the term “Bank” shall include each Issuing Bank.
11.YIELD PROTECTION; INCREASED COSTS; MARGIN ADJUSTMENTS; ~~[UNAVAILABILITY; SUCCESSOR RATE DETERMINATION.]~~BENCHMARK REPLACEMENT
11.1Reimbursement of Prepayment Costs. In the event of (a)  the payment of any principal of any Advance other than a Base Rate Advance other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Advance other than a Base Rate Advance other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Advance other than a Base Rate Advance on the date specified in any notice delivered pursuant hereto, or (d)  the assignment of any ~~[BSBY Rate]~~Term SOFR Advance or Quoted Rate Advance (other than a Base Rate Advance) other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 13.12) then, in any such event, the Company shall compensate each Bank for any funding or other loss, cost or expense attributable to such event, including any funding or other loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.
11.2    [Reserved].
11.3    ~~11.2~~ Inability to Determine Rates.~~[. ]~~Subject to Section ~~[11.3, below]~~11.10, if, on or prior to the first day of any Interest Period ~~[or other applicable tenor ]~~for any ~~[Advance, ]~~Term SOFR Advances:
(a)the Agent ~~[shall determine]~~determines (which determination shall be conclusive and binding absent manifest error) ~~[or, in the case of clause (b) below, the Majority Banks shall determine (which determinations shall be conclusive and binding absent manifest error) and notify Agent, that:]~~
~~(a)~~ that “Term SOFR” (~~[the Benchmark (]~~or any component thereof) cannot be determined pursuant to the definition thereof, or
~~(b)~~    the ~~[Benchmark for such Interest Period (the “Affected Tenor”)]~~Majority Banks determine that for any reason in connection with any request for a Term SOFR Advance or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Advance does not adequately and fairly reflect the cost to such Banks of funding or maintaining such Advance, ~~[or]~~
~~(c)~~ and the Majority Banks have provided notice of such determination to the Agent, then, in each case, ~~[the making or funding of any Advance that accrues interest at or by reference to the Benchmark has become impracticable or not administratively feasible,]~~
the Agent will promptly so notify the Company and each Bank.
Upon notice thereof by the Agent to the Company, (i) any obligation of the Banks to make Term SOFR Advances~~[ that accrue interest at or by reference to such Benchmark]~~, and any right of the Company to continue Term SOFR Advances~~[ that accrue interest at or by reference to such Benchmark]~~, or to convert Base Rate Advances to Term SOFR Advances~~[ that accrue interest at or by reference to such Benchmark]~~, shall be suspended (~~[in each case, ]~~to the extent of the affected Term SOFR Advances or ~~[Affected Tenors]~~affected Interest Periods) until the Agent (with respect to clause (b) of this Section ~~[11.2]~~11.3, at the instruction of the Majority Banks) revokes such notice, (ii) the Company may revoke any pending request for a borrowing of, conversion to or continuation of ~~[any]~~Term SOFR Advances ~~[that accrue interest at or by reference to such Benchmark ]~~(to the extent of the affected Term SOFR Advances or ~~[Affected Tenors]~~affected Interest Periods) or, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Advances in the amount specified therein and (iii) any outstanding affected Term SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Period. Upon any such conversion, the Company shall also pay accrued interest on the amount so converted. Subject to Section ~~[11.3]~~11.10, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~[the Benchmark]~~“Term SOFR” (or any component thereof) cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.
~~11.3 [BSBY Unavailability; Successor Rate Determination][.]~~
~~(a) [Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if:]~~
~~[(i)    adequate and reasonable means do not exist for ascertaining all Available Tenors of the BSBY Rate (or any component thereof, and including, without limitation, because the BSBY Screen Rate is not available or published on a current basis), and such circumstances are unlikely to be temporary, as determined by the Agent (which determination shall be conclusive and binding absent manifest error), or Majority Banks pursuant to, in the case of the Majority Banks, delivery of notice to the Agent with a copy to the Company that Majority Banks have so determined (which determination likewise shall be conclusive and binding absent manifest error); or]~~

~~[(ii)    the BSBY Administrator or a Governmental Authority having or purporting to have jurisdiction over the Agent or the BSBY Administrator with respect to its publication of BSBY, in each case acting in such capacity, has made a public statement (A) identifying a specific date after which all Available Tenors of the BSBY Rate shall or will no longer be representative or made available, or used or permitted to be used for determining the interest rate of Dollar-denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide such representative tenors of the BSBY Rate (or any component thereof) after the latest date on which all Available Tenors of the BSBY Rate (or any component thereof) are no longer representative or available permanently or indefinitely, or (B) that the BSBY Rate (or any component thereof) fails to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or]~~
~~[(iii)    all Available Tenors of BSBY are not newly published (e.g., are carried over) by the BSBY Administrator for five (5) consecutive Business Days and such failure is not the result of a temporary moratorium, embargo, or disruption declared by the BSBY Administrator or by the regulatory supervisor for the BSBY Administrator;]~~
~~[then, on a date and time determined by the Agent (any such date, a “Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the latest date determined under clause (ii), the BSBY Rate will be replaced hereunder and under any Loan Document with the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (such rate, and any subsequent successor rate so determined, the “Successor Rate”):]~~
~~[(x)    Term SOFR, plus the SOFR Adjustment; and]~~
~~[(y)     Daily Simple SOFR, plus the SOFR Adjustment.]~~
~~[In the event that the Successor Rate is Daily Simple SOFR (plus the SOFR Adjustment), all interest payments will be payable on a monthly basis.]~~
~~(b) [Notwithstanding anything to the contrary herein, (i) if the Agent determines that neither of the alternatives set forth in clauses (x) and (y) of Section 11.3(a) above is available on or prior to the Replacement Date or (ii) if events or circumstances comparable to those described in Section 11.3(a)(i) or Section 11.3(a)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Agent and the Company may amend this Agreement solely for purpose of replacing the BSBY Rate or any then current Successor Rate in accordance with this Section 11.3 with~~

~~another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmark rate and, in each case, including any mathematical or other adjustments to such benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmark rate, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Banks and the Company unless, prior to such time, Banks comprising the Majority Banks have delivered to the Agent written notice that such Majority Banks object to such amendment.]~~
~~[The Agent will promptly (in one or more notices) notify the Company and each Bank of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent. In connection with the implementation of any Successor Rate, the Agent will have the right, in its reasonable discretion, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Company and the Banks reasonably promptly after such amendment becomes effective.]~~
~~[Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than the Applicable Floor, the Successor Rate will be deemed to be the Applicable Floor for the purposes of this Agreement and the other Loan Documents.]~~
~~(c) [Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of this Section 11.3), (i) if the BSBY Rate or the then-current Successor Rate is a term rate (including Term SOFR) and either (A) any tenor for such benchmark rate is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion, or (B) the administrator of such benchmark rate or the regulatory supervisor for the administrator of such benchmark rate has provided a public statement or publication of information announcing that any tenor for such benchmark rate is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any benchmark rate settings at or after such time~~

~~to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a benchmark rate (including any Successor Rate), or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including any Successor Rate), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all benchmark rate settings at or after such time to reinstate such previously removed tenor.]~~
11.4    Illegality. If any Bank determines (which determination shall be conclusive and binding absent manifest error) that any applicable law has made it unlawful, or that any Governmental Authority has publicly asserted that (i) it is unlawful, (ii) it would create safety and soundness risks, or (iii) it would not be consistent with sound banking practices, in each case, for any Bank or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the ~~[BSBY]~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the ~~[BSBY]~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Bank to the Company (through the Agent), (a) any obligation of such Bank to make ~~[BSBY Rate]~~Term SOFR Advances, and any right of the Company to continue ~~[BSBY Rate]~~Term SOFR Advances or to convert Base Rate Advances to ~~[BSBY Rate]~~Term SOFR Advances, shall be suspended, (b) the interest rate on any such Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”, in each case until such Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist and (c) the Company shall, if necessary to avoid such illegality, upon demand from such Bank (with a copy to the Agent), prepay or convert such ~~[BSBY Rate]~~Term SOFR Advances to, at the ~~[Borrower’s]~~Company’s option, Base Rate Advances (subject to clause (b) of this Section 11.4) or to Advances that bear interest at the ~~[Successor Rate (which Successor Rate]~~Benchmark Replacement (which Benchmark Replacement shall be determined and implemented by the Agent in accordance with the provisions for unavailability set forth in Section ~~[11.3]~~11.10, as applicable), in each case, on the last day of the Interest Period therefor, if such affected Bank may lawfully continue to maintain such ~~[BSBY Rate]~~Term SOFR Advances to such day, or immediately, if such Bank may not lawfully continue to maintain such ~~[BSBY Rate]~~Term SOFR Advances to such day. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so converted.
11.5    Increased Costs. If any Change in Law shall:

(a)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirements (including any emergency, special, supplemental or other marginal reserve requirement), special deposit, compulsory loan, insurance charge or any similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank; or

(b)subject any Bank to any tax, duty or other charge with respect to any Advance (except for any withholding taxes which are covered by Section 11.10 hereof) or shall change the basis of taxation of payments to any of the Banks of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in any Excluded Taxes); or
(c)impose on any Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Bank;
and the result of any of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Bank, or to reduce the amount of any sum received or receivable by such Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Bank or other Recipient, the Company will pay to such Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
11.6    Capital Requirements. If any Bank determines that any Change in Law affecting such Bank or any lending office of such Bank or such Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Advances made by such Bank to a level below that which such Bank or such Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.
11.7    Certificates for Reimbursement. A certificate of a Bank setting forth the amount or amounts necessary (including the methodology for the calculation and the calculation thereof which shall be prepared in good faith and in reasonable detail by such Bank) to compensate such Bank or its holding company, as the case may be, as specified in Section 11.5 or 11.6 of this Section and delivered to the Company, shall be conclusive absent manifest error. The Company shall pay such Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.
11.8    Adjustments to the Applicable Fee Percentage for Revolving Credit Facility Fee. Adjustments to the Applicable Fee Percentages, based on Revolving Credit Outstandings as set forth on Schedule 1.1, shall be implemented on a quarterly basis based on the average daily amount of all outstanding Advances (including Swing Line Advances) and Letter of Credit Obligations for the period commencing on the first day of such quarter and ending on the last day of such quarter.
11.9    Delay in Requests. Failure or delay on the part of any Bank or the Issuing ~~[Lender]~~Bank to demand compensation pursuant to Sections 11.5, 11.6 or 3.4(c) shall not constitute a waiver of such Bank’s or the Issuing Bank’s right to demand such compensation, provided that the Company shall not be required to compensate a Bank or the Issuing Bank pursuant to Sections 11.5, 11.6 or 3.4(c), for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Bank or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Bank’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).
11.10    Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Detroit time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Majority Banks.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Company and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Company of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 11.10(d). Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 11.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.10.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any pending request for a Term SOFR Advance of, conversion to or continuation of Term SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for an advance of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
12.AGENT
12.1Appointment of Agent. Each Bank and the holder of each Note appoints and irrevocably authorizes Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys’ fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank’s Percentage, but excluding any such expenses resulting from Agent’s gross negligence or willful misconduct. Any such amounts so paid by the Banks shall constitute additional Indebtedness hereunder. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired or Agent shall elect to have such indemnity confirmed by the Banks (as to specific matters or otherwise), in each case as determined by Agent in its reasonable judgment, Agent shall give notice thereof to each Bank and, until such additional indemnity is provided or such existing indemnity is confirmed, Agent may cease to do the acts to be indemnified against until such additional indemnity is given or confirmed.
12.2Deposit Account with Agent. Company hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement or the Notes.
12.3Scope of Agent’s Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent); none of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own willful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, (c) the performance by Company or any of its Subsidiaries of its obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine (“Successor Agent”) and to have been sent by or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
12.4Successor Agents. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a Successor Agent (satisfactory to such Majority Banks, and provided no Event of Default under Section 9.1(a) or Section 9.1(j) has occurred and is continuing or any other Event of Default has occurred and has continued for ten (10) Business Days, with the consent of the Company, not to be unreasonably withheld or delayed), provided, however, that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or an Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and Agent shall deliver or cause to be delivered to any Successor Agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent’s resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks and, if applicable, the Company, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the retiring Agent hereunder until such appointment by the Majority Banks and, if applicable, the Company is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such Successor Agent, the resigning agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.
12.5Loans by Agent: Agent in its Individual Capacity. Agent shall have the same rights and powers with respect to the credit extended by it and the Notes held by it as any Bank and may exercise or refrain from exercising the same as though it were not Agent, and the term “Bank” and, when appropriate, “holder” shall include Agent in its individual capacity. Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory, investment, risk management or other business with the Company or any of its Subsidiaries as if it were not acting as the Agent hereunder, and may accept interest, fees and other consideration therefor without having to account for the same to the Banks.
12.6Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and the Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.
12.7Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company pursuant to the terms of this Agreement and shall promptly distribute to the Banks any reports received from the Company or any of its Subsidiaries under the terms hereof, or other material information or documents received by Agent, in its capacity as Agent, from the Company or its Subsidiaries.
12.8Agent’s Fees. Until the Indebtedness has been repaid and discharged in full, and no commitment to extend any credit hereunder is outstanding, the Company shall pay to Agent and discharge in full, agency and other fees set forth (or to be set forth from time to time) in the applicable Fee Letter, such fees to be payable on the terms set forth therein. The Agent’s fees described in this Section 12.8 shall not be refundable under any circumstances.
12.9Nature of Agency. The appointment of Agent as agent is for the convenience of Banks and Company in making Advances of the Revolving Credit or any other Indebtedness of Company hereunder, and collecting fees and principal and interest on the Indebtedness. No Bank is purchasing any Indebtedness from Agent and this Agreement is not intended to be a purchase or participation agreement.
12.10Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement (including, without limitation, any required approval or direction of the Majority Banks or the Banks, as applicable, to be obtained by or given to the Agent hereunder), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any of its Subsidiaries or its creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.
12.11Indemnification. The Banks agree (which agreement shall survive the expiration or termination of this Agreement) to indemnify the Agent and its Affiliates (to the extent not reimbursed by the Company but without limiting any obligations of Company to make such reimbursement) ratably according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever (including without limitation, reasonable fees and out-of-pocket expenses of outside counsel) which may be imposed on, incurred by, or asserted against the Agent or its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated thereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of outside counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates are not reimbursed for such expenses by Company but without limiting the obligation of Company to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates are subsequently reimbursed by Company for such amounts, they shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall become impaired as determined, in the Agent’s reasonable judgment or Agent shall elect on its sole discretion to have such indemnity confirmed by the Banks (as to specific matters or otherwise). Agent shall give notice thereof to each Bank and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Banks hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.
12.12Knowledge of Default. It is expressly understood and agreed that the Agent (whether in its capacity as Issuing Bank, Swing Line Bank or otherwise) shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received written notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Default or Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by Company hereunder.
12.13Agent’s Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action, on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote of the requisite percentage of the Banks as required hereunder at a meeting (which may be held by telephone conference call) provided that Agent exercises good faith, diligent efforts to give all of the Banks reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.
12.14Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.
12.15Lead Arranger; Documentation Agent, Co-Agent or other Titles. Any Bank identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Lead Arranger, Documentation Agent, Syndication Agent, Co-Agent or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to the Banks as such; provided, however, that such identified Banks shall be entitled to the benefits afforded to Agent under Sections 12.5, 12.6 and 12.11 hereof. Without limiting the foregoing, the Banks so identified shall not have or be deemed to have any fiduciary relationship with any Bank as a result of such title. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
12.16Collateral Matters. (a) The Collateral Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks (but subject to the Intercreditor Agreement), from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents; and (b) the Banks irrevocably authorize the Collateral Agent, at its option and in its discretion (but subject to the Intercreditor Agreement), (1) to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan

Document; (ii) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement not otherwise prohibited hereunder; (iii) constituting property in which Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; or (iv) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in Section 13.11, (2) to subordinate the Lien granted to or held by Collateral Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 8.6(b) hereof, and (3) if all of the Equity Interests held by the Company and its Subsidiaries in any Person are sold or transferred to any transferee other than Company or a subsidiary of Company as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including without limitation under any Guaranty) and to release all Liens on the assets and properties of the Person whose Equity Interests are so sold securing all or any portion of the Indebtedness, and, in each case, to execute and deliver to the Company and its Subsidiaries such documents as may be necessary to evidence any such release. Upon request by the Collateral Agent at any time, the Banks will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.16(b).
12.17No Reliance on Agent’s Customer Identification Program.

(a)Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Company or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.
(b)    Each Bank or assignee or participant of a Bank that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (x) within 10 days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act.

12.18Indebtedness in respect of Hedging Agreements and Banking Product Obligations. Except as otherwise expressly set forth herein, no Bank that obtains the benefits of the provisions of Section 10.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a lender of Advances and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 12 to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Indebtedness arising under Hedging Agreements or Banking Product Obligations unless the Agent has received written notice of such Indebtedness, together with such supporting documentation as the Agent may request, from the applicable Bank. Furthermore, pursuant to the Tenth Amendment to the Agreement dated as of May 3, 2023, the Agent has acknowledged that the obligations of the Company to the RTP Provider under the RTP Program Documents constitute Banking Product Obligations and Indebtedness under the Agreement.
12.19Banks’ Representations and Certain Other Obligations.

(a)Each Bank as of the Effective Date represents and warrants as of the Effective Date to the Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of Company or any of its Subsidiaries, that such Bank is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for the purposes of ERISA or the Code, or (iv) a “governmental plan” within the meaning of ERISA. For the avoidance of doubt, a Bank may act as a service provider to or with respect to an ERISA plan and/or a plan or account subject to Section 4975 of the Code; provided, however, that such Bank shall not exercise any discretion or authority to utilize the assets of such plans or accounts to fund any loans or other credit extended hereunder.
(b)Each Bank (which includes, for purposes of this clause (b), the Issuing Bank) represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Bank agrees not to assert a claim in contravention of the foregoing.
(c)Each Bank (which includes, for purposes of this clause (c), the Issuing Bank) represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
(d)Each Bank severally agrees to ~~[pay to]~~reimburse the Agent and its Affiliates for payment of any amounts to third parties (including without limitation any Governmental Authority) in connection with any and all direct and actual losses or damages ~~[claimed]~~suffered by Agent and its Affiliates~~[ by third parties]~~, and all reasonable~~[, out-of-pocket]~~ and documented-out-of-pocket costs and expenses~~[ suffered or]~~, incurred by ~~[the ]~~Agent and its Affiliates~~[,]~~ and paid to third parties in each case as a direct result of such Bank’s failure to obtain, maintain and/or hold any license required in connection with the use of ~~[BSBY]~~SOFR (collectively, “Damages”); provided, however, that (i) Agent and such Affiliates shall not assert, and hereby waive, any claim against such Bank for Damages, arising on any theory of liability, for special, indirect, consequential or punitive damages~~[.]~~, and (ii) no Bank shall be liable for any portion of such Damages to the extent resulting from the Agent’s or any Affiliate’s gross negligence or willful misconduct or from such Agent’s or such Affiliate’s failure to obtain, maintain and/or hold any license required in connection with the use of SOFR.
13.MISCELLANEOUS
13.1Accounting Principles; Divisions.

(a)Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP. Notwithstanding anything herein to the contrary, in the event that any Accounting Changes (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of the financial covenants contained herein or in the construction of any terms of an accounting or financial nature in this Agreement, then (except to the extent such changes have already been addressed prior to or concurrently with the Fifth Amendment Effective Date) the Company and the Agent agree to enter into negotiations in order to attempt amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition shall be the same or substantially similar after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Agent and the Majority Banks, all financial covenants and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.
(b)For all purposes under the Loan Documents, in connection with any Division, (a) if any asset, right, obligation or liability of any Dividing Person becomes the asset, right, obligation or liability of a Division Successor, then it shall be deemed to have been transferred from the Dividing Person to the Division Successor, and (b) any Division Successor shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
13.2Consent to Jurisdiction. Company, Agent and each Bank, hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and the Company, Agent and Banks hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Company, Agent and each Bank irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process at its address specified on Schedule 13.6 hereto or by certified mail directed to such address or such other address as may be designated by it in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of Company, the Banks and the Agent to serve process in any other manner permitted by law or limit the right of Company, the Banks or the Agent (or any of them) to bring any such action or proceeding in the courts of any other jurisdiction. The Company, Agent and each Bank hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.
13.3Law of Michigan. This Agreement, the Notes and, except where otherwise expressly specified therein to be governed by local law, the other Loan Documents, shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
13.4Interest. In the event the obligation of the Company to pay interest on the principal balance of the Notes or on any other amounts outstanding hereunder or under the other Loan Documents is or becomes in excess of the maximum interest rate which the Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank’s Percentage of the Revolving Credit, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.
13.5Closing Costs and Other Costs; Indemnification. To the extent not restricted by any applicable law, Company shall pay or reimburse (a) Agent and its Affiliates for payment of, within five (5) Business Days after demand, all reasonable costs and out-of-pocket expenses (other than Excluded Taxes), including, by way of description and not limitation, reasonable in-house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent and its Affiliates in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto) or any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment or modification thereof requested by Company, and (b) Agent and its Affiliates and each of the Banks, as the case may be, for all stamp and other documentary and similar taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby (other than any Excluded Taxes), and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties; provided, in the case of both (a) and (b), that the Company shall only be required to indemnify Agent and its Affiliates and each of the Banks for the reasonable legal fees and out-of-pocket expenses of one primary counsel to all such indemnified persons and, to the extent reasonably determined by Collateral Agent to be necessary, one local counsel in each applicable jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel (plus one local counsel in each applicable jurisdiction if reasonably necessary) per affected party. Furthermore, all reasonable costs and out-of-pocket expenses, including without limitation attorney fees (subject to the proviso below), incurred by Agent and its Affiliates and, after the occurrence and during the continuance of an Event of Default, by the Banks in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks’ rights against Company and of its Subsidiaries, or otherwise incurred by Agent and its Affiliates and the Banks in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise, but excluding any Excluded Taxes), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent, its Affiliates, or any Bank which would not have been asserted were it not for Agent’s or such Affiliate’s or Bank’s relationship with Company hereunder or otherwise, shall also be paid by Company; provided, however, that (i) the Company shall only be required to indemnify the Indemnitees for the reasonable legal fees and out-of-pocket expenses of one primary counsel to the Indemnitees and, to the extent reasonably determined by the Agent to be necessary, one local counsel in each applicable jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel (plus one local counsel in each applicable jurisdiction if reasonably necessary) per affected party and (ii) Company shall not be required to indemnify any Indemnitee to the extent of any liability arising out of (v) the gross negligence, bad faith or willful misconduct of any party seeking to be indemnified under this Section 13.5, (w) a material breach by an Indemnitee of its express and material contractual obligations under this Agreement or the Loan Documents, (x) a wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, (y) disputes between and among the Indemnitees and/or their Affiliates, employees or agents (other than disputes involving the Agent in its capacity as such) other than any dispute related to any act or omission by the Company or any of its Subsidiaries or (z) disputes between and among the Indemnitees and/or their Affiliates, employees or agents on the one hand and the Company on the other hand; provided, solely in the case of a liability as described under clause (w) above, that (i) the Company or the relevant Account Party has obtained a final and non-appealable judgment of a court of competent jurisdiction in favor of the Company or the relevant Account Party in respect of such claim of breach, or (ii) the Company by non-appealable judgment is the prevailing party. All of said amounts required to be paid by Company, hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Base Rate, plus two percent (2%).
13.6Notices.

(a)Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Schedule 13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6 or posted to an E-System in compliance with the terms set forth below. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Agent or any Bank to the Company shall be deemed to be a notice to the Company and each of its Subsidiaries.
(b)Notices and other communications provided to the Agent and the Banks party hereto under this Agreement or any other Loan Document may be delivered or furnished (i) by email or via any E-System (in each case, either pursuant to the procedures set forth in the next sentence or as otherwise approved by the Agent), or (ii) by any other electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefor.

13.7Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action, as may be required to carry out the intent and purpose of this Agreement, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed. Company further agrees to provide or cause to be provided to the Agent or any Bank such documentation or information as requested by the Agent or any Bank from time to time, including, without limitation, information to satisfy the Banks’ requirements under “Know Your Customer” or “Customer Identification” provisions under federal laws relating to anti-money laundering or terrorism including, without limitation, under the Patriot Act and regulations issued pursuant thereto, as well as acts administered by the Office of Foreign Assets Control.
13.8Successors and Assigns; Assignments and Participations.

(a)This Agreement shall be binding upon and shall inure to the benefit of the Company and the Banks and their respective successors and assigns.
(b)The foregoing shall not authorize any assignment by Company of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Banks.
(c)No Bank may at any time assign or grant participations in such Bank’s rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section or (iii) by way of a pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any Bank shall be deemed to be null and void).
(d)Each assignment by a Bank of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:
(i)each such assignment shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent and, provided no Event of Default under Section 9.1(a) or Section 9.1(j) has occurred and is continuing or any other Event of Default has occurred and has continued for ten (10) days, Company shall agree and (y) the entire remaining amount of assigning Bank’s aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Bank’s aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000; and
(ii)the parties to any assignment shall execute and deliver to Agent an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit G (with appropriate insertions acceptable to Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement.
Until the Assignment Agreement becomes effective in accordance with its terms, and Agent has confirmed that the assignment satisfies the requirements of this Section 13.8, the Company and the Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned. From and after the effective date of each Assignment Agreement that satisfies the requirements of this Section 13.8, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have (to the extent of the assigned interest) the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Bank shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (to the extent of the assigned interest).
Upon request, Company shall execute and deliver to the Agent, new Note(s) payable to the order of the assignee in an amount of the Revolving Commitment equal to the amount assigned to the assigning Bank pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount of the Revolving Commitment retained by such Bank hereunder. The Agent, the Banks and the Company acknowledges and agrees that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning Bank prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company, and each of the Banks a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.
(e)The Company and the Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Bank’s rights and obligations hereunder and under the other Loan Documents to any Person (other than a natural person or to Company or any of Company’s Affiliates or Subsidiaries); provided that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Administrative Agent, and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:
(i)such Bank shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

(ii)a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and
(iii)such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and its Subsidiaries relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Bank), except for those matters requiring the consent of each of the Banks under Section 13.11 (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank and the Company, its Subsidiaries, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank’s rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Bank hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Bank or any of the Company and its Subsidiaries and all amounts payable by the Company and its Subsidiaries hereunder shall be determined as if such Bank had not sold such participation; provided, however that the participant may have rights against such Bank in respect of such participation as may be set forth in the applicable participation agreement. Each such participant shall be entitled to the benefits of Article 11 of this Agreement to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 11 than the Bank selling such participation would have been entitled to receive in respect of the amount of the participation transferred by such issuing Bank to such participant had no such transfer occurred and each such participant shall also be entitled to the benefits of Section 9.7 hereof as though it were a Bank, provided that such participant agrees to be subject to Section 10.3 hereof as though it were a Bank; and provided, further that any participant must exercise its rights through the Bank selling such participation, and may not proceed directly against the Company or any of its Subsidiaries; and
(iv)each participant shall provide the relevant tax form required under Section 13.15.
(f)Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledge or assignee for such Bank as a party hereto.

(g)The Agent shall (acting as non fiduciary agent for the Company, solely for purposes of this Section 13.8) maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Banks, the Percentages of such Banks and the principal amount of each type of Advance owing to each such Bank from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Company, the Agent, and the Banks shall treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank (but only with respect to any entry relating to such Bank’s Percentages and the principal amounts owing to such Bank) upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in such entry.
(h)Each Bank that sells a participation shall (acting as non-fiduciary agent for the Company, solely for purposes of this Section 13.8) maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in each type of Advance or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(i)Company authorizes each Bank to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Bank’s possession concerning the Company and its Subsidiaries which has been delivered to such Bank pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 13.13 hereof or shall otherwise agree to be bound by the terms thereof.
(j)Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.
13.9Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.
13.10Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.
13.11Amendment and Waiver.

(a)Subject to ~~[Section]~~Sections 11.10 and 13.11(c)(ii) below and except as otherwise expressly provided in Sections 2.16 and 2.17, no amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or signed by the Agent at the direction of the Majority Banks), or, if this Agreement expressly so requires with respect to the subject matter hereof, by all Banks (and with respect to any amendments to this Agreement or the other Loan Documents, by the Company or any Guarantors that are party thereto) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall (1) (a) increase the Percentage or the stated commitment amounts applicable to any Bank unless approved, in writing, by such Bank, (b) reduce the principal of, or interest on, the Indebtedness or any Fees or other amounts payable hereunder owed to any Bank without the written consent of such Bank (provided that no amendment, waiver or consent entered into pursuant to ~~[Section]~~Sections 11.10 and 13.11(c)(ii) below shall constitute a reduction of the amount or rate of interest for purposes of this clause (b)), (c) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees owed to any Bank or other amounts payable hereunder to any Bank unless approved, in writing by such Bank or (d) waive any Event of Default specified in Section 9.1(a) or (b) hereof with respect to payment of any amount due and owing to any Bank unless approved in writing by such Bank, or (2) unless in writing and signed by all the Banks (or signed by Agent at the direction of all of the Banks), (a) increase the Revolving Credit Aggregate Commitment, except in accordance with Section 2.17 hereof, (b) except as expressly permitted hereunder, under the Collateral Documents or the Intercreditor Agreement, release all or substantially all of the Collateral (provided that neither Agent nor any Bank shall be prohibited thereby from proposing or participation in a consensual or non-consensual debtor-in-possession or similar financing), or release any material Guaranty provided by any Person in favor of Agent and Banks; provided, however, Agent shall be entitled, without notice to or any further action or consent of the Banks, to release any Collateral which Company or any of its Subsidiaries is permitted to sell, assign or otherwise transfer in compliance with this Agreement or any of the other Loan Documents or release any Guaranty to the extent expressly permitted in this Agreement or any of the other Loan Documents (whether in connection with the sale, transfer or other disposition of the applicable Guarantor or otherwise), (c) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any other Loan Document, (d) change the aggregate unpaid principal amount of the Indebtedness which shall be required for the Banks or any of them to take any action under this Agreement or any other Loan Document, (e) change this Section 13.11, (f) change the definition of “Majority Banks” (except pursuant to Section 2.16 hereof), “Percentage” or “Borrowing Base Limitation,” (g) modify Sections 10.2 or 10.3 hereof or any other provision hereof or any other Loan Document in a manner that would have the effect of altering the pro rata sharing of payments or the order of application of payments or other pro rata treatment of the Banks’ rights and obligations, as applicable hereunder, in each case, otherwise required hereunder or thereunder, or (h) (I) contractually subordinate in right of payment any Indebtedness (including any guaranty thereof) to any other Debt (whether under this Agreement or otherwise); or (II) contractually subordinate the Agent’s Lien (on behalf of the holders of the Indebtedness) on all or substantially all or any material portion of the Collateral granted under the Loan Documents to any other Lien, unless each adversely affected Bank has received a bona fide written offer (disclosing all material terms) to fund or otherwise provide its pro rata portion (based on the amount of the Indebtedness adversely affected thereby held by each such Bank) of such senior Lien financing, on substantially the same terms (including, without limitation, interest and fees, other than any reasonable and customary arrangement or similar fees or third party expense reimbursements) as offered to the other providers of such senior Lien financing; provided that, notwithstanding subclauses (I) and (II) of this clause (h), neither the Agent nor any Bank shall be prohibited from proposing or participating in a consensual or nonconsensual debtor-in-possession or similar financing in a bankruptcy or insolvency proceeding if an opportunity to participate in such financing is offered to each of the Banks, and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent may affect the rights or duties of the Agent under this Agreement or any other Loan Document, whether in its capacity as Agent, Issuing Bank or Swing Line Bank. All references in this Agreement to “Banks” or “the Banks” shall refer to all Banks, unless expressly stated to refer to Majority Banks.
(b)Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove of any amendment, consent, waiver or any other modification to any Loan Document (and all amendments, consents, waivers and other modifications may be effected without the consent of the Defaulting Banks), except that the foregoing shall not permit, in each case without such Defaulting Bank’s consent, (i) an increase in such Defaulting Bank’s stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Indebtedness owing to such Defaulting Bank (unless all other Banks affected thereby are treated similarly), (iii) the extension of the final maturity date(s) of such Defaulting Banks’ portion of any of the Indebtedness or the extension of any commitment to extend credit of such Defaulting Bank, or (iv) any other modification which requires the consent of all Banks or the Bank(s) affected thereby which affects such Defaulting Bank more adversely than the other affected Banks (other than a modification which results in a reduction of such Defaulting Bank’s Percentage of any Commitments or repayment of any amounts owing to such Defaulting Bank on a non pro-rata basis).
(c)Notwithstanding anything to the contrary herein, (i) the Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency; provided that (x) prior written notice of proposed cure shall be given to the Banks and (y) the

Majority Banks do not object to such cure in writing to the Agent within five Business Days of such notice and (ii) the Agent may, in its reasonable discretion, determine a ~~[Successor Rate]~~Benchmark Replacement and the Agent may make Conforming Changes, in each case, in accordance with Section ~~[11.3]~~11.10; and in connection with the use or administration of ~~[BSBY]~~Term SOFR, the Agent will have the right, in its reasonable discretion, to make Conforming Changes from time to time, and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (provided that the Agent will promptly notify the Company and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of ~~[BSBY]~~Term SOFR).
13.12Taxes and Fees. Should Other Taxes, recording or filing fees become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.
13.13Confidentiality. Each of the Agent, the Banks, the Swing Line Bank and the Issuing Bank agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (provided that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to or will otherwise be bound to keep such Information confidential); (b) to the extent required by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this agreement or any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Indebtedness, as aforesaid, which has signed a confidentiality agreement consistent with the terms of this Section 13.13 hereof; (g) on a confidential basis to (i) any rating agency in connection with rating the Company or any of its Subsidiaries or the credit facilities hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder; (h) with the consent of the Company or (i) to the extent such Information as has become generally available to the public (other than as a result of a breach of this Section or other disclosure by or through Agent, any Bank, Swing Line Bank, Issuing Bank or their respective Related Parties) or has been lawfully obtained by Agent or such Bank on a nonconfidential basis from any third party under no duty of confidentiality to the Company known to Agent or such Bank after reasonable inquiry. Agent shall exercise good faith and make diligent efforts to provide the Company with prompt written notice of any disclosure pursuant to this Section 13.13 except where prohibited by law. In addition, Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent or any Bank in connection with the administration of this Agreement, and the other Loan

Documents, to the extent such information is routinely provided to such market data collectors and similar service providers.
For purposes of this Section, “Information” means any information furnished by or on behalf of the Company or any of its Subsidiaries with respect to the Company, any of its Subsidiaries or any of their respective businesses, other than information which was publicly available to Agent or such Bank prior to disclosure by the Company or any of its Subsidiaries.
13.14Substitution or Removal of Banks.
(a)With respect to any Bank (i) whose obligation to make ~~[BSBY Rate]~~Term SOFR Advances has been suspended pursuant to Section 11.3 or 11.4, (ii) that has demanded compensation under Sections 3.4(b), 11.5 or 11.7 or to which additional amounts shall be payable pursuant to Sections 10.1(d) or 13.15(a) (provided, however, that following any assignment under this Section 13.14(a) resulting therefrom, such assignment will result in a reduction in such compensation or payments with respect to the assigned interest thereafter), (iii) that has become a Defaulting Bank, (iv) that has failed to consent to a requested amendment, waiver or modification to any Loan Document as to which the Majority Banks have already consented or (v) that has become a Non-Extending Bank under Section 2.16 hereof (in each case, an “Affected Bank”), then the Agent or the Company may, at the Company’s sole expense, require the Affected Bank to sell and assign all or, in the case of clause (v) above, any portion, of its interests, rights and obligations under this Agreement, including, without limitation, its Commitments, to an assignee, which may be one or more of the Banks; provided that in the case of clause (v) above, such assignee, whether or not an existing Bank, shall be an Extending Bank for all purposes (such assignee shall be referred to herein as the “Purchasing Bank” or “Purchasing Banks”) within two (2) Business Days after receiving notice from the Company requiring it to do so, for an aggregate price equal to the sum of the portion (or, if applicable in the case of clause (v) above, the applicable portion so assigned) of all Advances made by it, interest and fees accrued for its account through but excluding the date of such payment, and all other amounts payable to it hereunder, from the Purchasing Bank(s) (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts, including without limitation, if demanded by the Affected Bank, the amount of any compensation that due to the Affected Bank under Sections 3.4(b), 11.1, 11.5 and 11.7 to but excluding said date), payable (in immediately available funds) in cash. The Affected Bank, as assignor, such Purchasing Bank, as assignee, the Company and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment of the Affected Bank, provided, however, that if the Affected Bank does not execute such Assignment Agreement within (2) Business Days of receipt thereof, the Agent may execute the Assignment Agreement as the Affected Bank’s attorney-in-fact. Each of the Banks hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Bank or in its own name to execute and deliver the

Assignment Agreement while such Bank is an Affected Bank hereunder (such power of attorney to be deemed coupled with an interest and irrevocable). In connection with any assignment pursuant to this Section 13.14, the Company or the Purchasing Bank shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.
(b)If any Bank is an Affected Bank of the type described in Section 13.12(a)(iii) and (iv) (any such Bank, a “Non-Compliant Bank”), the Company may, with the prior written consent of the Agent, and notwithstanding Section 10.3 of this Agreement or any other provisions requiring pro rata payments to the Banks, elect to reduce any Commitments by an amount equal to the Non-Compliant Bank’s Percentage of the Commitment of such Defaulting Bank and repay such Non-Compliant Bank an amount equal the principal amount of all Advances owing to it, all interest and fees accrued for its account through but excluding the date of such repayment, and all other amounts payable to it hereunder (including without limitation, if demanded by the Non-Compliant Bank, the amount of any compensation that due to the Non-Compliant Bank under Sections 3.4(b), 11.1, 11.5 and 11.7 to but excluding said date), payable (in immediately available funds) in cash, so long as, after giving effect to the termination of Commitments and the repayments described in this clause (b), any Fronting Exposure of such Non-Compliant Bank shall be reallocated among the Banks that are not Non-Compliant Banks in accordance with their respective Revolving Credit Percentages, but only to the extent that the sum of the aggregate principal amount of all Advances of the Revolving Credit made by each such Bank, plus such Bank’s Percentage of the aggregate outstanding principal amount of Swing Line Advances and Letter of Credit Obligations prior to giving effect to such reallocation plus such Bank’s Percentage of the Fronting Exposure to be reallocated does not exceed such Bank’s Percentage of the Revolving Credit Aggregate Commitment, and with respect to any portion of the Fronting Exposure that may not be reallocated, the Company shall deliver to the Agent, for the benefit of the Issuing Bank and/or Swing Line Bank, as applicable, cash collateral or other security satisfactory to the Agent, with respect any such remaining Fronting Exposure.
13.15Withholding Taxes.

(a)If any Bank is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, such Bank shall promptly (but in any event prior to the initial payment of interest hereunder or prior to its accepting any assignment under Section 13.8 hereof, as applicable, or as reasonably requested by the Company or the Agent) deliver to the Agent and the Company two executed copies of (i) Internal Revenue Service Form W-8BEN, Form W-8BEN-E or any successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Bank’s domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form W-8ECI or any successor form evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent and the Company that such Bank is exempt from United States income tax withholding with respect to such income; provided, however, that such Bank shall not be required to deliver to Agent and the Company the aforesaid forms or other evidence with respect to Advances to the Company, if such Bank has assigned its entire interest hereunder (including its Revolving Credit Commitment Amount, any outstanding Advances hereunder and participations in Letters of Credit issued hereunder and any Notes issued to it by the Company), Swing Line and any Notes issued to it by the Company, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent and the Company and such assignee has properly complied with Section 13.15(b) hereof. Promptly upon notice from the Agent or the Company of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld (other than withholding in respect of Excluded Taxes) from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request of the Company, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company with such forms, certificates or other documents as may be reasonably necessary to allow the Company to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate).
(b)Any Bank (or assignee or participant permitted under Section 13.8) that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall promptly (but in any event prior to the initial payment of interest hereunder or prior to its accepting any assignment under Section 13.8 hereof, as applicable or as reasonably requested by the Agent or the Company) deliver to the Agent and the Company two properly completed and duly executed copies of Internal Revenue Service Form W-9, any subsequent versions thereof or successors thereto, or such other documentation or information prescribed by applicable law or reasonably requested by the Agent or the Company as will enable the Agent or the Company, as the case may be, to determine whether or not such Bank is subject to backup withholding or information reporting requirements.
(c)If any payment made to a Bank under any Loan Document would be subject to United States withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Internal Revenue Code Section 1471(b) or 1472(b), as applicable) the Bank shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by law (including as prescribed by Internal Revenue Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Company or Agent to comply with their obligations under FATCA and to determine that such Bank has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 13.15(c), the term "FATCA" shall include any amendments to FATCA after the Effective Date.
(d)Each Bank agrees that if any form or certification it previously delivered under this Section13.15 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification promptly or notify the Company and the Agent in writing of its legal inability to do so.
13.16Effective Upon Execution. This Agreement shall become effective upon the later of the Effective Date and the execution hereof by Banks, Agent and the Company, and the issuance by the Company of the Revolving Credit Notes and the Swing Line Notes hereunder, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder remains outstanding.
13.17Severability. In case any one or more of the obligations of the Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.
13.18Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.
13.19Construction of Certain Provisions. If any provision of this Agreement or any of the other Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.
13.20Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.
13.21Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the other Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the other Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank’s behalf, and any indemnities of the Company contained in this Agreement or in any of the other Loan Documents, including but not limited to Sections 7.14, 11.1, 11.5, 11.7, 13.5 and 13.12 and of Banks set forth in Sections 12.1, 12.11, 12.12 and 13.13 hereof shall, notwithstanding anything to the contrary contained in this Agreement, survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.
13.22Complete Agreement; Amendment and Restatement; Contracts. This Agreement, the Notes, any Requests for Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, which Prior Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.
13.23USA Patriot Act Notice; Beneficial Ownership Certification. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Banks hereby notify the Company and its Subsidiaries that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with Agent or any Bank, the Agent or the applicable Bank will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Bank to comply with the USA Patriot Act. The Company shall also deliver, from time to time at the reasonable request of the Agent or any Bank, a completed Beneficial Ownership Certification to the extent required by the Beneficial Ownership Regulation, together with any other information required under such regulation.
13.24Electronic Transmissions.

(a)Each of the Agent, the Company and its Subsidiaries, the Banks, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Company and its Subsidiaries hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(b)All uses of an E-System shall be governed by and subject to, in addition to Section 13.6 and this Section 13.24, any separate terms and conditions posted or referenced in such E-System and any related contractual obligations executed by the Agent, the Company and its Subsidiaries and the Banks in connection with the use of such E-System.
(c)All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates in connection with any E Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Company and its Subsidiaries, and the Banks agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. The Agent and the Banks agree that the Company shall have no responsibility for maintaining or providing any equipment software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
13.25WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR THE COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
13.26Advertisements. The Agent and the Banks may disclose the names of the Company and its Subsidiaries and the existence of the Indebtedness in general advertisements and trade publications.
13.27Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
13.28Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Michigan and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 13.28, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).